As filed with the Securities and Exchange Commission on February 14, 2023

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MCNB HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	2833	86-2629319
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

62

8268 Clairemont Mesa Blvd #302,

San Diego, CA 92111

 (760) 930-1949

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Katarina Maloney

Chief Executive Officer

MCNB Holding Corporation

8268 Clairemont Mesa Blvd #302,

San Diego, CA 92111

(760) 930-1949

(Name, address, and telephone number of agent for service)

With copies to:

William Hart

Hart & Hart LLC

1624 N Washington St

Denver, CO 80203

(303) 520-5957

Approximate date of proposed sale to public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box, and list the Securities Act registration statement number of the earlier registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.00001, by Selling Stockholders	60,211,450	$0.50	$30,105,725	$0.00

(1)

Represents outstanding shares of common stock offered for resale by certain selling stockholders listed herein. In the event of stock splits, stock dividends or similar transactions involving the common stock, the number of common shares registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended.

(2)	Calculated pursuant to Rule 457(a) based on the Amount of Securities to be Registered multiplied by the Proposed Maximum Offering Price per Unit.

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The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

February 14, 2023

MCNB HOLDING CORPORATION

60,211,450 Shares

Common Stock

MCNB Holding Corporation is registering 60,211,450 shares (each, a “Share”) of common stock, par value $0.00001 per share. No public market currently exists for our common stock.

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We intend to apply to list our shares of common stock for trading on the Over-The-Counter (“OTC”) Capital Market, subject to official notice of issuance, under the symbols “MCNB.” Completion of this offering is contingent on the approval of our listing application for trading on the OTC Market.

We are an emerging growth company under the Jumpstart our Business Startups Act of 2012, or JOBS Act, and, as such, may elect to comply with certain reduced public company reporting requirements for future filings. Investing in our securities involves a high degree of risk. See “Risk Factors” below.

Persons effecting transactions in the shares should confirm the registration of these securities under the securities laws of the states in which transactions occur or the existence of applicable exemptions from such registration.

THE SHARES BEING OFFERED ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. THEY SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” BEGINNING ON PAGE 5 OF THIS PROSPECTUS FOR A DISCUSSION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information from that contained in this prospectus or in any free writing prospectus that we may authorize. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus.

 The date of this prospectus is February 14, 2023

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No dealer, salesperson or other individual has been authorized to give any information or to make any representation other than those contained in this prospectus in connection with the offer made by this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs or that information contained herein is correct as of any time subsequent to the date hereof.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves, and observe any restrictions relating to the offering of the shares of our common stock and the distribution of this prospectus outside the United States.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus includes “forward-looking statements” within the meaning of the federal securities laws that involve risks and uncertainties. Forward-looking statements include statements we make concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. Some forward-looking statements appear under the headings “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” When used in this prospectus, the words “estimates,” “expects,” “anticipates,” “projects,” “forecasts,” “plans,” “intends,” “believes,” “foresees,” “seeks,” “likely,” “may,” “might,” “will,” “should,” “goal,” “target” or “intends” and variations of these words or similar expressions (or the negative versions of any such words) are intended to identify forward-looking statements. All forward-looking statements are based upon information available to us on the date of this prospectus.

We have based these forward-looking statements on our current expectations and projections about future events. However, these forward-looking statements are subject to risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things, the matters discussed in this prospectus in the sections captioned “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” Some of the factors that we believe could affect our results include:

•	limitations on our ability to continue operations and implement our business plan;

•	the timing of and our ability to obtain financing on acceptable terms;

•	the effects of changing economic conditions;

•	the loss of members of the management team or other key personnel;

•	competition from larger, more established companies with greater economic resources than we have;

•	costs and other effects of legal and administrative proceedings, settlements, investigations, and claims, which may not be covered by insurance;

•	the impact of additional legal and regulatory interpretations and rulemaking and our success in taking action to mitigate such impacts;

•	control by our principal equity holders;

•	the other factors set forth herein, including those set forth under “Risk Factors.”

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There are likely other factors that could cause our actual results to differ materially from the results referred to in the forward-looking statements. All forward-looking statements attributable to us in this prospectus apply only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events, except as required by law. All later written and oral forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. You are advised to consult any further disclosures we make on related subjects in the reports we file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act.

We caution you not to place undue reliance on our forward-looking statements. You should carefully read this entire prospectus and the documents incorporated by reference into this prospectus, particularly the section entitled “Risk Factors.”

INDUSTRY AND MARKET DATA

We are responsible for the disclosure in this prospectus. However, this prospectus includes industry data that we obtained from internal surveys, market research, publicly available information, and industry publications. The market research, publicly available information, and industry publications that we use generally state that the information contained therein has been obtained from sources believed to be reliable. The information therein represents the most recently available data from the relevant sources and publications, and we believe remains reliable. We did not fund and are not otherwise affiliated with any of the sources cited in this prospectus. Forward-looking information obtained from these sources is subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this prospectus.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our common stock. You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this prospectus, unless the context otherwise requires, references to "we," "us," "our,” “Company,” or "MCNB" refer to MCNB Holding Corporation. and its consolidated subsidiaries.

The Company

The Company was incorporated in the State of Nevada on December 3, 2020 under the name MCNB Holding Corporation. The Company originally began operations with the inception of Mathco Health Corporation on September 10, 2015. Mathco Health Corporation, a Delaware corporation, was engaged in the business of wholesale and retail CBD distribution and production. On December 31, 2019, Mathco Health Corporation entered into an asset purchase agreement with MCNB USA, a Delaware corporation, a company incorporated on November 14, 2019. Pursuant to an asset purchase agreement, MCNB USA purchased all of Mathco’s rights and assets in exchange for 702 shares of MCNB USA.

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MCNB Holding Corporation was formed to acquire the assets of MCNB USA and expand into the psilocybin market. MCNB USA, with 940 common shares outstanding, was acquired by MCNB Holding Corporation via reverse triangular merger on July 21, 2022. In connection with the merger, each outstanding share of MCNB USA was converted into 100,000 shares of MNCB Holding Corporation’s common stock. This conversion process took place retroactively.

Effective as of April 15, 2021, the Company formed two subsidiaries: Canna Minds, Inc., a Nevada corporation, and Mind Therapeutics, Inc., a Nevada corporation. From their inception to present, there has not been any activity from Mind Therapeutics or Canna Minds.

On December 7, 2021, the Company issued 10,000,000 shares of Series A Preferred stock to its Chief Executive Officer for cash of $2,000. This amount was deducted from the note payable due to the Chief Executive Officer. As a result of this issuance, Katarina Maloney holds 90.01% of the voting power of the Company’s issued and outstanding shares of capital stock.

CBD

The company is a natural and organic ingredient-based cosmetics and well-being products retailer, specializing in soaps, oils, and other CBD infused products. The company is in the business of developing, producing, marketing, and selling high-quality consumer products containing the hemp plant extract, Cannabidiol (“CBD”). The company sells to numerous consumer markets including the nutraceutical, cosmetic, and pet care sectors. The company seeks to take advantage of an emerging worldwide trend to re-energize the production of industrial hemp and promote its many benefits.

We provide multiple high-quality CBD products in a variety of forms. From capsules and sublingual sprays to topical salves and highly refined hemp oils, we are committed to delivering the highest-quality line of CBD products to ensure customers consistently experience the results they expect. In addition to our retail products, we provide white label service to a number of large domestic and international retailers.

Beyond our existing product line, we are committed to innovation and are constantly working to develop exciting new products to expand the market and bring new CBD delivery systems to customers. The market for hemp-derived products is expected to increase exponentially over the next five years. With our high-quality products and industry experience, we are well positioned to be a dominant player in the CBD industry.

Psychedelic Therapy

As an ever-evolving business, we are expanding into the psychedelic therapy space. We plan to begin with developing treatments based on THC, psilocybin/mushrooms, DMT/ayahuasca, MDMA, ketamine, organic opiates, and LSD with continued vertical integration of the supply chain learned from the established CBD core business.

We plan to incorporate a biometrics and app line of technology to be integrated with our product use and a brain clinical and research division. With a team of demonstrated industry experts, we are working towards the goal of producing our first clinical candidate by the end of the year.

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Subsidiaries

Our subsidiaries are:

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MCNB USA Corporation (Delaware). MCNB USA Corporation is a subsidiary of the Company. This subsidiary is engaged in the business of wholesale and retail CBD distribution and production. Additionally, the company’s psychedelic therapy operations are run primarily through MCNB USA.

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Canna Minds, Inc. (Nevada). Canna Minds, Inc. is a subsidiary of the Company and Labyrinth Sphere, Inc. (Nevada). The Company owns 50.1% of Canna Minds, Inc. and Labyrinth Sphere, Inc. owns 49.9% of Canna Minds, Inc. This subsidiary is engaged in clinical trials of cannabinoids.

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Mind Therapeutics, Inc. (Nevada). Mind Therapeutics, Inc. is a subsidiary of the Company and Labyrinth Sphere, Inc. (Nevada). The Company owns 50.1% of Mind Therapeutics, Inc. and Labyrinth Sphere, Inc. owns 49.9% of Mind Therapeutics, Inc. This subsidiary is engaged in developing psychedelic therapy operations and related psychedelic clinical trials.

From their inception to present, there has not been any activity from Mind Therapeutics or Canna Minds.

Capital

During the years ended December 31, 2021 and 2020, MCNB recognized losses of $334,031 and $20,659,710, respectively. Our operations are subject to all the risks inherent in the establishment of a new business enterprise. For the nine months ended September 30, 2022, we recognized a loss of $168,945.

Corporate Structure

We currently operate through our flagship company, MCNB Holding Corporation.

The Company was incorporated in the State of Nevada on December 3, 2020 under the name MCNB Holding Corporation. The Company originally began operations with the inception of Mathco Health Corporation on September 10, 2015. Mathco Health Corporation, a Delaware corporation, was engaged in the business of wholesale and retail CBD distribution and production. On December 31, 2019, Mathco Health Corporation entered into an asset purchase agreement with MCNB USA, a Delaware corporation, a company incorporated on November 14, 2019. Pursuant to an asset purchase agreement, MCNB USA purchased all of Mathco’s rights and assets in exchange for 702.0001 shares of MCNB USA.

MCNB Holding Corporation was formed to acquire the assets of MCNB USA and expand into the psilocybin market. MCNB USA, with 940 common shares outstanding, was acquired by MCNB Holding Corporation via reverse triangular merger on July 21, 2022. In connection with the merger, each outstanding share of MCNB USA was converted into 100,000 shares of MNCB Holding Corporation’s common stock. This conversion process took place retroactively.

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Emerging Growth Company and Smaller Reporting Company Status

Emerging Growth Company

We are an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We elected to take advantage of all of these exemptions.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, and delay compliance with new or revised accounting standards until those standards are applicable to private companies. We have elected to take advantage of the benefits of this extended transition period.

We will be an emerging growth company until the last day of the first fiscal year following the fifth anniversary of our first common equity offering, although we will lose that status earlier if our annual revenues exceed $1.0 billion, if we issue more than $1.0 billion in non-convertible debt in any three-year period or if we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act.

Smaller Reporting Company

We also qualify as a “smaller reporting company” under Rule 12b-2 of the Exchange Act, which is defined as a company with a public equity float of less than $75 million. To the extent that we remain a smaller reporting company at such time as we are no longer an emerging growth company, we will still have reduced disclosure requirements for our public filings, some of which are similar to those of an emerging growth company, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

Corporate Information

Our principal executive offices are located at 8268 Clairemont Mesa Blvd #302, San Diego, CA 92111, and our telephone number is (760) 930-1949.

Summary of Risks That We Face

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks summarized below. These risks are discussed more fully in the "Risk Factor" section of this prospectus immediately following this prospectus summary. These risks include, but are not limited to:

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•	There is substantial doubt about our ability to continue as a going concern.

•

We will require additional financing in the future to fund our operations and raising additional capital may cause dilution to holders of our stockholders, restrict our operations, or require us to relinquish certain rights.

•

If we fail to remain current in our reporting requirements, we could be removed from the OTCQB which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

•	Our common stock could be subject to extreme volatility. Market and economic conditions may negatively impact our business, financial condition and share price.

•	Future sales and issuances of our securities could result in additional dilution of the percentage ownership of our stockholders and could cause our share price to fall.

•

Potential competitors could duplicate our business model. There is no aspect of our business which is protected by patents, copyrights, trademarks, or trade names. As a result, potential competitors could duplicate our business model with little effort.

•

We are dependent on our management team and the loss of any of these individuals would harm our business. Our future success depends largely upon the management experience, skill, and contacts of our officers and directors. The loss of the services of either of these officers, whether as a result of death, disability or otherwise, may have a material adverse effect upon our business.

•

Clinical drug development is a lengthy and expensive process with uncertain timelines and uncertain outcomes. If clinical trials of any future therapeutic candidates are prolonged or delayed, we or our current or future collaborators may be unable to obtain required regulatory approvals, and therefore we will be unable to commercialize our future therapeutic candidates on a timely basis or at all, which will adversely affect our business.

•

Any therapeutic candidates we may develop in the future may be subject to controlled substance laws and regulations in the territories where the product will be marketed, and failure to comply with these laws and regulations, or the cost of compliance with these laws and regulations, may adversely affect the results of our business operations and our financial condition. Specifically, psilocybin and psilocin are listed as Schedule I controlled substances under the Controlled Substances Act in the U.S., and similar controlled substance legislation in other countries and any significant breaches in our compliance with these laws and regulations, or changes in the laws and regulations may result in interruptions to our development activity or business continuity

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•

Our product candidates may contain controlled substances, the use of which may generate public controversy. Adverse publicity or public perception regarding psilocybin or our current or future investigational therapies using psilocybin may negatively influence the success of these therapies.

•

Even if any of our future therapeutic candidates obtain regulatory approval, we will be subject to ongoing obligations and continued regulatory review, which may result in significant additional expense or penalties if we fail to comply with regulatory requirements.

•

We have never commercialized a therapeutic candidate before and may lack the necessary expertise, personnel, and resources to successfully commercialize our therapies on our own or with suitable collaborators.

•	We may become exposed to costly and damaging liability claims, and our product liability insurance may not cover all damages from such claims.

•

Enacted and future legislation may increase the difficulty and cost for us to obtain marketing approval of and commercialize any of our future therapeutic candidates and could have a material adverse effect on our business.

•

Our business operations and current and future relationships with investigators, health care professionals, consultants, third-party payors and customers may be subject, directly or indirectly, to U.S. federal and state healthcare fraud and abuse laws, false claims laws, health information privacy and security laws, other healthcare laws and regulations and other foreign privacy and security laws. If we are unable to comply, or have not fully complied, with such laws, we could face substantial penalties.

THE OFFERING

Issuer	MCNB Holding Corporation

Common stock Offered by the Selling Shareholders	60,211,450 shares

Common stock outstanding before the Offering	100,000,000 shares

Price per share

The Selling Shareholders may sell all or a portion of the shares being registered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices, or at negotiated prices.

Use of proceeds	We do not expect to receive proceeds. See “Use of Proceeds.”

Risk factors

An investment in our common stock involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 5 of this prospectus for a discussion of some of the factors you should carefully consider before deciding to invest in our common stock.

Trading market	There is currently no trading market for our common stock.

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RISK FACTORS

Investing in our shares of common stock is very risky. Before making an investment decision, you should carefully consider all of the risks described in this prospectus. If any of the risks discussed in this prospectus actually occur, our business, financial condition and results of operations could be materially and adversely affected, the price of our shares could decline significantly, and you might lose all or a part of your investment. The risk factors described below are not the only ones that may affect us. Our forward-looking statements in this prospectus are also subject to the following risks and uncertainties. In deciding whether to purchase our shares, you should carefully consider the following factors, among others, as well as information contained in this prospectus.

Risks Related to our Financial Position and Capital Needs

Our business has posted minimal profit since commencing operations.

We have posted net losses and negative cash flows from operations for the nine months ended September 30, 2021 and 2022 and for the years ended December 31, 2021 and 2020. The adverse effects of a limited operating history include reduced management visibility into forward sales, marketing costs, and customer acquisition, which could lead to missing targets for achievement of future profitability.

If our cash from operations is not sufficient to meet our current or future operating needs, expenditures and debt service obligations, our business, financial condition, and results of operations may be materially adversely affected.

Our ability to generate cash to meet our operating needs, expenditures and debt service obligations will depend on our future performance and financial condition, which will be affected by financial, business, economic legislative, regulatory, and other factors, including potential changes in costs, pricing, the success of product innovation and marketing, competitive pressure, and consumer preferences. If our cash flow and capital resources are insufficient to fund our debt service obligations and other cash needs, we could face substantial liquidity problems and could be forced to reduce or delay investments and capital expenditures or to dispose of material assets or operations, seek additional debt or equity capital or restructure or refinance our indebtedness. Our revolving credit facility and our term loan facilities restrict our ability to take these actions and we may not be able to affect any such alternative measures on commercially reasonable terms or at all. If we cannot make scheduled payments on our debt, the lenders under our senior secured credit facilities can terminate their commitments to loan money, can declare all outstanding principal and interest to be due and payable and foreclose against the assets securing their borrowings and we could be forced into bankruptcy or liquidation. In addition, any downgrade of our debt ratings by any of the major rating agencies, which could result from our financial performance, acquisitions, or other factors, would also negatively impact our access to additional debt financing (including leasing) or refinancing on favorable terms, or at all. Even if we are successful in taking any such alternative actions, such actions may not allow us to meet our scheduled debt service obligations and, as a result, our business, financial condition, and results of operations may be materially adversely affected.

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We need additional capital to continue operations; if we do not raise additional capital, we will need to curtail or cease operations.

Since our inception, we have financed our operations primarily through the sale of our common stock. To execute on our business plan successfully, we will need to raise additional money in the future. Additional financing may not be available on favorable terms, or at all. The exact amount of funds raised, if any, will determine how quickly we can maintain profitability of our operations. No assurance can be given that we will be able to raise capital when needed or at all, or that such capital, if available, will be on terms acceptable to us. If we are not able to raise additional capital, we will likely need to curtail or cease operations. We currently have no commitments for funding. If adequate funds are not available when required, we will need to curtail or cease operations.

Raising additional capital may cause dilution to our existing stockholders, restrict our operations, or require us to relinquish rights to our technologies or other assets.

We may seek additional capital through a combination of private and public equity offerings, debt financings, strategic partnerships and alliances and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, existing ownership interests will be diluted and the terms of such financings may include liquidation or other preferences that adversely affect the rights of existing stockholders. Debt financings may be coupled with an equity component, such as warrants to purchase shares, which could also result in dilution of our existing stockholders’ ownership. The incurrence of indebtedness would result in increased fixed payment obligations and could also result in certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business and may result in liens being placed on our assets and intellectual property. If we were to default on such indebtedness, we could lose such assets and intellectual property.

Our potential for rapid growth and our entry into new markets make it difficult for us to evaluate our current and future business prospects, and we may be unable to effectively manage any growth associated with these new markets, which may increase the risk of your investment and could harm our business, financial condition, results of operations and cash flow.

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Our proliferation into new markets may place a significant strain on our resources and increase demands on our executive management, personnel, and systems, and our operational, administrative, and financial resources may be inadequate. We may also not be able to effectively manage any expanded operations, or achieve planned growth on a timely or profitable basis, particularly if the number of customers using our technology significantly increases or their demands and needs change as our business expands. If we are unable to manage expanded operations effectively, we may experience operating inefficiencies, the quality of our products and services could deteriorate, and our business and results of operations could be materially adversely affected.

Changes in tax laws and unanticipated tax liabilities could adversely affect our effective income tax rate and ability to achieve profitability.

Our effective income tax rate in the future could be adversely affected by a number of factors including changes in the mix of earnings in countries with differing statutory tax rates, changes in the valuation of deferred tax assets and liabilities and changes in tax laws. We regularly assess all of these matters to determine the adequacy of our tax provision which is subject to discretion. If our assessments are incorrect, it could have an adverse effect on our business and financial condition. There can be no assurance that income tax laws and administrative policies with respect to the income tax consequences generally applicable to us or to our subsidiaries will not be changed in a manner which adversely affects our shareholders.

We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

•	Demand for our products;
•	Our ability to obtain and retain existing customers or encourage repeat purchases;
•	Our ability to manage our product inventory;
•	General economic conditions, both domestically and in foreign markets;
•	Advertising and other marketing costs; and
•	Costs of creating and expanding product lines.

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of our stockholders.

Volatility in the financial markets could have a material adverse effect on our business.

While we currently generate significant cash flows from our ongoing operations and have had access to credit markets through our various financing activities, credit markets may experience significant disruptions. Deterioration in global financial markets could make future financing difficult or more expensive. If any financial institution party to our credit facilities or other financing arrangements were to declare bankruptcy or become insolvent, they may be unable to perform under their agreements with us. This could leave us with reduced borrowing capacity, which could have a material adverse effect on our business, financial condition, and results of operations.

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Fluctuations in currency exchange rates may negatively affect our financial condition and results of operations.

Exchange rate fluctuations may affect the costs that we incur in our operations. The main currencies to which we are exposed are the Euro, the British pound, and the Canadian dollar. The exchange rates between these currencies and the U.S. dollar in recent years have fluctuated significantly and may continue to do so in the future. A depreciation of these currencies against the U.S. dollar will decrease the U.S. dollar equivalent of the amounts derived from foreign operations reported in our consolidated financial statements, and an appreciation of these currencies will result in a corresponding increase in such amounts. The cost of certain items, such as raw materials, manufacturing, employee salaries and transportation and freight, required by our operations may be affected by changes in the value of the relevant currencies. To the extent that we are required to pay for goods or services in foreign currencies, the appreciation of such currencies against the U.S. dollar will tend to negatively affect our business. There can be no assurance that foreign currency fluctuations will not have a material adverse effect on our business, financial condition, and results of operations.

Potential profit margins may decline as a result of increasing pressure on margins.

The industry in which we plan to operate is subject to potentially significant pricing pressure caused by many factors. If our estimated gross margin declines and we fail to sufficiently reduce our operating cost or grow our future net revenues, we could incur significant operating losses that we may be unable to fund or sustain for extended periods of time, if at all. This could have a material adverse effect on our results of operations, liquidity, and financial condition.

Our indebtedness may have a material adverse effect on our business, financial condition, and results of operations.

Our indebtedness could have significant consequences, including:

•	requiring a substantial portion of our cash flows to be dedicated to debt service payments instead of funding growth, working capital, capital expenditures, investments, or other cash requirements;
•	reducing our flexibility to adjust to changing business conditions or obtain additional financing;
•	exposing us to the risk of increased interest rates as certain of our borrowings, including borrowings under our term loan facilities are at variable rates;
•	making it more difficult for us to make payments on our indebtedness;
•	restricting us from making strategic acquisitions or causing us to make non-strategic divestitures;
•	subjecting us to restrictive covenants that may limit our flexibility in operating our business; and
•	limiting our ability to obtain additional financing for working capital, capital expenditures, debt service requirements and general corporate or other purposes.

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Banking regulations in our business are costly and time consuming.

In assessing the risk of providing services to a hemp-related business, a financial institutions may conduct customer due diligence that includes: (i) verifying with the appropriate state authorities whether the business is duly licensed and registered; (ii) reviewing the license application (and related documentation) submitted by the business for obtaining a state license to operate its marijuana-related business; (iii) requesting from state licensing and enforcement authorities available information about the business and related parties; (iv) developing an understanding of the normal and expected activity for the business, including the types of products to be sold and the type of customers to be served (e.g., medical versus recreational customers); (v) ongoing monitoring of publicly available sources for adverse information about the business and related parties; (vi) ongoing monitoring for suspicious activity, including for any of the red flags described in this guidance; and (vii) refreshing information obtained as part of customer due diligence on a periodic basis and commensurate with the risk. With respect to information regarding state licensure obtained in connection with such customer due diligence, a financial institution may reasonably rely on the accuracy of information provided by state licensing authorities, where states make such information available. These regulatory reviews may be time consuming and costly. Currently we are not licensed and have operated in a manner to avoid the necessity of licensure by not using products containing THC, nevertheless CBD and cannabinoids are still part of the cannabis plant and as such are considered schedule 1 drugs, as such many banks will not transact business with us. We have been successful to date in finding merchant credit card processing and a bank that will do business with us. If either of them decided to cease doing business with us we would not have a way to receive payment and our operations would be negatively affected unless we could find a new bank or processor that would work with us, of which there can be no assurance.

Risks Related to our Business

We may not be able to effectively manage growth.

The Company expects its growth to place a substantial strain on its managerial, operational, and financial resources. The Company cannot assure that it will be able to effectively manage the expansion of its operations, or that its facilities, systems, procedures, or controls will be adequate to support its operations. The Company’s inability to manage future growth effectively would have a material adverse effect on its business, financial condition, and results of operations.

Our management may not be able to control costs in an effective or timely manner.

The Company’s management has used reasonable efforts to assess, predict and control costs and expenses. However, the Company only has a brief operating history upon which to base those efforts. Implementing our business plan may require more employees, capital equipment, supplies or other expenditure items than management has predicted. Likewise, the cost of compensating employees and consultants or other operating costs may be higher than management’s estimates, which could lead to sustained losses.

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The failure to attract and retain key employees could hurt our business, and our management does not have extensive experience in the operation of businesses such as ours.

Our success also depends upon our ability to attract and retain highly qualified employees, including members of senior management. Although the Company’s current management team has extensive business background, their experience is limited in industries related to our business. Our failure to attract and retain skilled management and employees may prevent or delay us from pursuing certain opportunities. If we fail to successfully fill many management roles, fail to fully integrate new members of our management team, lose the services of key personnel, or fail to attract additional qualified personnel, it will be significantly more difficult for us to achieve our growth strategies and success. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key personnel in managing the product acquisition, marketing and sales aspects of our business, any part of which could be harmed by turnover in the future. We may not have written employment agreements with all of our senior management. We do not have any key person or directors and officer’s insurance.

If we are unable to maintain our corporate culture as we grow, we could lose the innovation, teamwork, passion and focus on execution that we believe contribute to our success, and our business may be harmed.

We believe a critical component to our success has been our corporate culture. We have invested substantial time and resources in building our team. As we grow and develop the infrastructure of a public company, our operations may become increasingly complex. We may find it difficult to maintain these important aspects of our corporate culture. If for any reason we are required to institute work-from-home arrangements for any significant period of time, it may impact our ability to preserve our corporate culture. Any failure to preserve our culture could negatively affect our future success, including our ability to retain and recruit personnel, and to effectively focus on and pursue our corporate objectives.

We anticipate that our operations will continue to increase in complexity as we grow, which will create management challenges.

Our business has experienced strong growth since its inception. We expect this growth to continue and for our operations to become increasingly complex. To manage this growth, we continue to make substantial investments to improve our operational, financial, and management controls as well as our reporting systems and procedures. We may not be able to implement and scale improvements to our systems and processes in a timely or efficient manner or in a manner that does not negatively affect our operating results. For example, we may not be able to effectively monitor certain extraordinary contract requirements or individually negotiated provisions as the number of transactions continues to grow. Our systems and processes may not prevent or detect all errors, omissions, or fraud. We may have difficulty managing improvements to our systems, processes, and controls or in connection with third-party software. This could impair our ability to provide our platform to our customers, causing us to lose customers, limiting our platform to less significant updates, or increasing our technical support costs. If we are unable to manage this complexity, our business, operations, operating results, and financial condition may suffer.

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As our customer base continues to grow, we will need to expand our services and other personnel, and maintain and enhance our partnerships, to provide a high level of customer service. Extended stay-at-home, business closure, and other restrictive orders may impact our ability to identify, hire, and train new personnel. We also will need to manage our sales processes as our sales personnel and partner network continue to grow and become more complex, and as we continue to expand into new geographies and market segments. If we do not effectively manage this increasing complexity, the quality of our platform and customer service could suffer, and we may not be able to adequately address competitive challenges. These factors could impair our ability to attract and retain customers and expand our customers’ use of our platform.

We may be unable to accurately forecast net sales and appropriately plan our expenses in the future.

We base our current and future expense levels on our operating forecasts and estimates of future net sales and gross margins. Net sales and operating results are difficult to forecast because they generally depend on the volume, timing, and type of the orders we receive, all of which are uncertain. In addition, we cannot be sure the same growth rates, trends and other key performance metrics are meaningful predictors of future growth. Our business is affected by general economic and business conditions in the United States and abroad, and we anticipate that it will be increasingly affected by conditions in international markets. In addition, we experience seasonal trends in our business, and our mix of product offerings is highly variable from day-to-day and quarter-to-quarter. This variability makes it difficult to predict sales and could result in significant fluctuations in our net sales, margins, and profitability from period-to-period. A significant portion of our expenses is fixed, and as a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected shortfall in net sales. Any failure to accurately predict net sales or gross margins could cause our operating results to be lower than expected, which could materially adversely affect our financial condition and stock price.

Future acquisitions or investments could disrupt our business and harm our financial condition.

In the future we may pursue acquisitions or investments that we believe will help us achieve our strategic objectives. The process of integrating an acquired business, product or technology can create unforeseen operating difficulties, expenditures, and other challenges such as:

•	potentially increased regulatory and compliance requirements;
•	implementation or remediation of controls, procedures, and policies at the acquired company;
•	diversion of management time and focus from operation of our then-existing business to acquisition integration challenges;
•	coordination of product, sales, marketing and program and systems management functions;
•	transition of the acquired company’s users and customers onto our systems;
•	retention of employees from the acquired company;
•	integration of employees from the acquired company into our organization;
•	integration of the acquired company’s accounting, information management, human resources and other administrative systems and operations into our systems and operations;
•	liability for activities of the acquired company prior to the acquisition, including violations of law, commercial disputes and tax and other known and unknown liabilities; and
•	litigation or other claims in connection with the acquired company, including claims brought by terminated employees, customers, former stockholders or other third parties.

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If we are unable to address these difficulties and challenges or other problems encountered in connection with any future acquisition or investment, we might not realize the anticipated benefits of that acquisition or investment and we might incur unanticipated liabilities or otherwise suffer harm to our business generally.

To the extent that we pay the consideration for any future acquisitions or investments in cash, it would reduce the amount of cash available to us for other purposes. Future acquisitions or investments could also result in dilutive issuances of our equity securities or the incurrence of debt, contingent liabilities, amortization expenses, increased interest expenses or impairment charges against goodwill on our consolidated balance sheet, any of which could have a material adverse effect on our business, results of operations and financial condition.

Failure to comply with the U.S. Foreign Corrupt Practices Act, other applicable anti-corruption and anti-bribery laws, and applicable trade control laws could subject us to penalties and other adverse consequences.

We currently manufacture our products outside the United States and sell our products in several countries in addition to the United States. Our operations are subject to the U.S. Foreign Corrupt Practices Act (the “FCPA”), as well as the anti-corruption and anti-bribery laws in the countries where we do business. The FCPA prohibits covered parties from offering, promising, authorizing, or giving anything of value, directly or indirectly, to a “foreign government official” with the intent of improperly influencing the official’s act or decision, inducing the official to act or refrain from acting in violation of lawful duty, or obtaining or retaining an improper business advantage. The FCPA also requires publicly traded companies to maintain records that accurately and fairly represent their transactions, and to have an adequate system of internal accounting controls. In addition, other applicable anti-corruption laws prohibit bribery of domestic government officials, and some laws that may apply to our operations prohibit commercial bribery, including giving or receiving improper payments to or from non-government parties, as well as so-called “facilitation” payments. In addition, we are subject to U.S. and other applicable trade control regulations that restrict with whom we may transact business, including the trade sanctions enforced by the U.S. Treasury, Office of Foreign Assets Control (OFAC).

While we have implemented policies, internal controls and other measures reasonably designed to promote compliance with applicable anti-corruption and anti-bribery laws and regulations, and certain safeguards designed to ensure compliance with U.S. trade control laws, our employees or agents may engage in improper conduct for which we might be held responsible. Any violations of these anti-corruption or trade controls laws, or even allegations of such violations, can lead to an investigation and/or enforcement action, which could disrupt our operations, involve significant management distraction, and lead to significant costs and expenses, including legal fees. If we, or our employees or agents acting on our behalf, are found to have engaged in practices that violate these laws and regulations, we could suffer severe fines and penalties, profit disgorgement, injunctions on future conduct, securities litigation, bans on transacting government business, delisting from securities exchanges and other consequences that may have a material adverse effect on our business, financial condition, and results of operations. In addition, our brand and reputation, our sales activities or our stock price could be adversely affected if we become the subject of any negative publicity related to actual or potential violations of anti-corruption, anti-bribery or trade control laws and regulations.

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Certain of our key operating metrics are subject to inherent challenges in measurement, and real or perceived inaccuracies in such metrics may harm our reputation and negatively affect our business.

We track certain key operating metrics using internal data analytics tools, which have certain limitations. In addition, we rely on data received from third parties, including third-party platforms, to track certain performance indicators. Data from both such sources may include information relating to fraudulent accounts and interactions with our sites or the social media accounts of our influencers (including as a result of the use of bots, or other automated or manual mechanisms to generate false impressions that are delivered through our sites or their accounts).  We have only a limited ability to verify data from our sites or third parties, and perpetrators of fraudulent impressions may change their tactics and may become more sophisticated, which would make it still more difficult to detect such activity.

Our methodologies for tracking metrics may also change over time, which could result in changes to the metrics we report. If we undercount or overcount performance due to the internal data analytics tools we use or issues with the data received from third parties, or if our internal data analytics tools contain algorithmic or other technical errors, the data we report may not be accurate or comparable with prior periods. In addition, limitations, changes, or errors with respect to how we measure data may affect our understanding of certain details of our business, which could affect our longer-term strategies.

If our performance metrics are not accurate representations of the reach or monetization of our network, if we discover material inaccuracies in our metrics or the data on which such metrics are based, or if we can no longer calculate any of our key performance metrics with a sufficient degree of accuracy and cannot find an adequate replacement for the metric, our business, financial condition, and operating results could be adversely affected.

We may incur significant losses from fraud.

We may in the future incur losses from various types of fraud, including stolen credit card numbers, claims that a customer did not authorize a purchase, merchant fraud and customers who have closed bank accounts or have insufficient funds in open bank accounts to satisfy payments. Although we have measures in place to detect and reduce the occurrence of fraudulent activity in our marketplace, those measures may not always be effective. In addition to the direct costs of such losses, if the fraud is related to credit card transactions and becomes excessive, it could potentially result in us paying higher fees or losing the right to accept credit cards for payment. In addition, under current credit card practices, we are liable for fraudulent credit card transactions because we do not obtain a cardholder’s signature. Our failure to adequately prevent fraudulent transactions could damage our reputation, result in litigation or regulatory action and lead to expenses that could substantially impact our operating results.

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Risks Related to Products and Services

The commercial success of our products is dependent, in part, on factors outside our control.

The commercial success of our products in development is dependent upon unpredictable and volatile factors beyond our control, including government regulation, raw material availability, and the success of our competitors’ products. Our failure to attract market acceptance and a sustainable competitive advantage over our competitors would materially harm our business.

If we are unable to keep up with rapid technological changes, our products may become obsolete.

The market for our products is characterized by significant and rapid change. Although we will continue to expand our product line capabilities in order to remain competitive, research and discoveries by others may make our processes, products, or brands less attractive or even obsolete.

Competition could adversely affect our business.

Our industry in general is competitive. It is possible that future competitors could enter our market, thereby causing us to lose market share and revenues. In addition, some of our current or future competitors may have significantly greater financial, technical, marketing, and other resources than we do or may have more experience or advantages in the markets in which we will compete that will allow them to offer lower prices or higher quality products. If we do not successfully compete with these competitors, we could fail to develop market share and our future business prospects could be adversely affected.

If we are unable to develop and maintain our brand and reputation for our product offerings, our business and prospects could be materially harmed.

Our business and prospects depend, in part, on developing, maintaining, and strengthening our brand and reputation in the markets we serve. If problems with our products cause our customers to have a negative experience or failure or delay in the delivery of our products to our customers, our brand and reputation could be diminished. If we fail to develop, promote, and maintain our brand and reputation successfully, our business and prospects could be materially harmed.

Our success depends, in part, on the quality, performance and safety of our products.

Any loss of confidence on the part of consumers in the ingredients used in our products, whether related to product contamination or product safety or quality failures, actual or perceived, or inclusion of prohibited ingredients, could tarnish the image of our brand and could cause consumers to choose other products. Allegations of contamination or other adverse effects on product safety or suitability for use by a particular consumer, even if untrue, may require us to expend significant time and resources responding to such allegations and could, from time to time, result in a recall of a product from any or all of the markets in which the affected product was distributed. Any such issues or recalls could negatively affect our profitability and brand image.

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If our products are found to be, or perceived to be, defective or unsafe, or if they otherwise fail to meet our consumers’ expectations, our relationships with consumers could suffer, the appeal of our brand could be diminished, we may need to recall some of our products and/or become subject to regulatory action, and we could lose sales or market share or become subject to boycotts or liability claims. In addition, safety or other defects in our competitors’ products could reduce consumer demand for our own products if consumers view them to be similar. Any of these outcomes could result in a material adverse effect on our business, financial condition, and results of operations.

We may be required to recall products which could result in unexpected costs and damage our reputation.

We sell products for human use. Our products intended for use as cosmetics and for ingestion are not generally subject to pre-market approval or registration processes, so we cannot rely upon a government safety panel to qualify or approve our products for use. A product may be safe for the general population when used as directed but could cause an adverse reaction for a person who has a health condition or allergies, or who is taking a prescription medication. While we include what we believe are adequate instructions and warnings and we have historically had low numbers of reported adverse reactions, previously unknown adverse reactions could occur. If we discover that any of our products are causing adverse reactions, we could suffer further adverse publicity or regulatory/government sanctions.

Our products may not meet health and safety standards or could become contaminated.

We do not have control over all of the third parties involved in the manufacturing of our products and their compliance with government health and safety standards. Even if our products meet these standards, they could otherwise become contaminated. A failure to meet these standards or contamination could occur in our operations or those of our manufacturers, distributors, or suppliers. This could result in expensive production interruptions, recalls and liability claims. Moreover, negative publicity could be generated from false, unfounded, or nominal liability claims or limited recalls. Any of these failures or occurrences could negatively affect our business and financial performance.

We must develop and introduce new products to succeed.

Our industry is subject to rapid change. New products are constantly introduced to the market. Our ability to remain competitive depends in part on our ability to enhance existing products, to develop and manufacture new products in a timely and cost-effective manner, to accurately predict market transitions, and to effectively market our products. Our future financial results will depend to a great extent on the successful introduction of several new products. We cannot be certain that we will be successful in selecting, developing, manufacturing, and marketing new products or in enhancing existing products.

The success of new product introductions depends on various factors, including, without limitation, the following:

•	Successful sales and marketing efforts;
•	Timely delivery of new products
•	Availability or raw materials;
•	Pricing of raw materials;
•	Regulatory allowance of the products; and
•	Customer acceptance of the new products

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The success of our business will depend upon our ability to create and expand our brand awareness.

The cosmetics, CBD, and psychedelics markets we compete in, are highly competitive, with many well-known brands leading the industry. Our ability to compete effectively and generate revenue will be based upon our ability to create and expand awareness of our products distinct from those of our competitors. It is imperative that we are able to convey to consumers the benefits of our products. However, advertising and packaging and labeling of such products will be limited by various regulations. Our success will be dependent upon our ability to convey to consumers that our products are superior to those of our competitors.

Until we have developed and launched our products at commercial levels, there is uncertainty of market acceptance and the efficacy of the commercialization strategy.

While we have launched our core products in the marketplace, natural, CBD consumer products are still relatively new to the marketplace and it is not yet determined whether such products will gain widespread consumer acceptance. Until we have consistent, proven sales, there is uncertainty of product acceptance in the intended markets and our ability to commercialize and scale our products. As with any transformational product, there will be a time before customers embrace the product and recognize its full value. If there are no, or only low levels of, product acceptance and sales, we may have to alter our business plan. As is typical of any new business concept, demand and market acceptance for newly introduced products and services is subject to great uncertainty. Achieving market acceptance will require us to undertake substantial marketing efforts and to make significant expenditures to create awareness of and demand for our products. We have limited marketing experience and limited financial, personnel, and other resources to undertake extensive marketing activities. Our efforts will be subject to all of the risks associated with the commercialization of new products, including unanticipated delays, expenses, and the evolution of industry standards. There can be no assurance that markets for our products will not be limited, or that our strategies will result in successful product commercialization or in initial or continued market acceptance for our products.

If we fail to manage our inventory effectively, our results of operations, financial condition and liquidity may be materially and adversely affected.

Our business requires us to manage a large volume of inventory effectively. We depend on our forecasts of demand for and popularity of various products to make purchase decisions and to manage our inventory. Demand for products, however, can change significantly between the time inventory or components are ordered and the date of sale. Demand may be affected by seasonality, new product launches, rapid changes in product cycles and pricing, product defects, promotions, changes in consumer spending patterns, changes in consumer tastes with respect to our products and other factors, and our consumers may not purchase products in the quantities that we expect. It may be difficult to accurately forecast demand and determine appropriate levels of product or componentry. If we fail to manage our inventory effectively or negotiate favorable credit terms with third-party suppliers, we may be subject to a heightened risk of inventory obsolescence, a decline in inventory values, and significant inventory write-downs or write-offs. In addition, if we are required to lower sale prices in order to reduce inventory level or to pay higher prices to our suppliers, our profit margins might be negatively affected. Any of the above may materially and adversely affect our business, financial condition, and results of operations.

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We have a limited customer base.

Although we continue to expand our customer base, there can be no assurance that we will be able to adequately expand our customer base or gain broader market acceptance of our products. We also may be unable to sell our products at the prices we currently receive from our customers, and if this were to occur it would have a materially negative effect on our financial performance.

Volatility of consumer preferences makes introducing successful products and services difficult and unpredictable.

Our success will depend on generating revenue from market acceptance of the products we release, but market acceptance cannot be predicted or relied upon. Our business plan involves the development of new CBD products and future enhancements of those products. The success of future enhancements cannot be assured regardless of the success of any initial products. If our products fail to gain market acceptance, we may not have sufficient revenues to pay our expenses and continue the ongoing development and acquisition of new products. The failure to successfully anticipate, identify and react to consumer preferences would have an adverse effect on revenues, profitability, and the results of operations.

Merchandise returns could harm our business.

We allow our customers to return products, subject to our return policy. If merchandise return economics become less efficient, our business, financial condition and operating results could be harmed. Further, we modify our policies relating to returns from time to time, which may result in customer dissatisfaction or an increase in the number of product returns. From time to time our products are damaged in transit, which can increase return rates and harm our brand.

Adverse U.S. or international economic conditions could negatively affect our business, financial condition, and results of operations.

Consumer spending on CBD health and cosmetic products is influenced by general economic conditions and the availability of discretionary income. Adverse U.S. or international economic conditions or periods of inflation or high energy prices may contribute to higher unemployment levels, decreased consumer spending, reduced credit availability, and declining consumer confidence and demand, each of which poses a risk to our business. A decrease in consumer spending or in retailer and consumer confidence and demand for our products could have a significant negative impact on our net sales and profitability, including our operating margins and return on invested capital. These economic conditions could cause some of our retail customers or suppliers to experience cash flow or credit problems and impair their financial condition, which could disrupt our business and adversely affect product orders, payment patterns and default rates and increase our bad debt expense.

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If our operations are found to be in violation of any of the federal and state fraud and abuse laws or any other governmental regulations that apply to us, we may be subject to criminal actions and significant civil monetary penalties, which would adversely affect our ability to operate our business and our results of operations.

If our operations are found to be in violation of any of the federal and state fraud and abuse laws, including, without limitation, anti-kickback statutes and false claims statutes or any other governmental regulations that apply to us, we may be subject to penalties, including criminal and significant civil monetary penalties, damages, fines, imprisonment, exclusion from participation in government healthcare programs, and the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our results of operations. To the extent that any of our product candidates are ultimately sold in a foreign country, we may be subject to similar foreign laws and regulations, which may include, for instance, applicable post-marketing requirements, including safety surveillance, anti-fraud and abuse laws, and implementation of corporate compliance programs and reporting of payments or transfers of value to healthcare professionals.

We do not have and may never have any products on the market that have been approved for the treatment of disease. Our business is highly dependent upon receiving approvals from various U.S. and international governmental agencies and will be severely harmed if we are not granted approval to manufacture and sell our product candidates.

In order for us to commercialize a product for the treatment of any disease, we must obtain regulatory approvals of such treatment for that indication. Satisfying regulatory requirements is an expensive process that typically takes many years and involves compliance with requirements covering research and development, testing, manufacturing, quality control, labeling, and promotion of drugs for human use. To obtain necessary regulatory approvals, we must, among other requirements, complete clinical trials demonstrating that our products are safe and effective for a particular indication. There can be no assurance that our products will prove to be safe and effective, that our clinical trials will demonstrate the necessary safety and effectiveness of our product candidates, or that we will succeed in obtaining regulatory approval for any treatment we develop even if such safety and effectiveness are demonstrated.

Any delays or difficulties we encounter in our clinical trials may delay or preclude regulatory approval from the FDA or from international regulatory organizations. Any delay or preclusion of regulatory approval would be expected to delay or preclude the commercialization of our products. Examples of delays or difficulties that we may encounter in our clinical trials include without limitation the following:

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•	Clinical trials may not yield sufficiently conclusive results for regulatory agencies to approve the use of our products;
•	Our products may fail to be more effective than current therapies, or to be effective at all;
•

We may discover that our products have adverse side effects, which could cause our products to be delayed or precluded from receiving regulatory approval or otherwise expose us to significant commercial and legal risks;

•	It may take longer than expected to determine whether or not a treatment is effective;
•

Patients involved in our clinical trials may suffer severe adverse side effects even up to death, whether as a result of treatment with our products, the withholding of such treatment, or other reasons (whether within or outside of our control);

•	We may fail to be able to enroll a sufficient number of patients in our clinical trials;
•	Patients enrolled in our clinical trials may not have the characteristics necessary to obtain regulatory approval for a particular indication or patient population;
•	We may be unable to produce sufficient quantities of product to complete the clinical trials;
•	Even if we are successful in our clinical trials, any required governmental approvals may still not be obtained or, if obtained, may not be maintained;
•

If approval for commercialization is granted, it is possible the authorized use will be more limited than is necessary for commercial success, or that approval may be conditioned on completion of further clinical trials or other activities, which will cause a substantial increase in costs and which we might not succeed in performing or completing; and

•	If granted, approval may be withdrawn or limited if problems with our products emerge or are suggested by the data arising from their use or if there is a change in law or regulation.

Any success we may achieve at a given stage of our clinical trials does not guarantee that we will achieve success at any subsequent stage, including without limitation final FDA approval.

We may encounter delays or rejections in the regulatory approval process because of additional government regulation resulting from future legislation or administrative action, or from changes in the policies of the FDA or other regulatory bodies during the period of product development, clinical trials, or regulatory review. Failure to comply with applicable regulatory requirements may result in criminal prosecution, civil penalties, recall or seizure of products, total or partial suspension of production, or an injunction preventing certain activity, as well as other regulatory action against our product candidates or us. We have no experience in successfully obtaining regulatory approval for a product and thus may be poorly equipped to gauge, and may prove unable to manage, risks relating to obtaining such approval.

Outside the U.S., our ability to market a product is contingent upon receiving clearances from appropriate non-U.S. regulatory authorities. Non-U.S. regulatory approval typically includes all of the risks associated with FDA clearance discussed above as well as geopolitical uncertainties and the additional uncertainties and potential prejudices faced by U.S. pharmaceutical companies conducting business abroad. In certain cases, pricing restrictions and practices can make achieving even limited profitability very difficult.

The sale of our products involves product liability and related risks that could expose us to significant insurance and loss expenses.

We face an inherent risk of exposure to product liability claims if the use of our products results in, or is believed to have resulted in, illness or injury. Our products contain combinations of ingredients, including hemp-derived CBD and there is little long-term experience with the effect of these combinations. In addition, interactions of these products with other products, prescription medicines, and over-the-counter treatments have not been fully explored or understood and may have unintended consequences. Moreover, our psychedelic therapy treatments are by nature experimental and may cause unforeseen side effects.

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Any product liability claim may increase our costs and adversely affect our revenue and operating income. Moreover, liability claims arising from a serious adverse event may increase our costs through higher insurance premiums and deductibles and may make it more difficult to secure adequate insurance coverage in the future. In addition, our product liability insurance may fail to cover future product liability claims, which, if adversely determined, could subject us to substantial monetary damages.

Adverse publicity associated with our products or ingredients, or those of similar companies, could adversely affect our sales and revenue.

Adverse publicity concerning any actual or purported failure by us to comply with applicable laws and regulations regarding any aspect of our business could have an adverse effect on our public perception. This, in turn, could negatively affect our ability to obtain financing, endorsers, and attract distributors or retailers for our products, which would have a material adverse effect on our ability to generate sales and revenue.

Our distributors’ and customers’ perception of the safety and quality of our products or even similar products distributed by others can be significantly influenced by national media attention, publicized scientific research or findings, product liability claims, and other publicity concerning our products or similar products distributed by others. Adverse publicity, whether or not accurate, that associates consumption of our products or any similar products with illness or other adverse effects, will likely diminish the public’s perception of our products. Claims that any products are ineffective, inappropriately labeled, or have inaccurate instructions as to their use, could have a material adverse effect on the market demand for our products, including reducing our sales and revenue.

Loss of key contracts with our suppliers, renegotiation of such agreements on less favorable terms, or other actions these third parties may take could harm our business.

Most of our agreements with suppliers of our industrial hemp, including our key supplier contract, are short term. The loss of these agreements, or the renegotiation of these agreements on less favorable economic or other terms, could limit our ability to procure raw material to manufacture our products. This could negatively affect our ability to meet consumer demand for our products. Upon expiration or termination of these agreements, our competitors may be able to secure raw materials from our existing suppliers which will put the company at a competitive disadvantage in the market.

We may be unable to identify or contract with new suppliers in the event of a disruption to our supply.

In the event of a disruption to our supply of products, we would have to identify new suppliers that can meet our needs. Only a limited number of suppliers may have the ability to produce certain products we sell at the volumes we need, and it could be costly or time-consuming to locate and approve such alternative sources. Moreover, it may be difficult or costly to find suppliers to produce small volumes of products in the event we are looking only to supplement our current supply as suppliers may impose minimum order requirements. In addition, we may be unable to negotiate pricing or other terms with our existing or new suppliers as favorable as those we currently enjoy. We cannot guarantee that a failure to adequately replace or supplement our existing suppliers would not have a material adverse effect on our business, results of operations and financial condition.

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If our suppliers fail to use ethical business practices and fail to comply with changing laws and regulations, our brand image could be harmed due to negative publicity.

Our core values, which include developing the highest quality products while operating with integrity, are an important component of our brand image, which makes our reputation sensitive to allegations of unethical or improper business practices, whether real or perceived. We do not control our suppliers and manufacturers or their business, and they may not comply with our guidelines or the law. A lack of compliance could lead to reduced sales or recalls or damage to our brand or cause us to seek alternative suppliers, which could increase our costs and result in delayed delivery of our products, product shortages or other disruptions of our operations. In addition, we rely on our manufacturers’ and suppliers’ compliance reporting in order to comply with regulations applicable to our products. This is further complicated by the fact that expectations of ethical business practices continually evolve and may be substantially more demanding than applicable legal requirements. Ethical business practices are also driven in part by legal developments and by diverse groups active in publicizing and organizing public responses to perceived ethical shortcomings. Accordingly, we cannot predict how such regulations or expectations might develop in the future and cannot be certain that our guidelines or current practices would satisfy all parties who are active in monitoring our products or other business practices worldwide

Risk of limited supply sources; dependence on foreign suppliers.

We believe that our continued success will depend upon the availability of raw materials that permit us to meet our labeling claims and quality control standards. The supply of our industrial hemp is subject to the same risks normally associated with agricultural production, such as climactic conditions, insect infestations, and availability of manual labor or equipment for harvesting. Any significant delay in or disruption of the supply of raw materials could substantially increase the cost of such materials, could require product reformulations, the qualification of new suppliers and repackaging and could result in a substantial reduction or termination in sales of certain products, any of which could have a material adverse effect upon business operations and revenue. Accordingly, there can be no assurance that supply chain disruption will not have a material adverse effect on our business.

Pursuant to applicable law, 100% of our raw product originates outside of the United States. Our business is therefore subject to the risks generally associated with doing business outside the United States, such as delays in shipments, embargoes, changes in economic and political conditions, tariffs, foreign exchange rates, and trade disputes. The business is also subject to the risks associated with the enactment of United States and foreign legislation and regulations relating to imports and exports, including quotas, duties, taxes, or other charges or restrictions that could be imposed upon the importation of products into the United States. Such risks are further enhanced by the nature and regulation of industrial hemp and hemp-derived CBD and psychoactive substances used in the development of our experimental therapies.

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We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. Our competition includes all other companies that are in the business of distributing or reselling hemp-based products for personal use or consumption. A highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

We face business disruption and related risks resulting from the recent pandemic of COVID-19, which could have a material adverse effect on our business plan.

Our supply chain and the development of our product candidates could be disrupted and materially adversely affected by the recent outbreak of COVID-19. As a result of measures imposed by the governments in affected regions, non-essential businesses have been suspended due to quarantines intended to contain this outbreak. We are still assessing our business plans and the impact COVID-19 may have on our supply chain and ability to conduct our clinical trials, but there can be no assurance that this analysis will enable us to avoid part or all of any impact from the spread of COVID-19 or its consequences, including downturns in business sentiment generally. The extent to which the COVID-19 pandemic and global efforts to contain its spread will impact our operations will depend on future developments, which are highly uncertain and cannot be predicted at this time, and include the duration, severity and scope of the pandemic and the actions taken to contain or treat the COVID-19 pandemic.

Changes in our credit profile may affect our relationship with our suppliers, which could have a material adverse effect on our liquidity.

Changes in our credit profile may affect the way our suppliers view our ability to make payments and may induce them to shorten the payment terms of their invoices. Given the large dollar amounts and volume of our purchases from suppliers, a change in payment terms may have a material adverse effect on our liquidity and our ability to make payments to our suppliers and, consequently, may have a material adverse effect on us.

If we fail to maintain proper inventory levels, our business could be harmed.

We purchase key products from suppliers prior to the time we receive purchase orders from customers. We do this to minimize purchasing costs, the time necessary to fill customer orders, and the risk of non-delivery. However, we may be unable to sell the products we have purchased in advance. Inventory levels in excess of customer demand may result in inventory write-downs, and the sale of excess inventory at discounted prices could significantly impair our brand image and have a material adverse effect on our business, results of operations and financial condition. Conversely, if we underestimate demand for our products or if we fail to acquire the products that we require at the time we need them, we may experience inventory shortages. Inventory shortages might delay shipments to customers, reduce revenue, negatively impact customer relationships, and diminish brand loyalty, which in turn could have a material adverse effect on our business, results of operations and financial condition.

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We are vulnerable to third party transportation risks.

We depend on fast and efficient shipping services to distribute our products. Any prolonged disruption of these services may have a material adverse effect on our business, financial condition, and results of operations. Rising costs associated with transportation services used by us to receive or deliver our products, including tariffs, may also have a material adverse effect on our business, financial condition, and results of operations.

We depend on a limited number of retailers for a large portion of our net sales, and the loss of one or more of these retailers, or business challenges at one or more of these retailers, could adversely affect our results of operations.

A limited number of our retail customers account for a large percentage of our net sales. Any changes in the policies or our ability to meet the demands of our retail customers relating to service levels, inventory de-stocking, pricing and promotional strategies or limitations on access to display space could have a material adverse effect on our business, financial condition, and results of operations.

As is typical in our industry, our business with retailers is based primarily upon discrete sales orders, and we do not have contracts requiring retailers to make firm purchases from us. Accordingly, retailers, could reduce their purchasing levels or cease buying products from us at any time and for any reason. If we lose a significant retail customer or if sales of our products to a significant retailer materially decrease, it could have a material adverse effect on our business, financial condition, and results of operations.

Because such a high percentage of our sales are made through our retail customers, our results are subject to risks relating to the general business performance of our key retail customers. Factors that adversely affect our retail customers’ businesses may also have a material adverse effect on our business, financial condition, and results of operations. These factors may include:

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any reduction in consumer traffic and demand at our retail customers as a result of economic downturns, changes in consumer preferences or reputational damage as a result of, among other developments, data privacy breaches, regulatory investigations, or employee misconduct;

•	any credit risks associated with the financial condition of our retail customers;
•	the effect of consolidation or weakness in the retail industry or at certain retail customers, including store closures and the resulting uncertainty; and
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inventory reduction initiatives and other factors affecting retail customer buying patterns, including any reduction in retail space committed to cosmetics and retailer practices used to control inventory shrinkage.

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Our success is dependent in part upon our ability to distribute popular products from new suppliers, as well as the ability of our existing suppliers to develop and market products that meet changes in market demand or regulatory requirements.

Many of the products we sell are generally subject to rapid changes in marketplace demand or regulatory requirements. Our success is dependent, in part, upon the ability of our suppliers to develop and market products that meet these changes. Our success is also dependent on our ability to develop relationships with and sell products from new suppliers that address these changes in market demand or regulatory requirements. To the extent products that address recent changes are not available to us, or are not available to us in sufficient quantities or on acceptable terms, we could encounter increased competition, which would likely adversely affect our business, results of operations and financial condition.

Risks Related to CBD

Marijuana, Cannabinoids, and CBD with more than 0.3% THC are illegal under federal law.

Marijuana, and CBD containing in excess of 0.3% THC are Schedule 1 controlled substances and are illegal under federal law, specifically the Controlled Substances Act (21 U.S.C. § 811). Even in states that have legalized the use of marijuana, its sale and use remain violations of federal law. CBD and cannabinoids derived from industrial hemp are not distinguishable. Although the products we buy are certified as THC free, if there were mistakes in processing or mislabeling and THC were found in our products we could be subject to enforcement and prosecution which would have a negative impact on our business and operation.

Due to controversy over the cannabis plant within the United States, we face challenges getting our products into stores.

Some of our products are intended for ingestion purposes. There are proven health benefits associated with consuming hemp-based CBD products, however, products derived from the cannabis plant are controversial. Although our products are 100% organic and contain no THC, we anticipate that we may face scrutiny and experience resistance in getting our products into stores due to retailer hesitation to carry products affiliated with the cannabis plant.

Government regulation of cannabis and hemp is constantly evolving, and unfavorable developments in federal or state law could have an adverse effect on our operating results.

Any changes in laws or regulations relating to cannabis and hemp could adversely affect our business, results of operations and our business prospects.

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Existing or probable governmental regulations relating to CBD products may harm or prevent our ability to sell our product offering.

Many state governments in the United States have legalized the growing, production, and use of CBD. However, cannabis remains illegal under federal law. In addition, in July 2017, the United States Drug Enforcement Agency issued a statement that certain CBD extractions fall within the definition of marijuana, and are therefore a Schedule I controlled substance under the Controlled Substances Act of 1970, as amended. Thus, the cannabis industry, including companies which sell products containing CBD, faces very uncertain regulation by the federal government. While the federal government has for several years chosen to not intervene in the cannabis business conducted legally within the states that have legislated such activities, there is, nonetheless, potential that the federal government may at any time choose to begin enforcing its laws against the manufacture, possession, or use of cannabis-based products such as CBD. Similarly, there is the possibility that the federal government may enact legislation or rules that authorize the manufacturing, possession or use of those products under specific guidelines. Local, state, and federal cannabis laws and regulations are broad in scope and subject to evolving interpretations. In the event the federal government was to tighten its regulation of the industry, we would likely suffer a material adverse effect on our business, including substantial losses.

We are subject to legislative uncertainty that could slow or halt the legalization and use of cannabis, which could negatively affect our business.

Continued development of the cannabis industry is dependent upon continued legislative authorization of cannabis at the state level, as well as the U.S. government’s continued non-enforcement of federal cannabis laws against state-law-compliant cannabis businesses. Any number of factors could slow or halt progress in this area. Further, progress, while generally expected, is not assured. Some industry observers believe that well-funded interests, including businesses in the alcohol beverage and the pharmaceutical industries, may have a strong economic opposition to the continued legalization of cannabis and hemp-derived products. The pharmaceutical industry, for example, is well funded with a strong and experienced lobby that eclipses the funding of the medical cannabis movement. Any inroads legalization opponents could make in halting the impending cannabis industry could have a detrimental impact on our business. While there may be ample public support for legislative action, numerous factors impact the legislative process. Any one of those factors could slow or halt the continued legalization and use of cannabis, which would negatively impact our business.

Possible yet unanticipated changes in federal and state law could cause any of our current products, as well as products that we intend to launch, containing hemp-derived CBD oil to be illegal, or could otherwise prohibit, limit, or restrict any of our products containing CBD.

The vast majority of our products contain hemp-derived CBD, and we currently intend to develop and launch additional products containing hemp-derived CBD in the future. Until 2014, when 7 U.S. Code §5940 became federal law as part of the Agricultural Act of 2014 (the “2014 Farm Act”), products containing oils derived from hemp, notwithstanding a minimal or non-existing THC content, were classified as Schedule I illegal drugs. The 2014 Farm Act expired on September 30, 2018, and was thereafter replaced by the Farm Bill, which amended various sections of the U.S. Code, thereby removing hemp, defined as cannabis with less than 0.3% THC, from Schedule 1 status under the Controlled Substances Act, and legalizing the cultivation and sale of industrial-hemp at the federal level, subject to compliance with certain federal requirements and state law, amongst other things. THC is the psychoactive component of plants in the cannabis family generally identified as marihuana or marijuana. There is no assurance that the Farm Bill will not be repealed or amended such that our products containing hemp-derived CBD would once again be deemed illegal under federal law.

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The Farm Bill delegates the authority to the states to regulate and limit the production of hemp and hemp-derived products within their territories. Although many states have adopted laws and regulations that allow for the production and sale of hemp and hemp-derived products under certain circumstances, no assurance can be given that such state laws may not be repealed or amended such that our intended products containing hemp-derived CBD would once again be deemed illegal under the laws of one or more states now permitting such products, which in turn would render such intended products illegal in those states under federal law even if the federal law is unchanged. In the event of either repeal of federal or of state laws and regulations, or of amendments thereto that are averse to our intended products, we may be restricted or limited with respect to those products that we may sell or distribute, which could adversely impact our intended business plan with respect to such intended products.

Additionally, the FDA has indicated its view that certain types of products containing CBD may not be permissible under the Food, Drug and Cosmetic Act, or FDCA. The FDA’s position is related to its approval of Epidiolex, a marijuana-derived prescription medicine to be available in the United States. The active ingredient in Epidiolex is CBD. On December 20, 2018, after the passage of the Farm Bill, FDA Commissioner Scott Gottlieb issued a statement in which he reiterated the FDA’s position that, among other things, the FDA requires a cannabis product (hemp-derived or otherwise) that is marketed with a claim of therapeutic benefit, or with any other disease claim, to be approved by the FDA for its intended use before it may be introduced into interstate commerce and that the FDCA prohibits introducing into interstate commerce food products containing added CBD, and marketing products containing CBD as a dietary supplement, regardless of whether the substances are hemp-derived. Our CBD product offerings must comply with applicable federal and state laws and regulations, and legal proceedings alleging violations of such laws could have a material adverse effect on our business, financial condition, and results of operations.

There is limited availability of clinical studies.

Although industrial hemp-derived CBD has a long history of human consumption, and we believe all our products are safe when taken as directed, there is little long-term experience with human consumption of certain of these innovative product ingredients or combinations thereof in concentrated form. Although we perform extensive research and/or tests on the formulation and production of products, there is limited clinical data regarding the safety and benefits of ingesting industrial hemp-based CBD products. Any instance of illness or negative side effects of ingesting industrial hemp-based CBD products could have a material adverse effect on our business and operations.

Due to recent expansion into the CBD industry, we may have a difficult time obtaining the various insurances that are desired to operate our business, which may expose us to additional risk and financial liability.

Insurance that is otherwise readily available, such as general liability, and directors and officer’s insurance, may become more difficult for us to find, and more expensive, due to our sale of products containing hemp-derived CBD. There are no guarantees that we will be able to find such insurances in the future, or that the cost will be affordable to us. If we are forced to go without such insurances, it may prevent us from entering into certain business sectors, may inhibit our growth, and may expose us to additional risk and financial liabilities.

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Risk Related to Psychedelics

We are dependent on the successful development of our psychedelic therapies. We cannot give any assurance that our products will successfully complete clinical trials or receive regulatory approval, which is necessary before it can be commercialized.

We currently have no therapies that are approved for commercial sale and may never be able to develop marketable therapies. We expect that a substantial portion of our efforts and expenditures over the next several years will be devoted to an investigational psilocybin therapy. Accordingly, the growth of this line of business currently depends on the successful regulatory approval and commercialization of our investigational psilocybin therapy. We cannot be certain that our therapy will receive regulatory approval or that our therapy will be successfully commercialized even if we receive regulatory approval. If we were required to discontinue development of our investigational psilocybin therapy, or if it does not receive regulatory approval or fails to achieve significant market acceptance, we would be delayed by many years in our ability to achieve profitability, if ever.

The research, testing, manufacturing, safety, efficacy, labeling, approval, sale, marketing, and distribution of psilocybin is, and will remain, subject to comprehensive regulation by the FDA, the DEA, the EMA, the MHRA and foreign regulatory authorities. Failure to obtain regulatory approval in the United States, Europe or other jurisdictions will prevent us from commercializing and marketing our psilocybin therapy in such jurisdictions.

Even if we were to successfully obtain approval from the FDA, the EMA, the MHRA and foreign regulatory authorities, any approval might contain significant limitations related to use, as well as restrictions for specified age groups, warnings, precautions, or contraindications. In addition, we anticipate that any regulatory approval may include specific requirements or restrictions on the involvement or conduct of trained therapists in the administration of our therapy and we have not yet received any specific guidance from the FDA, the EMA, the MHRA or other regulatory bodies regarding such requirements or restrictions. Furthermore, even if we obtain regulatory approval, we will still need to develop a commercial infrastructure or develop relationships with collaborators to commercialize including securing availability of third-party therapy sites for the appropriate administration of our investigational psilocybin therapy, secure adequate manufacturing, train and secure access to qualified therapists, establish a commercially viable pricing structure and obtain coverage and adequate reimbursement from third-party payors, including government healthcare programs. If we, or any future collaborators, are unable to successfully commercialize our investigational psilocybin therapy, we may not be able to generate sufficient revenue to continue our business.

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The success of our psilocybin therapy and any future psychedelic therapy candidates will depend on several factors, including the following:

•	successful completion of clinical trials and preclinical studies;
•	sufficiency of our financial and other resources to complete the necessary preclinical studies and clinical trials;
•	receiving regulatory approvals or clearance for conducting our planned clinical trials or future clinical trials;
•	successful patient enrollment in and completion of clinical trials;
•	positive data from our clinical trials that support an acceptable risk-benefit profile of any future therapeutic candidates in the intended populations;
•	receipt and maintenance of regulatory and marketing approvals from applicable regulatory authorities;
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establishing and scaling up, either alone or with third-party manufacturers, manufacturing capabilities of clinical supply for our clinical trials and commercial manufacturing, if or any future therapeutic candidates are approved;

•	entry into collaborations to further the development of our psilocybin therapy and any future therapeutic candidates;
•	obtaining and maintaining patent and trade secret protection and/or regulatory exclusivity for any future therapeutic candidates;
•	successfully launching commercial sales of our psilocybin therapy and any future therapeutic candidates, if approved;
•	acceptance of psilocybin therapy benefits and uses, if approved, by patients, the medical community, and third-party payors;
•	maintaining a continued acceptable safety profile of psilocybin therapy and any future therapeutic candidates following approval;
•	effectively competing with companies developing and commercializing other therapies in the indications which our psilocybin therapy targets;
•	obtaining and maintaining healthcare coverage and adequate reimbursement from third-party payors;
•	enforcing and defending intellectual property rights and claims; and
•	complying with laws and regulations, including laws applicable to controlled substances.

If we are not successful with respect to one or more of these factors in a timely manner or at all, we could experience significant delays or an inability to successfully commercialize our psilocybin therapy or any future therapeutic candidates we develop, which would materially harm our business. If we do not receive marketing approvals for   and any future therapeutic candidates, we may not be able to continue our operations.

 Psychedelic therapies are subject to controlled substance laws and regulations in the territories where the product will be marketed, such as the United States, the UK and the rest of Europe, and failure to comply with these laws and regulations, or the cost of compliance with these laws and regulations, may adversely affect the results of our business operations, both during clinical development and post approval, and our financial condition. In addition, during the review process and prior to approval, the FDA and/or other regulatory bodies may require additional data, including with respect to whether proposed therapies have abuse potential. This may delay approval and any potential rescheduling process.

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In the United States, psilocybin and its active metabolite, psilocin, are listed by the DEA as “Controlled Substances” or scheduled substances, under the Comprehensive Drug Abuse Prevention and Control Act of 1970, also known as the Controlled Substances Act, or CSA, specifically as a Schedule I substance. The DEA regulates chemical compounds as Schedule I, II, III, IV or V substances. Schedule I substances by definition have a high potential for abuse, have no currently “accepted medical use” in the United States, lack accepted safety for use under medical supervision, and may not be prescribed, marketed, or sold in the United States. Pharmaceutical products approved for use in the United States may be listed as Schedule II, III, IV or V, with Schedule II substances considered to present the highest potential for abuse or dependence and Schedule V substances the lowest relative risk of abuse among such substances. Schedule I and II drugs are subject to the strictest controls under the CSA, including manufacturing and procurement quotas, security requirements and criteria for importation. In addition, dispensing of Schedule II drugs is further restricted. For example, they may not be refilled without a new prescription and may have a black box warning. Further, most, if not all, state laws in the United States classify psilocybin and psilocin as Schedule I controlled substances. For any product containing psilocybin to be available for commercial marketing in the United States, psilocybin and psilocin must be rescheduled, or the product itself must be scheduled, by the DEA to Schedule II, III, IV or V. Commercial marketing in the United States will also require scheduling-related legislative or administrative action.

Scheduling determinations by the DEA are dependent on FDA approval of a substance or a specific formulation of a substance. Therefore, while psilocybin and psilocin are Schedule I controlled substances, products approved by the FDA for medical use in the United States that contain psilocybin or psilocin should be placed in Schedules II-V, since approval by the FDA satisfies the “accepted medical use” requirement. If and when   receives FDA approval, we anticipate that the DEA will make a scheduling determination and place it in a schedule other than Schedule I in order for it to be prescribed to patients in the United States. This scheduling determination will be dependent on FDA approval and the FDA’s recommendation as to the appropriate schedule. During the review process, and prior to approval, the FDA may determine that it requires additional data, either from non-clinical or clinical studies, including with respect to whether, or to what extent, the substance has abuse potential. This may introduce a delay into the approval and any potential rescheduling process. That delay would be dependent on the quantity of additional data required by the FDA. This scheduling determination will require DEA to conduct notice and comment rule making including issuing an interim final rule. Such action will be subject to public comment and requests for hearing which could affect the scheduling of these substances. There can be no assurance that the DEA will make a favorable scheduling decision. Even assuming categorization as a Schedule II or lower controlled substance (i.e., Schedule III, IV or V), at the federal level, such substances would also require scheduling determinations under state laws and regulations.

If approved by the FDA and listed by the DEA as a Schedule II, III, or IV controlled substance, its manufacture, importation, exportation, domestic distribution, storage, sale, and legitimate use will continue to be subject to a significant degree of regulation by the DEA. In addition, the scheduling process may take significantly longer than the 90-day deadline set forth in the CSA, thereby delaying the launch of our psilocybin therapy in the United States. Furthermore, the FDA, DEA, or any foreign regulatory authority could require us to generate more clinical or other data than we currently anticipate to establish whether or to what extent the substance has an abuse potential, which could increase the cost and/or delay the launch of our psilocybin therapy and any future therapeutic candidates containing controlled substances. In addition, therapeutic candidates containing controlled substances are subject to DEA regulations relating to manufacturing, storage, distribution, and physician prescription procedures, including:

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DEA registration and inspection of facilities. Facilities conducting research, manufacturing, distributing, importing, or exporting, or dispensing controlled substances must be registered (licensed) to perform these activities and have the security, control, recordkeeping, reporting, and inventory mechanisms required by the DEA to prevent drug loss and diversion. All these facilities must renew their registrations annually, except dispensing facilities, which must renew every three years. The DEA conducts periodic inspections of certain registered establishments that handle controlled substances. Obtaining and maintaining the necessary registrations may result in delay of the importation, manufacturing, or distribution. Furthermore, failure to maintain compliance with the CSA, particularly non-compliance resulting in loss or diversion, can result in regulatory action that could have a material adverse effect on our business, financial condition, and results of operations. The DEA may seek civil penalties, refuse to renew necessary registrations, or initiate proceedings to restrict, suspend or revoke those registrations. In certain circumstances, violations could lead to criminal proceedings.

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State-controlled substances laws. Individual U.S. states have also established controlled substance laws and regulations. Though state-controlled substances laws often mirror federal law, because the states are separate jurisdictions, they may separately schedule. While some states automatically schedule a drug based on federal action, other states schedule drugs through rule making or a legislative action. State scheduling may delay commercial sale of any product for which we obtain federal regulatory approval and adverse scheduling could have a material adverse effect on the commercial attractiveness of such product. We or our partners must also obtain separate state registrations, permits or licenses in order to be able to obtain, handle, and distribute controlled substances for clinical trials or commercial sale, and failure to meet applicable regulatory requirements could lead to enforcement and sanctions by the states in addition to those from the DEA or otherwise arising under federal law.

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Clinical trials. Because our psilocybin therapy contains psilocybin, to conduct clinical trials in the United States prior to approval, each of our research sites must submit a research protocol to the DEA and obtain and maintain a DEA researcher registration that will allow those sites to handle and dispense our treatment and to obtain the product from our importer. If the DEA delays or denies the grant of a researcher registration to one or more research sites, the clinical trial could be significantly delayed, and we could lose clinical trial sites.

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Manufacture in the United States. If, because of a Schedule II classification or voluntarily, we were to conduct manufacturing or repackaging/relabeling in the United States, our contract manufacturers would be subject to the DEA’s annual manufacturing and procurement quota requirements. Additionally, regardless of the scheduling, the active ingredient in the final dosage form is currently a Schedule I controlled substance and would be subject to such quotas as this substance could remain listed on Schedule I. The annual quota allocated to us or our contract manufacturers for the active ingredient may not be sufficient to complete clinical trials or meet commercial demand. Consequently, any delay or refusal by the DEA in establishing our, or our contract manufacturers’, procurement and/or production quota for controlled substances could delay or stop our clinical trials or product launches, which could have a material adverse effect on our business, financial position, and results of operations.

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Distribution in the United States. If our therapy is scheduled as Schedule II, III or IV, we would also need to identify wholesale distributors with the appropriate DEA registrations and authority to distribute and any future therapeutic candidates. These distributors would need to obtain Schedule II, III or IV distribution registrations. This limitation in the ability to distribute may limit commercial uptake and could negatively impact our prospects. The failure to obtain, or delay in obtaining, or the loss of any of those registrations could result in increased costs to us. If our therapy is a Schedule II drug, participants in our supply chain may have to maintain enhanced security with alarms and monitoring systems and they may be required to adhere to recordkeeping and inventory requirements. In addition, our therapy will likely be determined to have a high potential for abuse and therefore required to be administered at our trial sites, which could limit commercial update. Furthermore, state, and federal enforcement actions, regulatory requirements, and legislation intended to reduce prescription drug abuse, such as the requirement that physicians consult a state prescription drug monitoring program, may make physicians less willing to prescribe, and pharmacies to dispense, Schedule II products.

The potential reclassification of psilocybin and psilocin in the United States could create additional regulatory burdens on our operations and negatively affect our results of operations.

If psilocybin and/or psilocin, other than the FDA-approved formulation, is rescheduled under the CSA as a Schedule II or lower controlled substance (i.e., Schedule III, IV or V), the ability to conduct research on psilocybin and psilocin would most likely be improved. However, rescheduling psilocybin and psilocin may materially alter enforcement policies across many federal agencies, primarily the FDA and DEA. The FDA is responsible for ensuring public health and safety through regulation of food, drugs, supplements, and cosmetics, among other products, through its enforcement authority pursuant to the Federal Food, Drug, and Cosmetic Act, or the FDCA. The FDA’s responsibilities include regulating the ingredients as well as the marketing and labeling of drugs sold in interstate commerce. Because it is currently illegal under federal law to produce and sell psilocybin and psilocin, and because there are no federally recognized medical uses, the FDA has historically deferred enforcement related to psilocybin and psilocin to the DEA. If psilocybin and psilocin were to be rescheduled to a federally controlled, yet legal, substance, the FDA would likely play a more active regulatory role. The DEA would continue to be active in regulating manufacturing, distribution and dispensing of such substances. The potential for multi-agency enforcement post-rescheduling could threaten or have a materially adverse effect on our business.

Psychedelic therapy requires the use of controlled substances, which may generate public controversy. Adverse publicity or public perception regarding our current or future investigational therapies may negatively influence the success of these therapies.

Therapies containing controlled substances may generate public controversy. Political and social pressures and adverse publicity could lead to delays in approval of, and increased expenses of our therapy and any future therapeutic candidates we may develop. Opponents of these therapies may seek restrictions on marketing and withdrawal of any regulatory approvals. In addition, these opponents may seek to generate negative publicity in an effort to persuade the medical community to reject these therapies. For example, we may face media-communicated criticism directed at our clinical development program. Adverse publicity from psychedelic misuse may adversely affect the commercial success or market penetration achievable by our therapies. Anti-psychedelic protests have historically occurred and may occur in the future and generate media coverage. Political pressures and adverse publicity could lead to delays in, and increased expenses for, and limit or restrict the introduction and marketing of our therapeutic candidates.

If psychedelic therapeutic candidates are approved for commercial sale, we will be highly dependent upon consumer perceptions of the safety and quality of our therapies. We may face limited adoption if third-party therapy sites, therapists, and patients are unwilling to try such a novel treatment. There has been a history of negative media coverage regarding psychedelic substances, including psilocybin, which may affect the public’s perception of our therapies. In addition, psilocybin elicits intense psychological experiences, and this could deter patients from choosing this course of treatment. We could be adversely affected if we were subject to negative publicity or if any of our therapies or any similar therapies distributed by other companies prove to be, or are asserted to be, harmful to patients. Because of our dependence upon consumer perception, any adverse publicity associated with illness or other adverse effects resulting from patients’ use or misuse of our therapies or any similar therapies distributed by other companies could have a material adverse impact on our business, prospects, financial condition, and results of operations.

Future adverse events in research into depression and mental health diseases on which we focus our research efforts, or the pharmaceutical industry more generally, could also result in greater governmental regulation, stricter labeling requirements and potential regulatory delays in the testing or approvals of our therapies. Any increased scrutiny could delay or increase the costs of obtaining regulatory approval for our current or future therapeutic candidates.

Clinical drug development is a lengthy and expensive process with uncertain timelines and uncertain outcomes. If clinical trials of   or any future therapeutic candidates are prolonged or delayed, we or our current or future collaborators may be unable to obtain required regulatory approvals, and therefore we will be unable to commercialize our psilocybin therapy or any future therapeutic candidates on a timely basis or at all, which will adversely affect our business.

Clinical testing is expensive and can take many years to complete, and its outcome is inherently uncertain. Failure can occur at any time during the clinical trial process and our future clinical trial results may not be successful.

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We may experience delays in completing our ongoing clinical trial and initiating or completing additional clinical trials. We may also experience numerous unforeseen events during our clinical trials that could delay or prevent our ability to receive marketing approval or commercialize our psychedelic therapies, including:

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delays in or failure to obtain regulatory approval to commence or modify a trial, including the imposition of a temporary or permanent clinical hold by regulatory authorities for a number of reasons, including after review of an Investigational New Drug Application, or IND, or amendment, clinical trial application, or CTA, or amendment, or equivalent application or amendment, as a result of a finding that the trial presents unreasonable risk to clinical trial participants or a negative finding from an inspection of our clinical trial operations or study sites;

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delays in or failure to reach agreement on acceptable terms with prospective contract research organizations, or CROs, and clinical trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;

•	delays in or failure to obtain institutional review board, or IRB, or ethics committee approval at each site;
•	delays in or failure to recruit a sufficient number of suitable patients to participate in a trial;
•	failure to have patients complete a trial or return for post-treatment follow-up;
•	clinical sites deviating from trial protocol or dropping out of a trial;
•

challenges related to conducting adequate and well-controlled clinical trials, including designing an appropriate comparator arm in studies given the potential difficulties related to maintaining the blinding during the trial or placebo or nocebo effects;

•	adding new clinical trial sites;
•

availability of adequately trained therapists and appropriate third-party clinical trial sites for the conduct of psilocybin therapy sessions, including preparation, psilocybin administration and integration of the therapeutic experience;

•	sufficiency of any supporting digital services that may form part of the preparation, integration or long-term follow-up relating to any therapy we develop;
•	failure to contract for the manufacture of sufficient quantities of the underlying therapeutic substance for use in clinical trials in a timely manner;
•	third-party actions claiming infringement by our therapeutic candidates in clinical trials and obtaining injunctions interfering with our progress;
•

safety or tolerability concerns which could cause us or our collaborators, as applicable, to suspend or terminate a trial if we or our collaborators find that the participants are being exposed to unacceptable health risks;

•	changes in regulatory requirements, policies, and guidelines;
•	lower than anticipated retention rates of patients and patients in clinical trials;
•	our third-party research contractors failing to comply with regulatory requirements or meet their contractual obligations to us in a timely manner, or at all;
•	delays in establishing the appropriate dosage levels in clinical trials;
•

delays in our clinical trials due to the COVID-19 pandemic, due to factors such as a decrease in the willingness or availability of patients to enroll in our clinical trials and challenges in procuring sufficient supplies of the underlying therapeutic substance;

•	the quality or stability of the underlying therapeutic substance falling below acceptable standards; and
•

business interruptions resulting from geo-political actions, including war and terrorism, natural disasters including earthquakes, typhoons floods and fires, pandemics, or failures or significant downtime of our information technology systems resulting from cyber-attacks on such systems or otherwise.

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We could encounter delays if a clinical trial is suspended or terminated by us, by the institutional review boards, or IRBs of the institutions in which such trials are being conducted or ethics committees, by the Data Review Committee, or DRC, or Data Safety Monitoring Board for such trial or by the FDA, the EMA, the MHRA or other regulatory authorities or if the DEA registration of an investigator or site conducting the clinical trial is revoked. Such authorities may impose such a suspension or termination due to a number of factors, including failure to conduct the clinical trial in accordance with regulatory requirements or our clinical protocols, inspection of the clinical trial operations or trial site by the FDA, the EMA, the MHRA or other regulatory authorities resulting in the imposition of a clinical hold, unforeseen safety issues or adverse side effects, including those relating to the class to which our therapy or any future therapeutic candidates belong, failure to demonstrate a benefit from using a drug, changes in governmental regulations or administrative actions or lack of adequate funding to continue the clinical trial.

Any of these occurrences may harm our business, financial condition, and prospects significantly. In addition, many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of our therapeutic candidates or result in the development of therapeutic candidates being stopped early.

Our clinical trials may fail to demonstrate substantial evidence of the safety and effectiveness of any psilocybin therapy product candidates, which would prevent, delay, or limit the scope of regulatory approval and commercialization.

Before obtaining regulatory approvals for the commercial sale of our psychedelic therapies, we must demonstrate through lengthy, complex, and expensive nonclinical studies, preclinical studies, and clinical trials that the applicable therapeutic candidate is both safe and effective for use in each target indication. A therapeutic candidate must demonstrate an adequate risk versus benefit profile in its intended patient population and for its intended use.

Clinical testing is expensive and can take many years to complete, and its outcome is inherently uncertain. Failure can occur at any time during the clinical development process and, because our psilocybin therapy is in an early stage of development, there is a high risk of failure and we may never succeed in developing marketable products. Most product candidates that begin clinical trials are never approved by regulatory authorities for commercialization. We have limited experience in designing clinical trials and may be unable to design and execute a clinical trial to support marketing approval.

We cannot be certain that our current clinical trials or any other future clinical trials will be successful. Clinical trials that we conduct may not demonstrate the efficacy and safety necessary to obtain regulatory approval to market our investigational psilocybin therapy. In some instances, there can be significant variability in safety or efficacy results between different clinical trials of the same therapeutic candidate due to numerous factors, including changes in trial procedures set forth in protocols, differences in the size and type of the patient populations, changes in and adherence to the clinical trial protocols and the rate of dropout among clinical trial participants. If the results of our ongoing or future clinical trials are inconclusive with respect to efficacy, if we do not meet the clinical endpoints with statistical and clinically meaningful significance, or if there are safety concerns associated with investigational therapy, we may be delayed in obtaining marketing approval, or we may never obtain marketing approval. Any safety concerns observed in any one of our clinical trials in our targeted indications could limit the prospects for regulatory approval of   in those and other indications, which could have a material adverse effect on our business, financial condition, and results of operations.

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Even if our clinical trials are successfully completed, preclinical and clinical data are often susceptible to varying interpretations and analyses and we cannot guarantee that the FDA, the EMA or comparable foreign regulatory authorities will interpret the results as we do. Accordingly, more trials could be required before we seek regulatory approval. To the extent that the results of the trials are not satisfactory to the FDA, the EMA or comparable foreign regulatory authorities for support of a marketing application, approval of our therapy may be significantly delayed, or we may be required to expend significant resources, which may not be available to us, to conduct additional trials. Moreover, results acceptable to support approval in one jurisdiction may be deemed inadequate by another regulatory authority to support regulatory approval in that other jurisdiction. Due to the inherent risk in the development of therapeutic substances, there is a significant likelihood that our therapy and any future therapeutic candidates will not successfully complete development and receive approval. Many other companies that believed their therapeutic candidates performed satisfactorily in preclinical studies and clinical trials have nonetheless failed to obtain regulatory approval for the marketing of their therapy. If we do not receive regulatory approval we may not be able to continue our operations. Even if regulatory approval is secured for or any future therapeutic candidate, the terms of such approval may limit the scope and use of a specific therapeutic candidate, which may also limit its commercial potential.

Interim, top-line and preliminary data from our clinical trials that we announce or publish from time to time may change as more patient data become available and are subject to audit and verification procedures that could result in material changes in the final data. These data may not be sufficient to support regulatory submissions or approvals.

From time to time, we may publish interim, top-line or preliminary data from our clinical trials. We may decide to conduct an interim analysis of the data after a certain number or percentage of subjects have been enrolled, but before completion of the trial. Similarly, we may report top-line or preliminary results of primary and key secondary endpoints before the final trial results are completed. Interim, top-line and preliminary data from our clinical trials may change as more patient data or analyses become available. Preliminary, top-line or interim data from our clinical trials are not necessarily predictive of final results. Interim, top-line and preliminary data are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment continues, more patient data become available and we issue our final clinical trial report. Interim, top-line and preliminary data also remain subject to audit and verification procedures that may result in the final data being materially different from the preliminary data we previously published. As a result, interim, top-line and preliminary data should be viewed with caution until the final data are available. Material adverse changes in the final data compared to the interim data could significantly harm our business prospects.

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Further, others, including regulatory agencies, may not accept or agree with our assumptions, estimates, calculations, conclusions, or analyses or may interpret or weigh the importance of data differently, which could impact the value of the particular program, the approvability or commercialization of the particular therapeutic candidate and our company in general, and regulatory agencies may request further data from us. In addition, you or others may not agree with what we determine is the material or otherwise appropriate information to include in our disclosure, and any information we determine not to disclose may ultimately be deemed significant with respect to future decisions, conclusions, views, activities or otherwise regarding a particular therapeutic candidate. If the top-line data that we report differ from actual results, or if others, including regulatory authorities, disagree with the conclusions reached, our ability to obtain approval for, and commercialize therapeutic products, our business, operating results, prospects, or financial condition may be harmed.

The regulatory approval process of the FDA, the EMA, the MHRA and comparable foreign authorities are lengthy, time-consuming, and inherently unpredictable, and if we are ultimately unable to obtain regulatory approval for   and any future therapeutic candidates, our business will be substantially harmed.

We have not previously submitted a New Drug Application, or NDA, to the FDA, or a Marketing Authorization Application, or MAA, to the EMA or the MHRA. Before obtaining regulatory approvals for the commercial sale of any therapeutic product candidates, we must demonstrate through lengthy, complex, and expensive preclinical testing and clinical trials that therapeutic candidates are both safe and effective for use in each target indication. Clinical testing is expensive and can take many years to complete, and its outcome is inherently uncertain. Failure can occur at any time during the clinical trial process, and, because   is in an early stage of development, there is a high risk of failure and we may never succeed in developing marketable products.

The time required to obtain approval by the FDA, the EMA, the MHRA and comparable foreign authorities is unpredictable but typically takes many years following the commencement of clinical trials and depends upon numerous factors, including the substantial discretion of the regulatory authorities. In addition, approval policies, regulations, or the type and amount of clinical data necessary to gain approval may change during the course of a therapeutic candidate’s clinical development and may vary among jurisdictions. We have not obtained regulatory approval for any therapeutic treatments. It is possible we may never obtain regulatory approval.

Therapeutic product candidates could fail to receive regulatory approval from the FDA, the EMA, the MHRA or comparable foreign regulatory authorities or be precluded from commercial marketing for many reasons, including the following:

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•	the FDA, the EMA, the MHRA or comparable foreign regulatory authorities may disagree with, question or request changes in the design or implementation of our clinical trials;
•

the FDA, the EMA, the MHRA or comparable foreign regulatory authorities may determine that or any future therapeutic candidates are not safe and effective, only moderately effective, or have undesirable or unintended side effects, toxicities, or other characteristics that preclude our obtaining marketing approval or prevent or limit commercial use;

•	the results of clinical trials may not meet the level of statistical significance required by the FDA, the EMA, the MHRA or comparable foreign regulatory authorities for approval;
•	we may be unable to demonstrate that our psilocybin therapy or any future therapeutic candidate’s clinical and other benefits outweigh its safety risks;
•	the FDA, the EMA, the MHRA or comparable foreign regulatory authorities may disagree with our interpretation of data from preclinical studies or clinical trials;
•

the data collected from clinical trials of our psilocybin therapy or any future therapeutic candidates may not be sufficient to support the submission of an NDA or other submission, or to obtain regulatory approval in the United States or elsewhere;

•

the FDA, the EMA, the MHRA or comparable foreign regulatory authorities may find deficiencies with or fail to approve the manufacturing processes or facilities of third-party manufacturers with which we contract for clinical and commercial supplies;

•

the approval policies or regulations of the FDA, the EMA, the MHRA or comparable foreign regulatory authorities may significantly change in a manner rendering our clinical data insufficient for approval; and

•	the potential risk of our novel therapy and delivery method, including the use of third-party clinical trial sites and therapists.

This lengthy approval process, as well as the unpredictability of future clinical trial results, may result in our failing to obtain regulatory approval to market any therapeutic candidates, which would significantly harm our business, results of operations and prospects. The FDA, the EMA, the MHRA and other comparable foreign authorities have substantial discretion in the approval process and determining when or whether regulatory approval will be obtained for any therapeutic candidates. Even if we believe the data collected from clinical trials of therapeutic candidates are promising, such data may not be sufficient to support approval by the FDA, the EMA, the MHRA or any other regulatory authority. If any therapeutic candidates fail to obtain approval on the basis of any applicable condensed regulatory approval process, this will prevent such therapeutic candidate from obtaining approval on a shortened time frame, or at all, resulting in increased expenses which would materially harm our business.

In addition, even if we were to obtain approval, regulatory or pricing authorities may approve therapeutic candidates for fewer or more limited indications than we request, may not approve the price we intend to charge for our therapies, may grant approval contingent on the performance of costly post-marketing clinical trials, or may approve a therapeutic candidate with a label that does not include the labeling claims necessary or desirable for the successful commercialization of that therapeutic candidate. For example, esketamine, a drug targeting major depressive disorder, or MDD, is only available through a Risk Evaluation and Mitigation Strategy, or REMS, program, under the applicable FDA regulations. Any of the foregoing scenarios may have a negative impact on the commercial prospects for our psilocybin therapy or any future therapeutic candidates.

 Even if our psychedelic therapeutic candidates obtain regulatory approval, we will be subject to ongoing obligations and continued regulatory review, which may result in significant additional expense. Additionally, any such therapeutic candidates, if approved, could be subject to labeling and other restrictions and market withdrawal and we may be subject to penalties if we fail to comply with regulatory requirements or experience unanticipated problems with our psilocybin therapy or any future therapeutic candidates.

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If the FDA, the EMA, the MHRA or a comparable foreign regulatory authority approves any of our therapeutic candidates, the manufacturing processes, labeling, packaging, distribution, adverse event reporting, storage, advertising, promotion, and recordkeeping for the therapy and underlying therapeutic substance will be subject to extensive and ongoing regulatory requirements. These requirements include submissions of safety and other post-marketing information and reports, registration, as well as continued compliance with current good manufacturing practices, or CGMPs, and with good clinical practices, or GCPs, for any clinical trials that we conduct post-approval, all of which may result in significant expense and limit our ability to commercialize such therapies. Later discovery of previously unknown problems with any approved therapeutic candidate, including adverse events of unanticipated severity or frequency, or with our third-party manufacturers or manufacturing processes, or failure to comply with regulatory requirements, may result in, among other things:

•	restrictions on the labeling, distribution, marketing, or manufacturing of any therapeutic candidates, withdrawal of the product from the market, or product recalls;
•	untitled and warning letters, or holds on clinical trials;
•

refusal by the FDA, the EMA, the MHRA or other foreign regulatory body to approve pending applications or supplements to approved applications we filed or suspension or revocation of license approvals;

•	requirements to conduct post-marketing studies or clinical trials;
•	restrictions on coverage by third-party payors;
•	fines, restitution or disgorgement of profits or revenue;
•	suspension or withdrawal of marketing approvals;
•	product seizure or detention, or refusal to permit the import or export of the product; and
•	injunctions or the imposition of civil or criminal penalties.

In addition, any regulatory approvals that we receive for therapeutic candidates may also be subject to limitations on the approved indicated uses for which the therapy may be marketed or to the conditions of approval, or contain requirements for potentially costly post-marketing testing, including Phase IV clinical trials, and surveillance to monitor the safety and efficacy of such therapeutic candidates. For instance, we believe that our therapies, would be subject to a REMS program, under the applicable FDA regulations. REMS programs are costly and time-consuming for providers to comply with, involving high administrative burden, which could delay or limit our ability to commercialize our psilocybin therapy.

If there are changes in the application of legislation, regulations, or regulatory policies, or if problems are discovered with our therapies or our manufacture of an underlying therapeutic substance, or if we or one of our distributors, licensees or co-marketers fails to comply with regulatory requirements, the regulators could take various actions. These include imposing fines on us, imposing restrictions on the therapeutic or its manufacture and requiring us to recall or remove the therapeutic from the market. The regulators could also suspend or withdraw our marketing authorizations, requiring us to conduct additional clinical trials, change our therapeutic labeling or submit additional applications for marketing authorization. If any of these events occurs, our ability to sell such therapy may be impaired, and we may incur substantial additional expense to comply with regulatory requirements, which could materially adversely affect our business, financial condition, and results of operations.

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Therapeutic candidates we may develop may have serious adverse, undesirable, or unacceptable side effects which may delay or prevent marketing approval. If such side effects are identified during the development of   or any future therapeutic candidates or following approval, if any, we may need to abandon our development of such therapeutic candidates, the commercial profile of any approved label may be limited, or we may be subject to other significant negative consequences.

Although existing evidence supports the safety and low toxicity of psychedelics, undesirable side effects that may be caused by therapeutic candidates could cause us or regulatory authorities to interrupt, delay or halt clinical trials and could result in a more restrictive label, a requirement that we implement a REMS plan to ensure that the benefits of the therapy outweigh its risks, or the delay or denial of regulatory approval by the FDA, the EMA, the MHRA or other comparable foreign authorities. We or regulatory authorities may also learn of and take similar actions based on side effects related to our therapeutic candidates or compounds similar to our therapeutic candidates in studies not conducted by us, including in investigator-initiated studies or studies conducted by other sponsors, from spontaneous reports of use of psilocybin outside of the clinical trial setting or from safety reports in literature.

The results of future clinical studies may show that our therapeutic candidates cause undesirable or unacceptable side effects or even death. There can be no assurance that deaths or serious side effects will not occur, even in a clinical setting

Clinical trials are conducted in representative samples of the potential patient population which may have significant variability. Even if we receive regulatory approval for therapeutic candidates, we will have tested them in only a limited number of patients during our clinical trials. Clinical trials are by design based on a limited number of subjects and of limited duration for exposure to the therapy used to determine whether, on a potentially statistically significant basis, the planned safety and efficacy of any such therapeutic candidate can be achieved. As with the results of any statistical sampling, we cannot be sure that all side effects of therapeutic candidates may be uncovered, and it may be the case that only with a significantly larger number of patients exposed to such therapeutic candidate for a longer duration, may a more complete safety profile be identified. Further, even larger clinical trials may not identify rare serious adverse effects or the duration of such studies may not be sufficient to identify when those events may occur. If our applications for marketing are approved and more patients begin to use our therapy, new risks and side effects associated with our therapies may be discovered. There have been other products and therapies that have been approved by the regulatory authorities but for which safety concerns have been uncovered following approval. Such safety concerns have led to labelling changes or withdrawal of therapies from the market, and our psilocybin therapy and any future therapeutic candidates may be subject to similar risks. We might have to withdraw or recall our therapeutic candidates from the marketplace. We may also experience a significant drop in the potential future sales of our therapeutic candidates if and when regulatory approvals for such therapy are obtained, experience harm to our reputation in the marketplace or become subject to lawsuits, including class actions. Any of these results could decrease or prevent any sales of our approved therapeutic candidates, if any, or substantially increase the costs and expenses of commercializing and marketing our psilocybin therapy and any future therapeutic candidates.

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Additionally, if our therapeutic candidates receive marketing approval and we or others later identify undesirable or unacceptable side effects caused by such therapeutic candidates, a number of potentially significant negative consequences could result, including the following:

•	regulatory authorities may withdraw approvals of such therapies and require us to take our approved therapeutic candidates, if any, off the market;
•	regulatory authorities may require the addition of labeling statements, specific warnings, a contraindication or field alerts to physicians and pharmacies;
•

regulatory authorities may require a medication guide outlining the risks of such side effects for distribution to patients, or that we implement a REMS plan to ensure that the benefits of the therapeutic candidate outweigh its risks;

•	we may be required to change the way the therapy is administered, conduct additional clinical trials, or change the labeling of the therapeutic candidate;
•	we may be subject to limitations on how we may promote the therapeutic candidate;
•	sales of the therapy may decrease significantly;
•	we may be subject to litigation or product liability claims; and
•	our reputation may suffer.

Any of these events could prevent us or our potential future collaborators from achieving or maintaining market acceptance of the affected therapeutic candidate or could substantially increase commercialization costs and expenses, which in turn could delay or prevent us from generating significant revenue from the sale of our psilocybin therapy or any future therapeutic candidates.

Even if we obtain FDA, EMA or MHRA approval for therapeutic product candidates that we may identify and pursue in the United States, Europe, or the UK, we may never obtain approval to commercialize any such therapeutic candidates outside of those jurisdictions, which would limit our ability to realize their full market potential.

In order to market any products outside of the United States, we must establish and comply with numerous and varying regulatory requirements of other countries regarding safety and effectiveness. Clinical trials conducted in one country may not be accepted by regulatory authorities in other countries, and regulatory approval in one country does not mean that regulatory approval will be obtained in any other country. Approval processes vary among countries and can involve additional product testing and validation and additional or different administrative review periods from those in the United States, including additional preclinical studies or clinical trials, as clinical trials conducted in one jurisdiction may not be accepted by regulatory authorities in other jurisdictions. In many jurisdictions outside the United States, a therapeutic candidate must be approved for reimbursement before it can be approved for sale in that jurisdiction. In some cases, the price that we intend to charge for our products is also subject to approval.

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Seeking foreign regulatory approval could result in difficulties and costs and require additional nonclinical studies or clinical trials which could be costly and time-consuming. Regulatory requirements can vary widely from country to country and could delay or prevent the introduction of our therapeutic candidates in those countries. The foreign regulatory approval process may include all of the risks associated with obtaining FDA, EMA or MHRA approval. We do not have any therapeutic candidates approved for sale in any jurisdiction, including international markets, and we do not have experience in obtaining regulatory approval in international markets for any therapeutic candidates. If we fail to comply with regulatory requirements in international markets or to obtain and maintain required approvals, or if regulatory approval in international markets is delayed, our target market will be reduced and our ability to realize the full market potential of therapeutic candidates will be harmed.

The results of preclinical studies and early-stage clinical trials of our psilocybin therapy or any future therapeutic candidates may not be predictive of the results of later stage clinical trials. Initial success in our ongoing clinical trials may not be indicative of results obtained when these trials are completed or in later stage trials.

Therapeutic candidates in later stages of clinical trials may fail to show the desired safety and efficacy traits despite having progressed through preclinical studies and initial clinical trials. Furthermore, there can be no assurance that any of our clinical trials will ultimately be successful or support further clinical development of therapeutic candidates. There is a high failure rate for drugs proceeding through clinical trials. A number of companies in the pharmaceutical industry have suffered significant setbacks in clinical development even after achieving promising results in earlier studies.

Research and development of drugs targeting the central nervous system is particularly difficult, which makes it difficult to predict and understand why the drug has a positive effect on some patients but not others.

Discovery and development of new drugs targeting central nervous system, or CNS, disorders are particularly difficult and time-consuming, evidenced by the higher failure rate for new drugs for CNS disorders compared with most other areas of drug discovery. Any setbacks in our clinical development could have a material adverse effect on our business and operating results. In addition, our later stage clinical trials may present challenges related to conducting adequate and well-controlled clinical trials, including designing an appropriate comparator arm in trials given the potential difficulties related to maintaining the blinding during the trial or placebo or nocebo effects.

Due to the complexity of the human brain and the central nervous system, it can be difficult to predict and understand why a drug, may have a positive effect on some patients but not others and why some individuals may react to the drug differently from others. Moreover, most of the patients we will treat in clinical trials have previously been treated with other drugs or therapies, including antidepressants and we believe that the prior use of these drugs or therapies concurrently or up to two weeks prior to administration may interfere with the mechanism of action of or response to our investigational psilocybin therapy. The population of those suffering with TRD is large and heterogenous and individuals may have different levels of severity of TRD. These differences may further result in different reactions to impact the effectiveness of our therapeutic candidates. All of these factors may make it difficult to assess the prior use or the overall efficacy of our therapeutic candidates.

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We depend on enrollment of patients in our clinical trials. If we are unable to enroll patients in our clinical trials, our research and development efforts and business, financial condition, and results of operations could be materially adversely affected.

Identifying and qualifying patients to participate in our clinical trials is critical to our success. Patient enrollment depends on many factors, including:

•	the size of the patient population required for analysis of the trial’s primary endpoints and the process for identifying patients;
•	identifying and enrolling eligible patients, including those willing to discontinue use of their existing medications;
•	the design of the clinical protocol and the patient eligibility and exclusion criteria for the trial;
•	safety profile, to date, of the therapeutic candidate under study;
•	the willingness or availability of patients to participate in our trials, including due to the perceived risks and benefits, stigma, or other side effects of use of a controlled substance;
•	the willingness or availability of patients to participate in our trials, including due to impacts of the COVID-19 pandemic;
•	perceived risks and benefits of our approach to treatment of indication;
•	the proximity of patients to clinical sites;
•	our ability to recruit clinical trial investigators with the appropriate competencies and experience;
•	the availability of competing clinical trials;
•	the availability of new drugs approved for the indication the clinical trial is investigating;
•

clinicians’ and patients’ perceptions of the potential advantages of the drug being studied in relation to other available therapies, including any new therapies that may be approved for the indications we are investigating; and

•	our ability to obtain and maintain patient informed consents.

Even once enrolled, we may be unable to retain a sufficient number of patients to complete any of our trials.

In addition, any negative results we may report in clinical trials may make it difficult or impossible to recruit and retain patients in other clinical trials of that same therapeutic candidate. Delays in the enrollment for any clinical trial will likely increase our costs, slow down the approval process and delay or potentially jeopardize our ability to commence sales of our therapeutic candidates and generate revenue. In addition, some of the factors that cause, or lead to a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of therapeutic candidates.

Further, timely enrollment in clinical trials is reliant on clinical trial sites which may be adversely affected by global health matters, including, among other things, pandemics. For example, our clinical trial sites may be located in regions currently affected by the COVID-19 pandemic or which may in the future be impacted by this or other pandemics. Some factors from the COVID-19 pandemic that we believe may adversely affect enrollment in our trials include:

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•

the diversion of healthcare resources away from the conduct of clinical trial matters to focus on pandemic concerns, including the attention of infectious disease physicians serving as our clinical trial investigators, hospitals serving as our clinical trial sites and hospital staff supporting the conduct of our clinical trials;

•	the limitation of available participants for our trials;
•	the inability of patients, therapists, or physicians to come to hospitals and universities to participate in our trials, leading to delays and increased costs;
•	limitations on travel that interrupt key trial activities, such as clinical trial site initiations and monitoring and patient preparation and integration sessions;
•	interruption in global shipping affecting the transport of clinical trial materials, such as investigational drug product and comparator drugs used in our trials; and
•	employee furlough days that delay necessary interactions with local regulators, ethics committees and other important agencies and contractors.

These and other factors arising from the COVID-19 pandemic could worsen in countries that are already afflicted with the virus or could continue to spread to additional countries, each of which may further adversely impact our clinical trials. The global outbreak of COVID-19 continues to evolve and the conduct of our trials may continue to be adversely affected, despite efforts to mitigate this impact.

We have never commercialized a therapeutic candidate before and may lack the necessary expertise, personnel, and resources to successfully commercialize our therapies on our own or with suitable collaborators.

While we possess a sales and marketing infrastructure, we have limited organizational experience in the sale or marketing of therapeutic candidates. To achieve commercial success for any approved therapy, we must develop acquire a sales and marketing organization, outsource these functions to third parties or enter into partnerships.

If our therapeutic candidates are approved for commercial sale, we plan on establishing our own market access and commercialization capabilities in primary markets in North America and in the EU. In select geographies, we might also consider relying on the support of a Contract Sales Organization, or CSO, or enter into commercialization arrangements with companies with relevant commercialization capabilities. There are risks involved in establishing our own sales and marketing capabilities, as well as with entering into arrangements with third parties to perform these services. Even if we establish sales and marketing capabilities, we may fail to launch our therapies effectively or to market our therapies effectively since we have limited organizational experience in the sales and marketing of therapeutic substances. In addition, recruiting and training a sales force is expensive and time-consuming, and could delay any therapeutic launch. In the event that any such launch is delayed or does not occur for any reason, we would have prematurely or unnecessarily incurred these commercialization expenses, and our investment would be lost if we cannot retain or reposition our sales and marketing personnel. Factors that may inhibit our efforts to commercialize our therapies on our own include:

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•	our inability to train an adequate number of therapists to meet the demand for psilocybin therapy;
•	the ability of our therapists to perform their roles consistently with our training and our guidelines for the administration of our psilocybin therapy;
•	our inability to recruit, train and retain effective market access and commercial personnel;
•	the inability of commercial personnel to obtain access to or educate adequate numbers of physicians on the benefits of prescribing any future therapies;
•	our inability to identify a sufficient number of treatment centers in third-party therapy sites to meet the demands of our therapies;
•	the lack of complementary therapies to be offered by our commercial personnel, which may put us at a competitive disadvantage relative to companies with more extensive therapeutic lines;
•	unforeseen costs and expenses associated with creating an independent market access and commercial organization; and
•	costs of market access and commercialization above those anticipated by us.

If we enter into arrangements with third parties to perform market access and commercial services for any approved therapies, the revenue, or the profitability of these revenue to us could be lower than if we were to commercialize any therapies that we develop ourselves. Such collaborative arrangements may place the commercialization of any approved therapies outside of our control and would make us subject to a number of risks including that we may not be able to control the amount or timing of resources that our collaborative partner devotes to our therapies or that our collaborator’s willingness or ability to complete its obligations, and our obligations under our arrangements may be adversely affected by business combinations or significant changes in our collaborator’s business strategy. We may not be successful in entering into arrangements with third parties to commercialize our therapies or may be unable to do so on terms that are favorable to us. Acceptable third parties may fail to devote the necessary resources and attention to commercialize our therapies effectively, to set up sufficient number of treatment centers in third-party therapy sites, or to recruit, train and retain adequate number of therapists to administer our therapies. In addition, we are exploring ways in which we can use digital technology to improve the patient experience and therapeutic outcomes of our therapies. Commercialization partners may lack incentives to promote our digital technology and we may face difficulties in implementing our digital technologies in third-party therapy sites through such third parties.

If we do not establish commercial capabilities successfully, either on our own or in collaboration with third parties, we may not be successful in commercializing our therapies, which in turn would have a material adverse effect on our business, prospects, financial condition, and results of operations.

The future commercial success of our therapeutic candidates will depend on the degree of market access and acceptance of our potential therapies among healthcare professionals, patients, healthcare payors, health technology assessment bodies and the medical community at large.

We may never have a therapy that is commercially successful. To date, we have no therapy authorized for marketing. Any therapeutic candidates require clinical investigation, regulatory review, significant market access and marketing efforts and substantial investment before it can produce any revenue. Furthermore, if approved, our therapies may not achieve an adequate level of acceptance by payors, health technology assessment bodies, healthcare professionals, patients, and the medical community at large, and we may not become profitable. The level of acceptance we ultimately achieve may be affected by negative public perceptions and historic media coverage of psychedelic substances, including psilocybin. Because of this history, efforts to educate the medical community and third-party payors and health technologies assessment bodies on the benefits of our psilocybin therapy may require significant resources and may never be successful, which would prevent us from generating significant revenue or becoming profitable. Market acceptance of our future therapies by healthcare professionals, patients, healthcare payors and health technology assessment bodies will depend on a number of factors, many of which are beyond our control, including, but not limited to, the following:

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•	acceptance by healthcare professionals, patients, and healthcare payors of each therapy as safe, effective, and cost-effective;
•	changes in the standard of care for the targeted indications for any therapeutic candidate;
•	the strength of sales, marketing, and distribution support;
•	potential product liability claims;
•	the therapeutic candidate’s relative convenience, ease of use, ease of administration and other perceived advantages over alternative therapies;
•	the prevalence and severity of adverse events or publicity;
•	limitations, precautions, or warnings listed in the summary of therapeutic characteristics, patient information leaflet, package labeling or instructions for use;
•	the cost of treatment with our therapy in relation to alternative treatments;
•	the steps that prescribers and dispensers must take, given that includes a controlled substance, as well as the perceived risks based upon its controlled substance status;
•	the ability to manufacture our product in sufficient quantities and yields;
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the availability and amount of coverage and reimbursement from healthcare payors, and the willingness of patients to pay out of pocket in the absence of healthcare payor coverage or adequate reimbursement;

•	the willingness of the target patient population to try, and of healthcare professionals to prescribe, the therapy;
•	any potential unfavorable publicity, including negative publicity associated with recreational use or abuse of psilocybin;
•	any restrictions on the use, sale or distribution of our psilocybin therapy or any future therapeutic candidates, including through REMS;
•	the extent to which therapies are approved for inclusion and reimbursed on formularies of hospitals and managed care organizations; and
•	whether our therapies are designated under physician treatment guidelines or under reimbursement guidelines as a first-line, second-line, third-line or last-line therapy.

Our business and commercialization strategy depends on our ability to identify, qualify, prepare, certify, and support third-party therapy sites offering any approved therapy. If we are unable to do so, our commercialization prospects would be limited and our business, financial condition and results of operations would be harmed.

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If we are able to commercialize our therapeutic candidates, our success will be dependent upon our ability to identify, qualify, prepare, certify, and support third-party therapy sites that offer and administer our therapies. Our commercial model of delivering our therapeutic candidates will also involve third-party therapists before, during and after the therapy administration session, which will be hosted in one of the third-party therapy sites. We intend to commercialize our therapeutic candidates by building close relationships with qualified third-party therapy sites where these therapists will administer our therapies. Because we intend to work only with third party sites and providers who agree to adhere strictly to our treatment protocols, we may face limitations on the number of sites available to administer our therapy. Any such limitations could make it impracticable or impossible for some potential patients to access our therapies, if approved, which could limit the overall size of our potential patient population and harm our future results of operations. Although we plan to develop Centers of Excellence to train and certify such third-party therapy sites, conduct further research on and continuously improve our treatment protocol, we expect this to involve significant costs, time and resources, and our efforts may not be successful.

If we are unable to establish a sufficient network of third-party therapy sites certified under applicable standards, including regional, national, state, or other applicable standards as needed to render therapeutic services, including the certifications that such third-party therapy sites may require, it would have a material adverse effect on our business and ability to grow and would adversely affect our results of operations and commercialization efforts. We expect the therapists to be employed by the third-party therapy sites where the therapists administer our therapies. Third-party therapy sites could, for a number of reasons, demand higher payments for our therapies or take other actions to increase their income from selling our therapies, which could result in higher costs for payors and for our patients to get access to our therapies. For example, legal regimes may have higher levels of licensure which force us to contract with third-party therapy sites that demand higher payment rates to provide psilocybin therapeutic services. In addition, third-party therapy sites may have difficulty meeting regulatory or accreditation requirements.

Given the novel nature of our treatment, third-party therapy sites may face additional financial and administrative burdens in order to deliver any approved therapy, including adhering to a REMS plan in the United States or a Risk Management Program, or RMP, in Europe. The process for a third-party therapy site to obtain a certificate under a REMS plan can be very costly and time-consuming, which could delay a third-party therapy site’s ability to provide our therapies and materially adversely affect our commercialization trajectory. Furthermore, third-party therapy sites will need to ensure that they have the necessary infrastructure and equipment in order to deliver our therapies, such as adequate audio-visual equipment, ancillary equipment, and sufficient treatment rooms. This may deter third-party therapy sites from providing our therapeutic candidate and reduce our ability to expand our network and generate revenue. Our ability to develop and maintain satisfactory relationships with third-party therapy sites may otherwise be negatively impacted by other factors not associated with our operations and, in some instances, outside of our direct or indirect control, such as negative perceptions regarding the therapeutic use of psychedelics, changes in Medicare and/or Medicaid or commercial payors reimbursement levels and other pressures on healthcare providers and consolidation activity among hospitals, physician groups and the providers. Reimbursement levels may be inadequate to cover third-party therapy sites’ costs of delivering our psilocybin therapy. The failure to maintain or to secure new cost-effective contracts with third-party therapy sites may result in a loss of or inability to grow our network of third-party therapy sites, patient base, higher costs to our patients and us, healthcare provider network disruptions and/or difficulty in meeting regulatory or accreditation requirements, any of which could have a material adverse effect on our business, financial condition, and results of operations.

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Commercialization of our therapeutic candidates is dependent on our relationships with affiliated professional entities, which we do not own, to provide physician services, and our business would be adversely affected if those relationships were disrupted.

There is a risk that U.S. state authorities in some jurisdictions may find that our contractual relationships with our affiliated providers and our Centers of Excellence violate laws prohibiting the corporate practice of medicine and certain other health professions. These laws generally prohibit the practice of medicine and certain other health professions by lay persons or entities and are intended to prevent unlicensed persons or entities from interfering with or inappropriately influencing the professional judgment of clinicians and other health care practitioners. The professions subject to corporate practice restrictions and the extent to which each jurisdiction considers particular actions or contractual relationships to constitute improper influence of professional judgment vary across jurisdictions and are subject to change and evolving interpretations by state boards of medicine and other health professions and enforcement agencies, among others. As such, we must monitor our compliance with laws in every jurisdiction in which we operate on an ongoing basis and we cannot guarantee that subsequent interpretation of the corporate practice laws will not further circumscribe our business operations. State corporate practice restrictions also often impose penalties on health professionals for aiding a corporate practice violation, which could discourage clinicians or other licensed professionals from participating in our network of providers or Centers of Excellence. Any difficulty securing clinicians to participate in our network could impair our ability to provide therapies and could have a material adverse effect on our business.

Corporate practice restrictions exist in some form, whether by statute, regulation, professional board or attorney general guidance, or case law, in at least 42 U.S. states, though the broad variation between jurisdictions with respect to the application and enforcement of the doctrine makes establishing an exact count difficult. Because of the prevalence of corporate practice restrictions on medicine, we contract for provider services and other services provided by the Centers for Excellence through various agreements, such as service agreements, rather than employ providers. We expect that these relationships will continue, but we cannot guarantee that they will. The arrangement in which we have entered to comply with state corporate practice of medicine doctrines could subject us to additional scrutiny by federal and state regulatory bodies regarding federal and state fraud and abuse laws. In addition, a material change in our relationship with the Providers, whether resulting from a dispute among the entities, a change in government regulation, or the loss of these affiliations, could impair our ability to provide therapies and could have a material adverse effect on our business, financial condition, and results of operations.

Changes in methods of therapeutic candidate manufacturing or formulation may result in additional costs or delay.

As therapeutic candidates are developed through preclinical studies to late-stage clinical trials towards potential approval and commercialization, it is common that various aspects of the development program, such as manufacturing methods and formulation, may be altered along the way in an effort to optimize processes and results. Any of these changes could cause our psilocybin therapy or any future therapeutic candidates to perform differently and affect the results of planned clinical trials or other future clinical trials conducted with the materials manufactured using altered processes. Such changes may also require additional testing, FDA notification or FDA approval. This could delay completion of clinical trials, require the conduct of bridging clinical trials or the repetition of one or more clinical trials, increase clinical trial costs, delay approval any therapeutic candidates and jeopardize our ability to commence product sales and generate revenue.

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We may in the future enter into collaborations for the discovery, development and/or commercialization of additional therapeutic candidates or research programs. Such collaborations may not result in the development of commercially viable therapeutic candidates or the generation of significant future revenue, or we may fail to enter into profitable relationships.

We may enter into collaborations with pharmaceutical companies or others for the discovery, development and/or commercialization of future therapeutic candidates or research programs. If we fail to enter into or maintain collaborations on reasonable terms, our ability to discover and develop future therapeutic candidates and research programs could be delayed or become more costly. Any future collaborations may subject us to a number of risks, including the following:

•	the inability to control the amount and timing of resources that our collaboration partner devotes to our future research programs and therapeutic candidates;
•

for collaboration agreements where we may be solely or partially responsible for funding development expenses through a defined milestone event, we may never recoup the costs of these investments if the therapeutic candidate fails to achieve regulatory approval or commercial success;

•	we may rely on the information and data received from third parties regarding their research programs and therapeutic candidates without independent verification;
•

we may not have control of the process conducted by the third party in gathering and composing data regarding their research programs and therapeutic candidates and we may not have formal or appropriate guarantees with respect to the quality and the completeness of such data;

•	we may not have sufficient funds to satisfy any milestone, royalty, or other payments we may owe to any third-party collaborator;
•	our collaboration agreements may contain non-competition provisions which place restrictions on our business operations and the therapeutic candidates and/or indications we may pursue;
•	a collaborative partner may develop or commercialize a competing therapeutic candidate either by itself or in collaboration with others, including one or more of our competitors;
•

our collaborative partners’ willingness or ability to complete their obligations under our collaboration arrangements may be adversely affected by business combinations or significant changes in a collaborative partner’s strategy;

•

our collaborative partners may experience delays in, or increases in the costs of, the discovery and development of our future therapeutic candidates and research programs and we may be required to pay for any cost increases;

•

we may have disagreements with collaborative partners, including disagreements over proprietary rights, selection of lead therapeutic candidates, contract interpretation or the preferred course of development that might cause delays or termination of the research, development or commercialization of therapeutic candidates, might lead to additional responsibilities for us with respect to therapeutic candidates, or might result in litigation or arbitration, any of which would be time-consuming and expensive;

•	our collaborative partners may not properly obtain, maintain, defend, or enforce intellectual property rights; and
•	our collaborative partners may infringe, misappropriate, or otherwise violate the intellectual property rights of third parties, which may expose us to litigation and potential liability.

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We may face significant competition in seeking appropriate collaborative partners. Our ability to reach a definitive agreement for a collaborative partnership depends, among other things, upon our assessment of a potential collaborator’s resources and expertise, the terms and conditions of the proposed partnership and the potential collaborator’s evaluation of a number of factors. Proposing, negotiating, and implementing collaborations, licensing arrangements, joint ventures, strategic alliances, or partnerships may be a lengthy and complex process. We have limited institutional knowledge and experience with respect to such activities and we may also not realize the anticipated benefits of any such transaction or arrangement.

Should any of the foregoing risks materialize, any collaborations we enter into could fail to result in the development of commercially viable therapeutic candidates or the generation of future revenue, which could have a material adverse effect on our business.

We may become exposed to costly and damaging liability claims, either when testing our psilocybin therapy or any future therapeutic candidates in the clinic or at the commercial stage, and our product liability insurance may not cover all damages from such claims.

We are exposed to potential product liability and professional indemnity risks that are inherent in the research, development, manufacturing, marketing and use of therapeutic substances. Currently, we have no therapies that have been approved for commercial sale; however, the current and future use of our therapeutic candidates by us and our corporate collaborators in clinical trials, and the potential sale of any approved therapies in the future, may expose us to liability claims. These claims might be made by patients who use our therapies, healthcare providers, pharmaceutical companies, our corporate collaborators or other third parties that sell our therapies. Any claims against us, regardless of their merit, could be difficult and costly to defend and could materially adversely affect the market for our therapeutic candidates or any prospects for commercialization of our therapies. Although the clinical trial process is designed to identify and assess potential side effects, it is always possible that a drug, even after regulatory approval, may exhibit unforeseen side effects. If our therapeutic candidates cause adverse side effects during clinical trials or after regulatory approval, we may be exposed to substantial liabilities. Physicians and patients may not comply with warnings that identify known potential adverse effects and describe which patients should not use our therapeutic candidates. Regardless of the merits or eventual outcome, liability claims may cause, among other things, the following:

•	decreased demand for our therapies due to negative public perception;
•	injury to our reputation;
•	withdrawal of clinical trial participants or difficulties in recruiting new trial participants;
•	initiation of investigations by regulators;
•	costs to defend or settle the related litigation;
•	a diversion of management’s time and our resources;
•	substantial monetary awards to trial participants or patients;
•	recalls, withdrawals or labeling, marketing, or promotional restrictions;
•	loss of revenue from therapeutic sales; and
•	the inability to commercialize our psilocybin therapy or any future therapeutic candidates, if approved.

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It is possible that our liabilities could exceed our insurance coverage. We intend to expand our insurance coverage to include the sale of commercial therapies if we obtain marketing approval for our therapeutic candidates. However, we may not be able to maintain insurance coverage at a reasonable cost or obtain insurance coverage that will be adequate to satisfy any liability that may arise. If a successful product liability claim or series of claims is brought against us for uninsured liabilities or in excess of insured liabilities, our assets may not be sufficient to cover such claims and our business, financial condition and results of operations could be materially adversely affected.

Liability claims resulting from any of the events described above could have a material adverse effect on our business, financial condition, and results of operations.

Risks Related to Regulatory Compliance

Our business operations and current and future relationships with investigators, health care professionals, consultants, third-party payors, and customers may be subject, directly, or indirectly, to U.S. federal and state healthcare fraud and abuse laws, false claims laws, health information privacy and security laws, other healthcare laws and regulations and other foreign privacy and security laws. If we are unable to comply, or have not fully complied, with such laws, we could face substantial penalties.

Although we do not currently have any therapies on the market, our current and future operations may be directly, or indirectly through our relationships with investigators, health care professionals, customers, and third-party payors, subject to various U.S. federal and state healthcare laws and regulations, including, without limitation, the U.S. federal Anti-Kickback Statute or the federal Anti-Kickback Statute. Healthcare providers, physicians and others play a primary role in the recommendation and prescription of any therapies for which we obtain marketing approval. These laws impact, among other things, our research activities and proposed sales, marketing and education programs and constrain our business and financial arrangements and relationships with third-party payors, healthcare professionals who participate in our clinical research program, healthcare professionals and others who recommend, purchase, or provide our approved therapies, and other parties through which we market, sell and distribute our therapies for which we obtain marketing approval. In addition, we may be subject to patient data privacy and security regulation by both the U.S. federal government and the states in which we conduct our business, along with foreign regulators (including European data protection authorities). Finally, our current and future operations are subject to additional healthcare-related statutory and regulatory requirements and enforcement by foreign regulatory authorities in jurisdictions in which we conduct our business.

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These laws include, but are not limited to, the following:

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the federal Anti-Kickback Statute, which prohibits, among other things, persons or entities from knowingly and willfully soliciting, offering, receiving or paying any remuneration (including any kickback, bribe, or certain rebate), directly or indirectly, overtly or covertly, in cash or in kind, to induce or reward either the referral of an individual for, or the purchase, lease, order or recommendation of, any good, facility, item or service, for which payment may be made, in whole or in part, under U.S. federal and state healthcare programs such as Medicare and Medicaid. A person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation. Violations are subject to significant civil and criminal fines and penalties for each violation, plus up to three times the remuneration involved, imprisonment, and exclusion from government healthcare programs. In addition, the government may assert that a claim that includes items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the civil False Claims Act, or the FCA. The definition of the “remuneration” under the federal Anti-Kickback Statute has been interpreted to include anything of value. Further, courts have found that if “one purpose” of remuneration is to induce referrals, the federal Anti-Kickback Statute is violated. The Anti-Kickback Statute has been interpreted to apply to arrangements between pharmaceutical manufacturers on the one hand and prescribers, purchasers, and formulary managers on the other. There are a number of statutory exceptions and regulatory safe harbors protecting some common activities from prosecution; but the exceptions and safe harbors are drawn narrowly and require strict compliance in order to offer protection;

•

the federal civil and criminal false claims laws, such as the FCA, which prohibits individuals or entities from, among other things, knowingly presenting, or causing to be presented, false or fraudulent claims for payment to, or approval by Medicare, Medicaid, or other federal healthcare programs, knowingly making, using, or causing to be made or used a false record or statement material to a false or fraudulent claim or an obligation to pay or transmit money to the federal government, or knowingly concealing or knowingly and improperly avoiding or decreasing or concealing an obligation to pay money to the U.S. federal government. Manufacturers can be held liable under the FCA even when they do not submit claims directly to government payors if they are deemed to “cause” the submission of false or fraudulent claims. The FCA also permits a private individual acting as a “whistleblower” to bring actions on behalf of the federal government alleging violations of the FCA and to share in any monetary recovery. When an entity is determined to have violated the FCA, the government may impose civil fines and penalties for each false claim, plus treble damages, and exclude the entity from participation in Medicare, Medicaid, and other federal healthcare programs;

•

the federal civil monetary penalties laws, which impose civil fines for, among other things, the offering or transfer or remuneration to a Medicare or state healthcare program beneficiary if the person knows or should know it is likely to influence the beneficiary’s selection of a particular provider, practitioner, or supplier of services reimbursable by Medicare or a state health care program, unless an exception applies;

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the U.S. federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, which imposes criminal and civil liability for, among other things, knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program or obtain, by means of false or fraudulent pretenses, representations, or promises, any of the money or property owned by, or under the custody or control of, any healthcare benefit program, regardless of the payor (i.e., public or private), and knowingly and willfully falsifying, concealing or covering up by any trick or device a material fact or making any materially false statements, in connection with the delivery of, or payment for, healthcare benefits, items or services relating to healthcare matters. Similar to the federal Anti-Kickback Statute, a person or entity can be found guilty of violating HIPAA without actual knowledge of the statute or specific intent to violate it;

•

HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, or HITECH, and their respective implementing regulations, and as amended again by the Final HIPAA Omnibus Rule, published in January 2013, which imposes certain obligations, including mandatory contractual terms, with respect to safeguarding the privacy, security and transmission of individually identifiable health information without appropriate authorization by covered entities subject to the rule, such as health plans, healthcare clearinghouses and certain healthcare providers, as well as their business associates that perform certain services involving the use or disclosure of individually identifiable health information. HITECH also created new tiers of civil monetary penalties, amended HIPAA to make civil and criminal penalties directly applicable to business associates, and gave state attorneys general new authority to file civil actions for damages or injunctions in federal courts to enforce the federal HIPAA laws and seek attorneys’ fees and costs associated with pursuing federal civil actions;

•	the FDCA, which prohibits, among other things, the adulteration or misbranding of drugs, biologics, and medical devices;
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the U.S. federal legislation commonly referred to as Physician Payments Sunshine Act, and its implementing regulations, which requires certain manufacturers of drugs, devices, biologics and medical supplies that are reimbursable under Medicare, Medicaid, or the Children’s Health Insurance Program to report annually to the CMS information related to certain payments and other transfers of value to physicians (defined to include doctors, dentists, optometrists, podiatrists, and chiropractors) and teaching hospitals, as well as ownership and investment interests held by physicians and their immediate family members. Effective January 1, 2022, these reporting obligations will extend to include transfers of value made during the previous year to certain non-physician providers such as physician assistants and nurse practitioners;

•

analogous state laws and regulations, including the following: state anti-kickback and false claims laws, which may be broader in scope than their federal equivalents, and which may apply to our business practices, including research, distribution, sales and marketing arrangements and claims involving healthcare items or services reimbursed by any third-party payor, including private insurers; state laws that require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the U.S. federal government, or otherwise restrict payments that may be made to healthcare providers and other potential referral sources; state laws and regulations that require drug manufacturers to file reports relating to pricing and marketing information, which requires tracking gifts and other remuneration and items of value provided to healthcare professionals and entities; state and local laws that require the registration of pharmaceutical sales representatives and state laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts; and

•

the European and other foreign law equivalents of each of these laws, including reporting requirements detailing interactions with and payments to healthcare providers, and privacy-related requirements in Europe and other jurisdictions.

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o

The distribution of pharmaceutical products is subject to additional requirements and regulations, including licensing, extensive record-keeping, storage, and security requirements intended to prevent the unauthorized sale of pharmaceutical products.

o

Further, if any of our Centers for Excellence conduct clinical studies, we may face risks relating to operating a clinical trial site. Such risks may include research misconduct and patient injury. In addition, we may end up possessing a large amount of individually identifiable health information. Such activities are subject to a wide variety of laws, such as the aforementioned HIPAA.

o

The scope and enforcement of each of these laws is uncertain and subject to rapid change in the current environment of healthcare reform, especially in light of the lack of applicable precedent and regulations. Federal and state enforcement bodies have recently increased their scrutiny of interactions between healthcare companies and healthcare providers, which has led to a number of investigations, prosecutions, convictions, and settlements in the healthcare industry. Even if precautions are taken, it is possible that governmental authorities will conclude that our business practices may not comply with current or future statutes, regulations or case law involving applicable fraud and abuse or other healthcare laws and regulations. If our operations are found to be in violation of any of these laws or any other governmental regulations that may apply to us, we may be subject to significant civil, criminal and administrative penalties, damages, fines, disgorgement, imprisonment, exclusion of drugs from government funded healthcare programs, such as Medicare and Medicaid, additional reporting requirements and oversight if we become subject to a corporate integrity agreement or similar agreement to resolve allegations of non-compliance with these laws, reputational harm and the curtailment or restructuring of our operations. If any of the physicians or other healthcare providers or entities with whom we expect to do business is found not to be in compliance with applicable laws, that person or entity may be subject to significant criminal, civil or administrative sanctions, including exclusions from government funded healthcare programs. Prohibitions or restrictions on sales or withdrawal of future marketed products could materially affect business in an adverse way.

o

Efforts to ensure that our business arrangements with third parties will comply with applicable healthcare laws and regulations will involve substantial costs. Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business. The shifting compliance environment and the need to build and maintain robust and expandable systems to comply with multiple jurisdictions with different compliance or reporting requirements increases the possibility that a healthcare company may run afoul of one or more of the requirements.

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Failure to comply with health and data protection laws and regulations could lead to U.S. federal and state government enforcement actions, including civil or criminal penalties, private litigation, and adverse publicity and could negatively affect our operating results and business.

We and any potential collaborators may be subject to U.S. federal and state data protection laws and regulations, such as laws and regulations that address privacy and data security. In the United States, numerous federal and state laws, and regulations, including state data breach notification laws, state health information privacy laws, and federal and state consumer protection laws, govern the collection, use, disclosure, and protection of health-related and other personal information. In addition, we may obtain health information from third parties, including research institutions from which we obtain clinical trial data, which are subject to privacy and security requirements under HIPAA, as amended by HITECH. To the extent that we act as a business associate to a healthcare provider engaging in electronic transactions, we may also be subject to the privacy and security provisions of HIPAA, as amended by HITECH, which restricts the use and disclosure of patient-identifiable health information, mandates the adoption of standards relating to the privacy and security of patient-identifiable health information, and requires the reporting of certain security breaches to healthcare provider customers with respect to such information. Additionally, many states have enacted similar laws that may impose more stringent requirements on entities like ours. Depending on the facts and circumstances, we could be subject to significant civil, criminal, and administrative penalties if we obtain, use, or disclose individually identifiable health information maintained by a HIPAA-covered entity in a manner that is not authorized or permitted by HIPAA.

Additionally, in June 2018, the State of California enacted the California Consumer Privacy Act of 2018, or CCPA, which came into effect on January 1, 2020 and provides new data privacy rights for consumers (as that term is broadly defined) and new operational requirements for companies, which may increase our compliance costs and potential liability. The CCPA gives California residents expanded rights to access and delete their personal information, opt out of certain personal information sharing, and receive detailed information about how their personal information is used. The CCPA provides for civil penalties for violations, as well as a private right of action for data breaches that is expected to increase data breach litigation. While there is currently an exception for protected health information that is subject to HIPAA and clinical trial regulations, as currently written, the CCPA may impact certain of our business activities. The CCPA could mark the beginning of a trend toward more stringent state privacy legislation in the United States, which could increase our potential liability and adversely affect our business.

Compliance with U.S. and foreign privacy and data protection laws and regulations could require us to take on more onerous obligations in our contracts, restrict our ability to collect, use and disclose data, or in some cases, impact our ability to operate in certain jurisdictions. Failure to comply with these laws and regulations could result in government enforcement actions (which could include civil, criminal, and administrative penalties), private litigation, and/or adverse publicity and could negatively affect our operating results and business. Moreover, clinical trial subjects, employees, and other individuals about whom we or our potential collaborators obtain personal information, as well as the providers who share this information with us, may limit our ability to collect, use and disclose the information. Claims that we have violated individuals’ privacy rights, failed to comply with data protection laws, or breached our contractual obligations, even if we are not found liable, could be expensive and time-consuming to defend and could result in adverse publicity that could harm our business.

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Inadequate funding for the FDA, the SEC and other government agencies could hinder their ability to hire and retain key leadership and other personnel, prevent new therapies from being developed or commercialized in a timely manner or otherwise prevent those agencies from performing normal business functions on which the operation of our business may rely, which could negatively impact our business.

The ability of the FDA to review and approve new therapies can be affected by a variety of factors, including government budget and funding levels, ability to hire and retain key personnel and accept the payment of user fees, and statutory, regulatory, and policy changes. Average review times at the agency have fluctuated in recent years as a result. In addition, government funding of the SEC and other government agencies on which our operations may rely, including those that fund research and development activities, is subject to the political process, which is inherently fluid and unpredictable.

The successful commercialization of our therapeutic candidates will depend in part on the extent to which governmental authorities and health insurers establish adequate reimbursement levels and pricing policies. Failure to obtain or maintain adequate coverage and reimbursement for our therapeutic candidates, if approved, could limit our ability to market those therapies and decrease our ability to generate revenue.

The availability and adequacy of coverage and reimbursement by governmental healthcare programs such as Medicare and Medicaid, private health insurers and other third-party payors are essential for most patients to be able to afford therapies such as our therapeutic candidates, if approved. As Schedule I substances under the CSA, psychedelics are deemed to have no accepted medical use and therapies that use psychedelics are precluded from reimbursement in the United States. Our products must be scheduled as a Schedule II or lower controlled substance (i.e., Schedule III, IV or V) before they can be commercially marketed. Our ability to achieve acceptable levels of coverage and reimbursement for therapies by governmental authorities, private health insurers and other organizations will have an effect on our ability to successfully commercialize, and attract additional collaboration partners to invest in the development of our psilocybin therapy or any future therapeutic candidates. There is limited clinical data on the long-term efficacy of psychedelics on treating TRD. Certain patients may need repeated treatments over their lifetime to avoid relapse. This may increase treatment costs, making it more difficult for us to secure reimbursement. Even if we obtain coverage for a given therapy by third-party payors, the resulting reimbursement payment rates may not be adequate or may require patient out-of-pocket costs that patients may find unacceptably high. We cannot be sure that coverage and reimbursement in the United States, Europe or elsewhere will be available for any therapy that we may develop, and any reimbursement that may become available may be decreased or eliminated in the future.

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We intend to seek approval to market our therapeutic candidates in both the United States and in selected foreign jurisdictions. If we obtain approval in one or more foreign jurisdictions for our therapeutic candidates, we will be subject to rules and regulations in those jurisdictions.

In some foreign countries, particularly certain countries in Europe, the pricing of drugs is subject to governmental control and other market regulations which could put pressure on the pricing and usage of our therapeutic candidates. In these countries, pricing negotiations with governmental authorities can take considerable time after obtaining marketing approval of a therapeutic candidate. In addition, market acceptance and sales of our therapeutic candidates will depend significantly on the availability of adequate coverage and reimbursement from third-party payors for our treatments and may be affected by existing and future healthcare reform measures.

Third-party payors are increasingly challenging prices charged for therapeutic substances and services, and many third-party payors may refuse to provide coverage and reimbursement for particular drugs when an equivalent generic drug or a less expensive therapy is available. It is possible that a third-party payor may consider our therapeutic candidates as substitutable and only offer to reimburse patients for the less expensive therapy. Even if we show improved efficacy or improved convenience of administration with our therapeutic candidates, pricing of existing drugs may limit the amount we will be able to charge. These payors may deny or revoke the reimbursement status of a given drug product or establish prices for new or existing marketed therapies at levels that are too low to enable us to realize an appropriate return on our investment in product development. If reimbursement is not available or is available only at limited levels, we may not be able to successfully commercialize our therapeutic candidates, and may not be able to obtain a satisfactory financial return on therapeutic candidates that we may develop.

Government authorities and other third-party payors, such as private health insurers and health maintenance organizations, decide which drugs and treatments they will cover and the amount of reimbursement. Coverage and reimbursement by a third-party payor may depend upon a number of factors, including the third-party payor’s determination that use of a product is:

•	a covered benefit under its health plan;
•	safe, effective, and medically necessary;
•	appropriate for the specific patient;
•	cost-effective; and
•	neither experimental nor investigational.

There is significant uncertainty related to the insurance coverage and reimbursement of newly approved therapies. In the United States, third-party payors, including private and governmental payors, such as the Medicare and Medicaid programs, play an important role in determining the extent to which new drugs will be covered. The Medicare and Medicaid programs increasingly are used as models for how private payors and other governmental payors develop their coverage and reimbursement policies for drugs. Some third-party payors may require pre-approval of coverage for new or innovative devices or drug therapies before they will reimburse health care providers who use such therapies. It is difficult to predict at this time what third-party payors will decide with respect to the coverage and reimbursement for our therapeutic candidates.

Obtaining and maintaining reimbursement status is time-consuming and costly. No uniform policy for coverage and reimbursement for drug therapies exists among third-party payors in the United States. Therefore, coverage and reimbursement for drug therapies can differ significantly from payor to payor. As a result, the coverage determination process is often a time-consuming and costly process that will require us to provide scientific and clinical support for the use of our therapies to each payor separately, with no assurance that coverage and adequate reimbursement will be applied consistently or obtained in the first instance. Furthermore, rules and regulations regarding reimbursement change frequently, in some cases at short notice, and we believe that changes in these rules and regulations are likely.

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There has been increasing legislative and enforcement interest in the United States with respect to specialty drug pricing practices. Specifically, there have been several recent U.S. Congressional inquiries and proposed federal and state legislation designed to, among other things, bring more transparency to drug pricing, reduce the cost of prescription drugs under Medicare, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for drugs. At the federal level, the Trump administration’s budget for fiscal year 2021 includes a $135 billion allowance to support legislative proposals seeking to reduce drug prices, increase competition, lower out-of-pocket drug costs for patients, and increase patient access to lower-cost generic and biosimilar drugs. On March 10, 2020, the Trump administration sent “principles” for drug pricing to Congress, calling for legislation that would, among other things, cap Medicare Part D beneficiary out of-pocket pharmacy expenses, provide an option to cap Medicare Part D beneficiary monthly out-of-pocket expenses, and place limits on pharmaceutical price increases. Additionally, the Trump administration previously released a “Blueprint” to lower drug prices and reduce out-of-pocket costs of drugs that contained proposals to increase manufacturer competition, increase the negotiating power of certain federal healthcare programs, incentivize manufacturers to lower the list price of their products and reduce the out-of-pocket costs of drug products paid by consumers. The U.S. Department of Health and Human Services, or HHS, solicited feedback on some of these measures and has implemented others under its existing authority. For example, in May 2019, CMS issued a final rule to allow Medicare Advantage Plans the option of using step therapy for Part B drugs beginning January 1, 2020. This final rule codified CMS’s policy change that was effective January 1, 2019. Although a number of these and other measures may require additional authorization to become effective, Congress and the Trump administration have each indicated that it will continue to seek new legislative and/or administrative measures to control drug costs. In addition, CMS has also continued to research new payment methodologies, such as bundled payment models. The first cohort of participants in testing these models began participation on October 1, 2018. The second cohort began participating January 1, 2020. On July 24, 2020, the Trump administration announced four executive orders related to prescription drug pricing. While some proposed measures may require additional authorization to become effective, Congress and the Trump administration have each indicated that it will continue to seek new legislative and/or administrative measures to control drug costs.

On the state level, local governments have been very aggressive in passing legislation and implementing regulations designed to control pharmaceutical product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing. Legally mandated price controls on payment amounts by third-party payors or other restrictions could harm our business, results of operations, financial condition, and prospects. In addition, regional healthcare authorities and individual hospitals are increasingly using bidding procedures to determine what pharmaceutical products and which suppliers will be included in their prescription drug and other healthcare programs. This could reduce the ultimate demand for our therapies or put pressure on our therapeutic pricing, which could negatively affect our business, results of operations, financial condition, and prospects.

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Outside the United States, international operations are generally subject to extensive governmental price controls and other market regulations, and we believe the increasing emphasis on cost-containment initiatives in Europe, and other countries has and will continue to put pressure on the pricing and usage of our psilocybin therapy or any future therapeutic candidates. In many countries, the prices of medical therapies are subject to varying price control mechanisms as part of national health systems. Other countries allow companies to fix their own prices for medical therapies, but monitor and control company profits. Additional foreign price controls or other changes in pricing regulation could restrict the amount that we are able to charge for our psilocybin therapy or any future therapeutic candidates. Accordingly, in markets outside the United States, the reimbursement for our therapies may be reduced compared with the United States and may be insufficient to generate commercially reasonable revenue and profits.

The delivery of healthcare in the EU, including the establishment and operation of health services and the pricing and reimbursement of medicines, is almost exclusively a matter for national, rather than EU-wide, law and policy. The medicines regulatory regime in respect of the EU applies to the European Economic Area, or the EEA, which comprises the EU member states as well as Norway, Iceland, and Liechtenstein. National governments and health service providers have different priorities and approaches to the delivery of healthcare and the pricing and reimbursement of therapies in that context. In general, however, the healthcare budgetary constraints in many EU member states have resulted in restrictions on the pricing and reimbursement of medicines by relevant health service providers. Coupled with increasing EU and national regulatory burdens on those wishing to develop and market therapies, this could prevent or delay marketing approval of our psilocybin therapy or any future therapeutic candidates, restrict or regulate post-approval activities and affect our ability to commercialize any therapies for which we obtain marketing approval.

EU drug marketing regulation may materially affect our ability to market and receive coverage for our therapies in the EU member states. Much like the federal Anti-Kickback Statute prohibition in the United States, the provision of benefits or advantages to physicians to induce or encourage the prescription, recommendation, endorsement, purchase, supply, order or use of medicinal therapies is also prohibited in most countries within the EU. The provision of benefits or advantages to physicians may be governed by the national anti-bribery laws of EU member states, and in respect of the UK (which is no longer a member of the EU), the Bribery Act. Infringement of these laws could result in substantial fines and imprisonment.

Payments made to physicians and other healthcare professionals in certain EU member states must be publicly disclosed. Moreover, agreements with physicians often must be the subject of prior notification and approval by the physician’s employer, his or her competent professional organization and/or the regulatory authorities of the individual EU member states. These requirements are provided in the national laws, industry codes or professional codes of conduct, applicable in individual EU member states and the particular requirements can therefore vary widely amongst the EU member states. Failure to comply with these requirements could result in reputational risk, public reprimands, administrative penalties, fines, or imprisonment.

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In addition, in most foreign countries, including many EU member states, the proposed pricing for a drug must be approved before it may be lawfully marketed. The requirements governing drug pricing and reimbursement vary widely from country to country. For example, individual member states in the EU have the ability to restrict the range of medicinal products for which their national health insurance systems provide reimbursement and to control the prices of medicinal products for human use. Reference pricing used by various EU member states and parallel distribution, or arbitrage between low-priced and high-priced member states, can further reduce prices. A Member State may approve a specific price for the medicinal product or it may instead adopt a system of direct or indirect controls on the profitability of the company placing the medicinal product on the market. In some countries, we may be required to conduct a clinical study or other studies that compare the cost-effectiveness of our psilocybin therapy or any of our future therapeutic candidates to other available therapies in order to obtain or maintain reimbursement or pricing approval. There can be no assurance that any country that has price controls or reimbursement limitations for biopharmaceutical products will allow favorable reimbursement and pricing arrangements for any of our therapies. Historically, therapies launched in the EU do not follow price structures of the United States and generally prices tend to be significantly lower. Publication of discounts by third-party payors or authorities may lead to further pressure on the prices or reimbursement levels within the country of publication and other countries. If pricing is set at unsatisfactory levels or if reimbursement of our therapies is unavailable or limited in scope or amount, our revenue from sales and the potential profitability of our psilocybin therapy or any of our future therapeutic candidates in those countries would be negatively affected.

Moreover, increasing efforts by governmental and third-party payors in the EU, the United States and elsewhere to cap or reduce healthcare costs may cause such organizations to limit coverage and the level of reimbursement for newly approved therapies and, as a result, they may not cover or provide adequate payment for our psilocybin therapy or any future therapeutic candidates. In international markets, reimbursement and healthcare payment systems vary significantly by country, and many countries have instituted price ceilings on specific therapies. We expect to experience pricing pressures in connection with the sale of our psilocybin therapy or any future therapeutic candidates due to the trend toward managed healthcare, the increasing influence of health maintenance organizations and additional legislative changes. The downward pressure on healthcare costs in general, particularly prescription drugs and surgical procedures and other treatments, has become very intense. As a result, increasingly high barriers are being erected to the entry of new therapies.

Because we are subject to environmental, health and safety laws and regulations, we may become exposed to liability and substantial expenses in connection with environmental compliance or remediation activities which may adversely affect our business and financial condition.

Our operations, including our research, development, testing and manufacturing activities, are subject to numerous federal, state, and local environmental, health and safety laws and regulations. These laws and regulations govern, among other things, the controlled use, manufacture, handling, release, and disposal of and the maintenance of a registry for, hazardous materials, such as chemical solvents, human cells, carcinogenic compounds, mutagenic compounds, and compounds that have a toxic effect on reproduction, laboratory procedures and exposure to blood-borne pathogens.

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We may incur significant costs to comply with these current or future environmental and health and safety laws and regulations. Furthermore, if we fail to comply with such laws and regulations, we could be subject to fines or other sanctions.

As with other companies engaged in activities similar to ours, we face a risk of environmental liability inherent in our current and historical activities, including liability relating to releases of or exposure to hazardous materials and, as a result, may incur material liability as a result of such release or exposure. Environmental, health and safety laws and regulations are becoming more stringent. We may incur substantial expenses in connection with any current or future environmental compliance or remediation activities, in which case, our production and development efforts may be interrupted or delayed and our financial condition and results of operations may be materially adversely affected. In the event of an accident involving such hazardous materials, an injured party may seek to hold us liable for damages that result.

We could experience difficulty enforcing our contracts.

Due to the nature of our business and the fact that our contracts involve controlled substances, the use of which is not legal under U.S. federal law and in certain other jurisdictions, we may face difficulties in enforcing our contracts in U.S. federal and state courts. The inability to enforce any of our contracts could have a material adverse effect on our business, operating results, financial condition, or prospects.

In order to manage our contracts with contractors, we ensure that such contractors are appropriately licensed at the state and federal level in the U.S., and at the appropriate level in other territories. Were such contractors to operate outside the terms of these licenses, we may experience an adverse effect on our business, including the pace of development of therapeutic candidates.

Risks related to E-commerce Business

We depend on third-party data hosting and transmission services. Increases in cost, interruptions in service, latency, or poor service from our third-party data center providers could impair the delivery of our platform. This could result in customer or shopper dissatisfaction, damage to our reputation, loss of customers, limited growth, and reduction in revenue.

We currently serve the majority of our platform functions from third-party data center hosting facilities operated by Google Cloud Platform. We serve ancillary functions for our customers from third-party data center hosting facilities operated by Amazon Web Services. Our operations depend, in part, on our third-party providers’ protection of these facilities from natural disasters, power or telecommunications failures, criminal acts, or similar events (such as the COVID-19 pandemic). If any third-party facility’s arrangement is terminated, or its service lapses, we could experience interruptions in our platform, latency, as well as delays and additional expenses in arranging new facilities and services.

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A significant portion of our operating cost is from our third-party data hosting and transmission services. If the costs for such services increase due to vendor consolidation, regulation, contract renegotiation or otherwise, we may not be able to increase the fees for our e-commerce platform or professional services to cover the changes. As a result, our operating results may be significantly worse than forecasted. Our servers may be unable to achieve or maintain data transmission capacity sufficient for timely service of increased traffic or order processing. Our failure to achieve or maintain sufficient and performant data transmission capacity could significantly reduce demand for our platform.

Our customers often draw many shoppers over short periods of time, including from new product releases, holiday shopping seasons, and special sales. These events significantly increase the traffic on our servers and the volume of transactions processed on our platform. Despite precautions taken at our data centers, spikes in usage volume, or a natural disaster, an act of terrorism, vandalism or sabotage, closure of a facility without adequate notice, or other unanticipated problems (such as the COVID-19 pandemic) could result in lengthy interruptions or performance degradation of our platform. Any damage to, or failure of, the systems of our third-party providers could result in interruptions to our platform. Even with current and planned disaster recovery arrangements, our business could be harmed. If we experience damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur. These factors in turn could further reduce our revenue, subject us to liability, cause us to issue credits, or cause customers to terminate their subscriptions, any of which could materially adversely affect our business.

If the methodologies of internet search engines are modified, traffic to our websites and corresponding consumer origination volumes could decline.

We depend in part on various internet search engines, including Google®, Bing®, and Yahoo!®, to direct a significant amount of traffic to our websites. Our ability to maintain the number of visitors directed to our websites by search engines through which we distribute our content is not entirely within our control. Our competitors’ search engine optimization (“SEO”) efforts may result in their websites receiving a higher search result page ranking than ours, or Internet search engines could revise their methodologies, which could adversely affect the placement of our search result page ranking. If search engine companies modify their search algorithms in ways that are detrimental to our consumer growth or in ways that make it harder for our customers to access or use our websites, or if our competitors’ SEO efforts are more successful than ours, our consumer engagement and number of consumers could decline. Any reduction in the number of consumers directed to our websites could negatively affect our ability to earn revenue. If traffic on our websites declines, we may need to employ more costly resources to replace lost traffic, and such increased expense could adversely affect our business, results of operations and financial condition.

If there are interruptions or performance problems associated with our technology or infrastructure, our existing customers may experience service outages, and our new customers may experience delays in using our platform.

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Our continued growth depends, in part, on the ability of our existing and potential customers to access our platform 24 hours a day, seven days a week, without interruption or performance degradation. We have experienced and may, in the future, experience disruptions, data loss, outages, and other performance problems with our infrastructure. These can be due to a variety of factors, including infrastructure changes, introductions of new functionality, human or software errors, capacity constraints, denial-of-service attacks, or other security-related incidents, any of which may be recurring. As we continue to add customers, expand geographically, and enhance our platform’s functionality, the additional scale may increase complexity and our average uptime for future periods may decrease. We may not be able to identify the cause or causes of these performance problems promptly. If our platform is unavailable or if our customers are unable to access our platform within a reasonable amount of time, our business would be harmed. Any outage on our platform would impair the ability of our customers to engage in e-commerce, which would negatively impact our brand, reputation, and customer satisfaction.

As discussed, we depend on services from various third parties to maintain our infrastructure and any disruptions to these services, including from causes outside our control, would significantly impact our platform. In the future, these services may not be available to us on commercially reasonable terms, or at all. Loss of any of these services could decrease our platform’s functionality until we develop equivalent technology or, if equivalent technology is available from another party, we identify, obtain, and integrate it into our infrastructure. If we do not accurately predict our infrastructure capacity requirements, our customers could experience service shortfalls. We may also be unable to address capacity constraints, upgrade our systems, and develop our technology and network architecture to accommodate actual and anticipated technology changes.

Any of the above circumstances or events may harm our reputation, cause customers to terminate their agreements with us, impair our ability to grow our customer base, subject us to financial liabilities, and otherwise harm our business, results of operations, and financial condition.

Use of social media may materially and adversely affect our reputation or subject us to fines or other penalties.

We rely to a large extent on our online presence to reach consumers, and we offer consumers the opportunity to rate and comment on our products on our website. Negative commentary regarding us or our products may be posted on our website or social media platforms and may be averse to our reputation or business. Our target consumers often value readily available information and often act on such information without further investigation and without regard to its accuracy. The harm may be immediate without affording us an opportunity for redress or correction. In addition, we may face claims relating to information that is published or made available through the interactive features of our website. For example, we may receive third-party complaints that the comments or other content posted by users on our platforms infringe third-party intellectual property rights or otherwise infringe the legal rights of others. While the Communications Decency Act (CDA) and Digital Millennium Copyright Act (DMCA) generally protect online service providers from claims of copyright infringement or other legal liability for the self-directed activities of its users, if it were determined that we did not meet the relevant safe harbor requirements under either law, we could be exposed to claims related to advertising practices, defamation, intellectual property rights, rights of publicity and privacy, and personal injury torts. We could incur significant costs investigating and defending such claims and, if we are found liable, significant damages. If any of these events occur, our business, financial condition and results of operations could be materially and adversely affected.

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We also use platforms as marketing tools. As e-commerce and social media platforms continue to rapidly evolve, we must continue to maintain a presence on these platforms and establish presences on new or emerging popular social media platforms. If we are unable to cost-effectively use social media platforms as marketing tools, our ability to acquire new consumers and our financial condition may suffer. Furthermore, as laws and regulations rapidly evolve to govern the use of these platforms and devices, the failure by us, our employees or third parties acting at our direction to abide by applicable laws and regulations in the use of these platforms and devices could subject us to regulatory investigations, class action lawsuits, liability, fines, or other penalties and have a material adverse effect on our business, financial condition, and result of operations.

In addition, an increase in the use of social media for product promotion and marketing may cause an increase in the burden on us to monitor compliance of such materials, and increase the risk that such materials could contain problematic product or marketing claims in violation of applicable regulations.

Breaches of our cybersecurity systems could degrade our ability to conduct our business operations and deliver products and services to our customers, delay our ability to recognize revenue, compromise the integrity of our software products, result in significant data losses and the theft of our intellectual property, damage our reputation, expose us to liability to third parties and require us to incur significant additional costs to maintain the security of our networks and data.

We increasingly depend upon our IT systems to conduct virtually all of our business operations, ranging from our internal operations and product development activities to our marketing and sales efforts and communications with our customers and business partners. Computer programmers may attempt to penetrate our network security, or that of our website, and misappropriate our proprietary information or cause interruptions of our service. Because the techniques used by such computer programmers to access or sabotage networks change frequently and may not be recognized until launched against a target, we may be unable to anticipate these techniques. In addition, sophisticated hardware and operating system software and applications that we produce or procure from third parties may contain defects in design or manufacture, including “bugs” and other problems that could unexpectedly interfere with the operation of the system. We have also outsourced a number of our business functions to third-party contractors, including our manufacturers and logistics providers, and our business operations also depend, in part, on the success of our contractors’ own cybersecurity measures. Similarly, we rely upon distributors, resellers, and system integrators to sell our products and our sales operations depend, in part, on the reliability of their cybersecurity measures. Additionally, we depend upon our employees to appropriately handle confidential data and deploy our IT resources in safe and secure fashion that does not expose our network systems to security breaches and the loss of data. Accordingly, if our cybersecurity systems and those of our contractors fail to protect against unauthorized access, sophisticated cyberattacks and the mishandling of data by our employees and contractors, our ability to conduct our business effectively could be damaged in a number of ways.

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Evolving global internet laws, regulations and standards, privacy regulations, cross-border data transfer restrictions, and data localization requirements may limit the use and adoption of our services, expose us to liability, or otherwise adversely affect our business.

Federal, state, or foreign governmental bodies or agencies have in the past adopted, and may in the future adopt, laws and regulations affecting the use of the internet as a commercial medium. These laws and regulations could impact taxation, internet neutrality, tariffs, content, copyrights, distribution, electronic contracts and other communications, consumer protection, and the characteristics and quality of services. Legislators and regulators may make legal and regulatory changes, or apply existing laws, in ways that require us to incur substantial costs, expose us to unanticipated civil or criminal liability, or cause us to change our business practices. These laws and regulations and resulting increased costs could materially harm our business, results of operations, and financial condition.

Laws and regulations governing data privacy are constantly evolving. Many of these laws and regulations, including the European Union’s GDPR and the California Consumer Protection Act (the “CCPA”), contain detailed requirements regarding collecting and processing personal information, restrict the use and storage of such information, and govern the effectiveness of consumer consent. They could restrict our ability to store and process personal data (in particular, our ability to use certain data for purposes such as risk or fraud avoidance, marketing, or advertising), to control our costs by using certain vendors or service providers, and to offer certain services in certain jurisdictions. Further, the CCPA requires covered companies to provide new disclosures to California consumers, provide such consumers new ways to opt-out of certain sales of personal information, and allow for a new cause of action for data breaches. Such laws could restrict our customers’ ability to run their businesses; for example, by limiting their ability to effectively market to interested shoppers. This could reduce our revenue and the general demand for our services.

Such laws and regulations are often inconsistent and may be subject to amendment or re-interpretation, which may cause us to incur significant costs and expend significant effort to ensure compliance. Our response to these requirements globally may not meet the expectations of individual customers, their shoppers, or other stakeholders, which could reduce the demand for our services. Some customers or other service providers may respond to these evolving laws and regulations by asking us to make certain privacy or data-related contractual commitments that we are unable or unwilling to make. This could lead to the loss of current or prospective customers or other business relationships.

Certain laws and regulations, like the GDPR, also include restrictions on the transfer of personal information across national borders. Because our services are accessible worldwide, certain foreign jurisdictions may claim that we are required to comply with such laws even in jurisdictions where we have no local entity, employees, or infrastructure. Some of these laws include strict localization provisions that require certain data to be stored within a particular region or jurisdiction. We rely on a globally distributed infrastructure in order to be able to provide our services efficiently, and consequently may not be able to meet the expectations of customers who are located in or otherwise subject to such localization requirements, which may reduce the demand for our services.

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Our failure to comply with these and additional laws or regulations could expose us to significant fines and penalties imposed by regulators, as well as legal claims by our customers, or their shoppers, or other relevant stakeholders. Similarly, many of these laws require us to maintain an online privacy policy and terms of service that disclose our practices regarding the collection, processing, and disclosure of personal information. If these disclosures contain any information that a court or regulator finds to be inaccurate or inadequate, we could also be exposed to legal or regulatory liability. Any such proceedings or violations could force us to spend money in defense or settlement, result in the imposition of monetary liability or demanding injunctive relief, divert management’s time and attention, increase our costs of doing business, and materially adversely affect our reputation.

Government regulations and private party actions relating to the marketing and advertising of our products and services may restrict, inhibit, or delay our ability to sell our products and harm our business, financial condition, and results of operations.

Government authorities regulate advertising and product claims regarding the performance and benefits of our products. These regulatory authorities typically require a reasonable basis to support any marketing claims. What constitutes a reasonable basis for substantiation can vary widely from market to market, and there is no assurance that the efforts that we undertake to support our claims will be deemed adequate for any particular product or claim. The most significant area of risk for such activities relates to improper or unsubstantiated claims about our products and their use or safety. If we are unable to show adequate substantiation for our product claims, or our promotional materials make claims that exceed the scope of allowed claims for the classification of the specific product, whether cosmetics, OTC drug products or other consumer products that we offer, the FDA, the FTC or other regulatory authorities could take enforcement action or impose penalties, such as monetary consumer redress, requiring us to revise our marketing materials, amend our claims or stop selling certain products, all of which could harm our business, financial condition and results of operations. Any regulatory action or penalty could lead to private party actions, which could further harm our business, financial condition, and results of operations.

Our business is subject to complex and evolving U.S. and foreign laws and regulations regarding privacy, data protection and other matters. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to our business practices, monetary penalties, increased costs of operations or otherwise harm our business, financial condition, and results of operations.

We are subject to a variety of laws and regulations in the United States and abroad that involve matters central to our business, including privacy and data protection, intellectual property, advertising, marketing, distribution, consumer protection and online payment services. The sale of products outside the U.S., the introduction of new products or expansion of our activities in certain jurisdictions may subject us to additional laws and regulations. These U.S. federal and state and foreign laws and regulations, which can be enforced by private parties or government entities, are constantly evolving and can be subject to significant change. For example, in 2015, the European Union High Court of Justice invalidated the U.S.-EU Safe Harbor regarding the transfer of personal information between the United States and the European Union. European and U.S. negotiators agreed in February 2016 on a new framework, the Privacy Shield, which would replace the Safe Harbor framework. However, it is not known whether the European Commission will accept the new, stricter requirements as adequate. Although we sell our products on a UK website, we do not have personnel or operations based in Europe. We have not historically relied on the former Safe Harbor framework to justify the collection, storage, and processing of European consumer data on our servers in the United States. If we were to in the future it is already clear that under the new framework, companies which rely on the new Privacy Shield framework will face more stringent obligations and the sanctions for non-compliance with the principles of the framework will be more robust. In addition, the European Union is significantly amending its data protection laws in ways that may limit our ability to collect or use information or increase our potential liability for misuse, loss, or a breach of security in data of EU residents. The application, interpretation and enforcement of these laws and regulations may be uncertain, and may be interpreted and applied inconsistently from jurisdiction to jurisdiction and inconsistently with our current policies and practices. Moreover, consumer data privacy remains a matter of interest to lawmakers and regulators, and a number of other proposals are pending before federal, state, and foreign legislative and regulatory bodies that could significantly affect our business. These existing and proposed laws and regulations can be costly to comply with and can delay or impede our ability to market and sell our products, result in negative publicity, increase our operating costs, require significant management time and attention, and subject us to inquiries or investigations, claims or other remedies, including fines or demands that we modify or cease existing business practices.

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Furthermore, foreign data protection, privacy and other laws and regulations are often more restrictive than those in the United States. The European Union, for example, traditionally has imposed stricter obligations under its laws and regulations relating to privacy, data protection and consumer protection than the United States. Under the present regime, individual EU member countries have discretion with respect to their interpretation and implementation of these laws and the penalties for breach and have their own regulators with differing attitudes towards enforcement, which results in varying privacy standards and enforcement risks from jurisdiction to jurisdiction. Legislation and regulation in the European Union and some EU member states require companies to give specific types of notice and in some cases seek consent from consumers before using their data for certain purposes, including some marketing activities. In the majority of EU member countries, consent must be obtained prior to setting cookies or other tracking technologies. Outside of the European Union, there are many countries with data protections laws, and new countries are adopting data protection legislation with increasing frequency. Many of these laws also require consent from consumers for the collection and use of data for various purposes, including marketing, which may reduce the ability to market our products. In particular, these laws may have an impact on our ability to conduct business through websites we and our partners may operate outside the U.S. There is no harmonized approach to these laws and regulations globally although several frameworks exist. Consequently, the potential risk of non-compliance with applicable foreign data protection laws and regulations will increase as we continue our international expansion. We may need to change and limit the way we use consumer information in operating our business and may have difficulty maintaining a single operating model that is compliant. Compliance with such laws and regulations will result in additional costs and may necessitate changes to our business practices and divergent operating models, which may adversely affect our business, financial condition, and results of operations.

Mobile devices are increasingly being used to conduct commerce, and if our platform does not operate as effectively when accessed through these devices, our customers and their shoppers may not be satisfied with our services, which could harm our business.

E-commerce transacted over mobile devices continues to grow more rapidly than desktop transactions. We are dependent on the interoperability of our platform with third-party mobile devices and mobile operating systems as well as web browsers that are out of our control. Changes in such devices, systems, or web browsers that degrade the functionality of our platform or give preferential treatment to competitive services could adversely affect usage of our platform. Mobile e-commerce is a key element in our strategy and effective mobile functionality is integral to our long-term development and growth strategy. If our customers and their shoppers have difficulty accessing and using our platform on mobile devices, our business and operating results could be adversely affected.

Activities of customers, their shoppers, and our partners could damage our brand, subject us to liability and harm our business and financial results.

Our terms of service prohibit our customers from using our platform to engage in illegal activities and our terms of service permit us to take down a customer’s shop if we become aware of illegal use. Customers may nonetheless engage in prohibited or illegal activities or upload store content in violation of applicable laws, which could subject us to liability. Our partners may engage in prohibited or illegal activities, which could subject us to liability. Furthermore, our brand may be negatively impacted by the actions of customers or partners that are deemed to be hostile, offensive, inappropriate, or illegal. We do not proactively monitor or review the appropriateness of the content of our customers’ stores or our partners’ activities. Our safeguards may not be sufficient for us to avoid liability or avoid harm to our brand. Hostile, offensive, inappropriate, or illegal use could adversely affect our business and financial results.

In many jurisdictions, laws relating to the liability of providers of online services for activities of their shoppers and other third parties are being tested by actions based on defamation, invasion of privacy, unfair competition, copyright and trademark infringement, and other theories. Any court ruling or other governmental regulation or action that imposes liability on customers of online services in connection with the activities of their shoppers could harm our business. We could also be subject to liability under applicable law, which may not be fully mitigated by our terms of service. Any liability attributed to us could adversely affect our brand, reputation, ability to expand our subscriber base, and financial results.

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Natural catastrophic events and man-made problems such as power disruptions, computer viruses, global pandemics, data security breaches and terrorism may disrupt our business.

We rely heavily on our network infrastructure and IT systems for our business operations. An online attack, earthquake, fire, terrorist attack, power loss, global pandemics (such as the COVID-19 pandemic), telecommunications failure, or other similar catastrophic event could cause system interruptions, delays in accessing our service, reputational harm, and loss of critical data. Such events could prevent us from providing our platform to our customers. A catastrophic event that results in the destruction or disruption of our data centers, or our network infrastructure or IT systems, including any errors, defects, or failures in third-party hardware, could affect our ability to conduct normal business operations, and adversely affect our operating results.

In addition, as computer malware, viruses, computer hacking, fraudulent use attempts, and phishing attacks have become more prevalent, we face increased risk from these activities. These activities threaten the performance, reliability, security, and availability of our platform. Any computer malware, viruses, computer hacking, fraudulent use attempts, phishing attacks, or other data security breaches to our systems could, among other things, harm our reputation and our ability to retain existing customers and attract new customers. Many companies that provide cloud-based services have reported a significant increase in cyberattack activity since the beginning of the COVID-19 pandemic.

If our platform fails to perform properly, and if we fail to develop enhancements to resolve performance issues, we could lose customers, become subject to performance or warranty claims, or incur significant costs.

Our operations are dependent upon our ability to prevent system interruption. The applications underlying our platform are inherently complex and may contain material defects or errors, which may cause disruptions in availability or other performance problems. Defects, errors, disruptions in service, cyber-attacks, or other performance problems with our software, whether in connection with the day-to-day operation, upgrades or otherwise, could result in: loss of customers; lost or delayed market acceptance and sales of our platform; delays in payment to us by customers; injury to our reputation and brand; legal claims, including warranty and service claims, against us; diversion of our resources, including through increased service and warranty expenses or financial concessions; and increased insurance costs.

We have found defects in our platform and may discover additional defects in the future that could result in data unavailability, unauthorized access to, loss, corruption, or other harm to our customers’ data. We may not be able to detect and correct defects or errors before release. Consequently, we or our customers may discover defects or errors after our platform has been employed. We implement bug fixes and upgrades as part of our regularly scheduled system maintenance. If we do not complete this maintenance according to schedule or if customers are otherwise dissatisfied with the frequency and/or duration of our maintenance services and related system outages, customers could terminate their contracts, or delay or withhold payment to us, or cause us to issue credits, make refunds, or pay penalties. The costs incurred or delays resulting from the correction of defects or errors in our software or other performance problems may be substantial and could adversely affect our operating results.

If we fail to adopt new technologies or adapt our website and systems to changing consumer requirements or emerging industry standards, our business may be materially and adversely affected.

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To remain competitive, we must continue to enhance and improve the responsiveness, functionality, and features of our Internet platform, including our e-commerce website and mobile applications. Our competitors are continually developing innovations and introducing new products to increase their consumer base and enhance user experience. As a result, in order to attract and retain consumers and compete against our competitors, we must continue to invest resources to enhance our information technology and improve our existing products and services for our consumers. The Internet and the online retail industry are characterized by rapid technological evolution, changes in consumer requirements and preferences, frequent introductions of new products and services embodying new technologies and the emergence of new industry standards and practices, any of which could render our existing technologies and systems obsolete. Our success will depend, in part, on our ability to identify, develop, acquire, or license leading technologies useful in our business, and respond to technological advances and emerging industry standards and practices in a cost-effective and timely way. The development of our website and other proprietary technology entails significant technical and business risks. There can be no assurance that we will be able to properly implement or use new technologies effectively or adapt our website and systems to meet consumer requirements or emerging industry standards. If we are unable to adapt in a cost-effective and timely manner in response to changing market conditions or consumer requirements, whether for technical, legal, financial, or other reasons, our business, financial condition, and results of operations may be materially and adversely affected.

Payment transactions on our e-commerce platform subject us to regulatory requirements, additional fees, and other risks that could be costly and difficult to comply with or that could harm our business.

We are required by our payment processors to comply with payment card network operating rules and we have agreed to reimburse our payment processors for any fees or fines they are assessed by payment card networks as a result of any rule violations by us or our customers. The payment card networks set and interpret the card rules. We face the risk that one or more payment card networks or other processors may, at any time, assess penalties against us, against our customers, or terminate our ability to accept credit card payments or other forms of online payments from shoppers. This would have an adverse effect on our business, financial condition, and operating results.

If we fail to comply with the payment card network rules, including the Payment Card Industry Data Security Standard (“PCI-DSS”) and those of each of the credit card brands, we would breach our contractual obligations to our payment processors, financial institutions, partners, and customers. Such a failure may subject us to fines, penalties, damages, higher transaction fees, and civil liability. It could prevent us from processing or accepting payment cards or lead to a loss of payment processor partners, even if customer or shopper information has not been compromised.

Payment methods used on our Internet platform subject us to third-party payment processing-related risks.

We accept payments from our consumers using a variety of methods, including online payments with credit cards and debit cards issued by major banks in the United States, and payment through third-party online payment platforms such as PayPal. We also rely on third parties to provide payment processing services. For certain payment methods, including credit and debit cards, we pay interchange and other fees, which may increase over time and raise our operating costs and lower our profit margins. We may also be subject to fraud and other illegal activities in connection with the various payment methods we offer, including online payment options. For online consumers, these are card-not-present transactions, so they present a greater risk of fraud. Criminals are using increasingly sophisticated methods to engage in illegal activities such as unauthorized use of credit or debit cards and bank account information. To the extent we are an online seller, requirements relating to consumer authentication and fraud detection are more complex. We may ultimately be held liable for the unauthorized use of a cardholder’s card number in an illegal activity and be required by card issuers to pay charge-back fees. Charge-backs result not only in our loss of fees earned with respect to the payment, but also leave us liable for the underlying money transfer amount. If our charge-back rate becomes excessive, card associations also may require us to pay fines or refuse to process our transactions. In addition, we may be subject to additional fraud risk if third-party service providers or our employees fraudulently use consumer information for their own gain or facilitate the fraudulent use of such information. Overall, we may have little recourse if we process a criminally fraudulent transaction.

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We may be subject to additional obligations to collect and remit sales tax and other taxes. We may be subject to tax liability for past sales, which could harm our business.

State, local, and foreign jurisdictions have differing rules and regulations governing sales, use, value added, and other taxes, and these rules and regulations are subject to varying interpretations that may change over time. In particular, the applicability of such taxes to our e-commerce platform in various jurisdictions is unclear. These jurisdictions’ rules regarding tax nexus are complex and vary significantly. As a result, we could face tax assessments and audits. Our liability for these taxes and associated penalties could exceed our original estimates. Jurisdictions in which we have not historically collected or accrued sales, use, value added, or other taxes could assert our liability for such taxes. This could result in substantial tax liabilities and related penalties for past sales. It could also discourage customers from using our platform or otherwise harm our business and operating results.

Changes in tax laws or regulations that are applied adversely to us or our customers could increase the cost of our e-commerce platform and adversely impact our business.

New income, sales, use, or other tax laws, statutes, rules, regulations, or ordinances could be enacted at any time. Any new taxes could adversely affect our domestic and international business operations and our business and financial performance. Existing tax laws, statutes, rules, regulations, or ordinances could be interpreted, changed, modified, or applied adversely to us. These events could require us or customers using our e-commerce platform to pay additional tax amounts on a prospective or retroactive basis. They could require us or our customers to pay fines and/or penalties and interest for past amounts deemed to be due. If we raise our prices to offset the costs of these changes, existing and potential future customers may elect not to continue to subscribe or elect to subscribe to our e-commerce platform in the future. Additionally, new, changed, modified, or newly interpreted or applied tax laws could increase our customers’ and our compliance, operating and other costs, as well as the costs of our platform. Any or all of these events could adversely impact our business and financial performance.

Our business relies heavily on email and other messaging services, and any restrictions on the sending of emails or messages or an inability to timely deliver such communications could materially adversely affect our net revenue and business.

Our business is highly dependent upon email and other messaging services for promoting our brand, products, and e-commerce platforms. We provide emails and “push” communications to inform consumers of new products, shipping specials and other promotions. We believe these messages are an important part of our consumer experience. If we are unable to successfully deliver emails or other messages to our subscribers, or if subscribers decline to open or read our messages, our net revenue and profitability would be materially adversely affected. Changes in how web and mail services block, organize and prioritize email may reduce the number of subscribers who receive or open our emails. For example, Google’s Gmail service has a feature that organizes incoming emails into categories (for example, primary, social and promotions). Such categorization or similar inbox organizational features may result in our emails being delivered in a less prominent location in a subscriber’s inbox or viewed as “spam” by our subscribers and may reduce the likelihood of that subscriber reading our emails. Actions by third parties to block, impose restrictions on or charge for the delivery of emails or other messages could also adversely impact our business. From time to time, Internet service providers or other third parties may block bulk email transmissions or otherwise experience technical difficulties that result in our inability to successfully deliver emails or other messages to consumers. Changes in the laws or regulations that limit our ability to send such communications or impose additional requirements upon us in connection with sending such communications would also materially adversely impact our business. Our use of email and other messaging services to send communications to consumers may also result in legal claims against us, which may cause us increased expenses, and if successful might result in fines and orders with costly reporting and compliance obligations or might limit or prohibit our ability to send emails or other messages. We also rely on social networking messaging services to send communications and to encourage consumers to send communications. Changes to the terms of these social networking services to limit promotional communications, any restrictions that would limit our ability or our consumers’ ability to send communications through their services, disruptions or downtime experienced by these social networking services or decline in the use of or engagement with social networking services by consumers could materially adversely affect our business, financial condition, and operating results.

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Risks Related to our Intellectual Property

Our success depends on our ability to operate our business without infringing, misappropriating, or otherwise violating the trademarks, patents, copyrights, and other proprietary rights of third parties.

Our commercial success depends in part on our ability to operate without infringing, misappropriating, or otherwise violating the trademarks, patents, copyrights, trade secrets and other proprietary rights of others. We cannot be certain that the conduct of our business does not and will not infringe, misappropriate, or otherwise violate such rights. In addition, third parties may involve us in intellectual property disputes as part of a business model or strategy to gain competitive advantage. While we are not involved in any currently active intellectual property litigation, from time to time we receive allegations of trademark or patent infringement and third parties have filed claims against us with allegations of intellectual property infringement.

To the extent we gain greater visibility and market exposure as a public company or otherwise, we may also face a greater risk of being the subject of such claims and litigation. For these and other reasons, third parties may allege that our products or activities infringe, misappropriate, dilute, or otherwise violate their trademark, patent, copyright, or other proprietary rights. Defending against allegations and litigation could be expensive, occupy significant amounts of time, divert management’s attention from other business concerns and have an adverse impact on our ability to bring products to market. In addition, if we are found to infringe, misappropriate, dilute, or otherwise violate third-party trademark, patent, copyright or other proprietary rights, our ability to use brands to the fullest extent we plan may be limited, we may need to obtain a license, which may not be available on commercially reasonable terms, or at all, or we may need to redesign or rebrand our marketing strategies or products, which may not be possible. We may also be required to pay substantial damages or be subject to an order prohibiting us and our retail customers from importing or selling certain products or engaging in certain activities. Our inability to operate our business without infringing, misappropriating, or otherwise violating the trademarks, patents, copyrights, and proprietary rights of others could have a material adverse effect on our business, financial condition, and results of operations.

Our intellectual property may be infringed.

We currently rely on trademark and other intellectual property rights to establish and protect the brand names and logos we own or license on the products we distribute. Third parties have in the past infringed, and may in the future infringe, on these trademarks and our other intellectual property rights. Our ability to maintain and further build brand recognition is dependent on the continued use of these trademarks, service marks and other proprietary intellectual property, including the names and logos we own or license. Despite our attempts to ensure these intellectual property rights are protected, third parties may take actions that could materially and adversely affect our rights or the value of this intellectual property. Any litigation concerning our intellectual property rights or the intellectual property rights of our suppliers, whether successful or unsuccessful, could result in substantial costs to us and diversions of our resources. Expenses related to protecting our intellectual property rights or the intellectual property rights of our suppliers, the loss or compromise of any of these rights or the loss of revenues as a result of infringement could have a material adverse effect on our business, results of operations and financial condition, and may prevent the brands we own or license, or are owned or licensed by our suppliers, from growing or maintaining market share. There can be no assurance that any trademarks or common marks that we own or license, or are owned or licensed by our suppliers, will not be challenged in the future, invalidated, or circumvented or that the rights granted thereunder or under licensing agreements will provide us or our suppliers competitive advantages. We are dependent on the validity, integrity and intellectual property of our suppliers and their efforts to appropriately register, maintain and enforce intellectual property in all jurisdictions in which their products are sold.

We devote significant resources to the registration and protection of our trademarks and to anti-counterfeiting efforts. Despite these efforts, we regularly discover products that infringe on our proprietary rights or that otherwise seek to mimic or leverage our intellectual property or the intellectual property of our suppliers. Counterfeiting and other infringing activities typically increase as brand recognition increases, especially in markets outside the United States and Canada. Counterfeiting and other infringement of our intellectual property could divert away sales, and association of our brands with inferior counterfeit reproductions or third-party labels could adversely affect the integrity and reputation of our brands.

Although we currently hold a number of patents on our products, we generally rely on patents on the products of our suppliers as well as their efforts in successfully defending third-party challenges to such products. Our ability to maintain and enforce our patent rights, and the ability of our suppliers, licensors, collaborators, and manufacturers to maintain and enforce their patent rights, against third-party challenges to their validity, scope or enforceability plays an important role in determining our future. There can be no assurances that we will ever successfully file or receive any patents in the future, and changes in either the patent laws or in interpretations of patent laws in the United States or other countries may diminish the value of the intellectual property rights of the products we distribute, license or own. Accordingly, we cannot predict with any certainty the range of claims that may be allowed or enforced concerning the products that we sell.

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In addition, there can be no assurance that standard intellectual property confidentiality and assignment agreement with employees, consultants and other advisors will not be breached, that we will have adequate remedies for any breach, or that our trade secrets will not otherwise become known to or independently developed by competitors. Furthermore, there can be no assurance that our efforts to protect our intellectual property will prevent others from unlawfully using our trademarks, trade secrets, copyrights, and other intellectual property. Our success depends in part, on our continued ability to maintain our intellectual property and those of our suppliers, and to protect our trade secrets. An inability to continue to preserve and protect our intellectual property would likely have a material adverse effect on our business, results of operations and financial condition.

We may incur substantial costs as a result of litigation or other proceedings relating to patent and other intellectual property rights.

A third party may sue us or one of our strategic collaborators for infringing its intellectual property rights. Likewise, we may need to resort to litigation to enforce licensed rights or to determine the scope and validity of third-party intellectual property rights.

The cost to us of any litigation or other proceeding relating to intellectual property rights, even if resolved in our favor, could be substantial, and the litigation would divert our efforts. Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. If we do not prevail in this type of litigation, we or our strategic collaborators may be required to pay monetary damages; stop commercial activities relating to the affected products or services; obtain a license in order to continue manufacturing or marketing the affected products or services; or attempt to compete in the market with a substantially similar product.

Uncertainties resulting from the initiation and continuation of any litigation could limit our ability to continue some of our operations. In addition, a court may require that we pay expenses or damages, and litigation could disrupt our commercial activities.

Our trade secrets may be difficult to protect.

Our success depends upon the skills, knowledge, and experience of our scientific and technical personnel, our consultants, and advisors, as well as our licensors and contractors. Because we operate in several highly competitive industries, we rely in part on trade secrets to protect our proprietary technology and processes. However, trade secrets are difficult to protect. We enter into confidentiality or non-disclosure agreements with our corporate partners, employees, and consultants, outside scientific collaborators, developers, and other advisors. These agreements generally require that the receiving party keep confidential and not disclose to third parties confidential information developed by the receiving party or made known to the receiving party by us during the course of the receiving party’s relationship with us. These agreements also generally provide that inventions conceived by the receiving party in the course of rendering services to us will be our exclusive property, and we enter into assignment agreements to perfect our rights.

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These confidentiality, inventions, and assignment agreements may be breached and may not effectively assign intellectual property rights to us. Our trade secrets also could be independently discovered by competitors, in which case we would not be able to prevent the use of such trade secrets by our competitors. The enforcement of a claim alleging that a party illegally obtained and was using our trade secrets could be difficult, expensive, and time consuming and the outcome would be unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets. The failure to obtain or maintain meaningful trade secret protection could adversely affect our competitive position.

Any inability to protect our intellectual property rights could reduce the value of our products and brands, which could adversely affect our financial condition, results of operations and business.

Our business is partly dependent upon our trademarks, trade secrets, copyrights, and other intellectual property rights. Effective intellectual property rights protection, however, may not be available under the laws of every country in which we and our sub-licensees may operate. There is a risk of certain valuable trade secrets, beyond what is described publicly in patents, being exposed to potential infringers. Regardless of our technology being protected by patents or otherwise, there is a risk that other companies may employ the technology without authorization and without recompensing us.

The efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete. In addition, protecting our intellectual property rights is costly and time consuming. There is a risk that we may have insufficient resources to counter adequately such infringements through negotiation or the use of legal remedies. It may not be practicable or cost effective for us to fully protect our intellectual property rights in some countries or jurisdictions. If we are unable to successfully identify and stop unauthorized use of our intellectual property, we could lose potential revenue and experience increased operational and enforcement costs, which could adversely affect our financial condition, results of operations and business.

The intellectual property behind our products may include unpublished know-how as well as existing and pending intellectual property protection. All intellectual property protection eventually expires, and unpublished know-how is dependent on key individuals.

The commercialization of our licensed products is partially dependent upon know-how and trade secrets held by certain individuals working with and for us. Because the expertise runs deep in these few individuals, if something were to happen to any or all of them, the ability to properly manufacture our products without compromising quality and performance could be diminished greatly.

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Knowledge published in the form of any future intellectual property has finite protection, as all patents and trademarks have a limited life and an expiration date. While continuous efforts will be made to apply for patents and trademarks if appropriate, there is no guarantee that additional patents or trademarks will be granted. The expiration of patents and trademarks relating to our products may hinder our ability to sub-license or sell our products for a long period of time without the development of a more complex licensing strategy.

If we are not able to adequately protect our intellectual property, then we may not be able to compete effectively, and we may not be profitable.

Our existing proprietary rights may not afford remedies and protections necessary to prevent infringement, reformulation, theft, misappropriation, and other improper use of our products by competitors. We own the formulations contained in our products and we consider these product formulations to be our critical proprietary property, which must be protected from competitors. Although trade secret, trademark, copyright, and patent laws generally provide a certain level of protection, and we attempt to protect ourselves through contracts with manufacturers of our products, we may not be successful in enforcing our rights. In addition, enforcement of our proprietary rights may require lengthy and expensive litigation. We have attempted to protect some of the trade names and trademarks used for our products by registering them with the U.S. Patent and Trademark Office, but we must rely on common law trademark rights to protect our unregistered trademarks. Common law trademark rights do not provide the same remedies as are granted to federally registered trademarks, and the rights of a common law trademark are limited to the geographic area in which the trademark is actually used. Our inability to protect our intellectual property could have a material adverse impact on our ability to compete and could make it difficult for us to achieve a profit.

Risks Related to this Offering and our Securities

We will incur increased costs and become subject to additional regulations and requirements as a result of becoming a newly public company, and our management will be required to devote substantial time to new compliance matters.

As a public company, we will incur significant legal, accounting, and other expenses that we did not incur as a private company. We will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which will require, among other things, that we file with the SEC annual, quarterly, and current reports with respect to our business and financial condition. In addition, the Sarbanes-Oxley Act, as well as rules subsequently adopted by the SEC and the stock exchange on which our securities are listed to implement provisions of the Sarbanes-Oxley Act, impose significant requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Further, pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the SEC has adopted additional rules and regulations in these areas, such as mandatory “say-on-pay” voting requirements that will apply to us when we cease to be an emerging growth company. Stockholder activism, the current political environment and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which may lead to additional compliance costs and impact the manner in which we operate our business in ways we cannot currently anticipate.

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We expect the rules and regulations applicable to public companies to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly. If these requirements divert the attention of our management and personnel from other business concerns, they could have a material adverse effect on our business, financial condition, and results of operations. The increased costs will decrease our net income or increase our net loss, and may require us to reduce costs in other areas of our business or increase the prices of our products or services. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to incur substantial costs to maintain the same or similar coverage. We cannot predict or estimate the amount or timing of additional costs we may incur to respond to these requirements. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees, or as executive officers. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our common stock, fines, sanctions and other regulatory action and potentially civil litigation.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to “emerging growth companies” will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions and relief from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” In particular, while we are an “emerging growth company” (1) we will not be required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, (2) we will be exempt from any rules that may be adopted by the PCAOB requiring mandatory audit firm rotations or a supplement to the auditor’s report on financial statements, (3) we will be subject to reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (4) we will not be required to hold nonbinding advisory votes on executive compensation or stockholder approval of any golden parachute payments not previously approved. We currently intend to take advantage of the reduced disclosure requirements regarding executive compensation. If we remain an “emerging growth company”, we may take advantage of other exemptions, including the exemptions from the advisory vote requirements and executive compensation disclosures under the Dodd-Frank Wall Street Reform and Customer Protection Act, or the Dodd-Frank Act, and the exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, meaning that the company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

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We may remain an “emerging growth company” until the fiscal year-end following the fifth anniversary of the completion of this initial public offering, though we may cease to be an “emerging growth company” earlier under certain circumstances, including (1) if we become a large accelerated filer, (2) if our gross revenue exceeds $1.0 billion in any fiscal year or (3) if we issue more than $1.0 billion in non-convertible notes in any three-year period.

The exact implications of the JOBS Act are still subject to interpretations and guidance by the SEC and other regulatory agencies, and we cannot assure you that we will be able to take advantage of all of the benefits of the JOBS Act. In addition, investors may find our common stock less attractive if we rely on the exemptions and relief granted by the JOBS Act. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may decline and/or become more volatile.

There may not be an active trading market for shares of our common stock, which may cause shares of our common stock to trade at a discount from the initial offering price and make it difficult to sell the shares of common stock you purchase.

The shares of our common stock are traded on the Over-the-Counter Bulletin Board. Prior to this offering, there has not been a public trading market for shares of our common stock. It is possible that after this offering an active trading market will not develop or continue. If an active trading market is developed, it may not be sustained, which would make it difficult for you to sell your shares of common stock at an attractive price or at all. The initial public offering price per share of common stock will be determined by agreement among us, the selling stockholders and the representatives of the underwriters and may not be indicative of the price at which shares of our common stock will trade in the public market after this offering. The market price of our common stock may decline below the initial offering price, and you may not be able to sell your shares of our common stock at or above the price you paid in this offering, or at all.

The market price of shares of our common stock may be volatile, which could cause the value of your investment to decline.

Even if a trading market develops, the market price of our common stock may be highly volatile and could be subject to wide fluctuations. Securities markets often experience significant price and volume fluctuations. This market volatility, as well as general economic, market or political conditions, could reduce the market price of shares of our common stock in spite of our operating performance. In addition, our results of operations could be below the expectations of public market analysts and investors due to a number of potential factors, including variations in our quarterly results of operations, additions or departures of key management personnel, changes in consumer preferences or cosmetic trends, announcements of new products or significant price reductions by our competitors, failure to meet analysts’ earnings estimates, publication of research reports about our industry, litigation and government investigations, changes or proposed changes in laws or regulations or differing interpretations or enforcement thereof affecting our business, adverse market reaction to any indebtedness we may incur or securities we may issue in the future, changes in market valuations of similar companies or speculation in the press or investment community, announcements by our competitors of significant contracts, acquisitions, dispositions, strategic partnerships, joint ventures or capital commitments, adverse publicity about our industry, the level of success of releases of new products and the number of stores we open, close or convert in any period, and in response the market price of shares of our common stock could decrease significantly. You may therefore be unable to resell your shares of common stock at or above the initial public offering price.

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In the past, following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

If we are subject to Securities and Exchange Commission regulations relating to low-priced stocks, the market for our common stock could be adversely affected.

The SEC has adopted regulations concerning low-priced or “penny” stocks. The regulations generally define “penny stock” to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. If our shares are offered at a market price less than $5.00 per share, and do not qualify for any exemption from the penny stock regulations, our shares may become subject to these additional regulations relating to low-priced stocks.

The penny stock regulations require that broker-dealers who recommend penny stocks to persons other than institutional accredited investors make a special suitability determination for the purchaser, receive the purchaser’s written agreement to the transaction prior to the sale and provide the purchaser with risk disclosure documents that identify risks associated with investing in penny stocks. Furthermore, the broker-dealer must obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before effecting a transaction in penny stock. These requirements have historically resulted in reducing the level of trading activity in securities that become subject to the penny stock rules.

The additional burdens imposed upon broker-dealers by these penny stock requirements may discourage broker-dealers from effecting transactions in the common stock, which could severely limit the market liquidity of our common stock and our shareholders’ ability to sell our common stock in the secondary market.

Because we have no current plans to pay cash dividends on our common stock, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

We have no current plans to pay cash dividends on our common stock. The declaration, amount and payment of any future dividends will be at the sole discretion of our board of directors. Our board of directors may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions and implications on the payment of dividends by us to our stockholders or by our subsidiaries to us, including restrictions under the Senior Secured Credit Facility, the Second Lien Credit Facility and other indebtedness we may incur, and such other factors as our board of directors may deem relevant.

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You may be diluted by the future issuance of additional common stock in connection with our incentive plans, financing, acquisitions, investments or otherwise.

After this offering we will have approximately 600 million shares of common stock authorized but unissued. Our amended and restated certificate of incorporation to become effective immediately prior to the consummation of this offering authorizes us to issue these shares of common stock and options relating to common stock for the consideration and on the terms and conditions established by our board of directors in its sole discretion, whether in connection with acquisitions or otherwise. We have reserved shares for future issuance. Any common stock that we issue, or other equity incentive plans that we may adopt in the future, would dilute the percentage ownership held by the investors who purchase common stock in this offering.

The market price for cannabidiol industry common stock is particularly volatile. The price at which you purchase our common stock may not be indicative of the price that will prevail in the trading market.

The market for common stock in our industry is characterized by significant price volatility when compared to other industries, and we expect that our industry share prices will continue to be more volatile than other industries for the indefinite future. This volatility is due to several factors including the inherently speculative or “risky” nature of our industry, limited operating history, and uncertainty of future market acceptance for our products and services. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

The market for micro and small-cap stocks has experienced numerous frauds and abuses, which could adversely affect investors in our stock.

We believe that the market for micro and small-cap stocks has suffered from patterns of fraud and abuse. Such patterns include:

•	control of the market for the security by one or a few broker-dealers;
•	manipulation of prices through prearranged matching of purchases and sales and false and misleading statements made by parties unrelated to the issuer;
•	“boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;
•	excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
•

wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

We believe that many of these abuses have occurred with respect to the promotion of low-priced stock companies that lacked experienced management, adequate financial resources, an adequate business plan and/or marketable and successful business or product.

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FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Our management has limited experience in managing the day-to-day operations of a public company and, as a result, we may incur additional expenses associated with the management of our Company.

The management team is responsible for the operations and reporting of the Company. The requirements of operating as a public company are many and sometimes difficult to navigate. This may require us to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. If we lack cash resources to cover these costs of being a public company in the future, our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our potential results of operations, cash flow and financial condition after we commence operations.

Our directors have the right to authorize the issuance of shares of our preferred stock and additional shares of our common stock.

Our directors, within the limitations and restrictions contained in our certificate of incorporation and without further action by our stockholders, have the authority to issue shares of preferred stock from time to time in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights, and terms of redemption, liquidation preferences and any other preferences, special rights, and qualifications of any such series. While we have no intention of issuing shares of preferred stock at the present time, we continue to seek to raise capital through the sale of our securities and may issue shares of preferred stock in connection with a particular investment. Any issuance of shares of preferred stock could adversely affect the rights of holders of our common stock. Should we issue additional shares of our common stock at a later time, each investor’s ownership interest in our stock would be proportionally reduced.

Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.

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As a public company, we will be required to evaluate our internal controls over financial reporting. Furthermore, at such time as we cease to be an “emerging growth company,” as more fully described in these Risk Factors, we shall also be required to comply with Section 404. At such time we may identify material weaknesses that we may not be able to remediate in time to meet the applicable deadline imposed upon us for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented, or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. We cannot be certain as to the timing of completion of our evaluation, testing and any remediation actions or the impact of the same on our operations. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, our independent registered public accounting firm may issue an adverse opinion due to ineffective internal controls over financial reporting and we may be subject to sanctions or investigation by regulatory authorities, such as the SEC. As a result, there could be a negative reaction in the financial markets due to a loss of confidence in the reliability of our financial statements. In addition, we may be required to incur costs in improving our internal control system and the hiring of additional personnel. Any such action could negatively affect our results of operations and cash flows.

Our management will have broad discretion over the use of the proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use our net proceeds from this offering, and you will be relying on the judgment of our management regarding the application of these proceeds. Our management might not apply the net proceeds of this offering in ways that increase the value of your investment. Our management might not be able to yield any return on the investment and use of these net proceeds. You will not have the opportunity to influence our decisions on how to use the proceeds.

If securities analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock depends in part on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

Our Certificate of incorporation and amended and restated bylaws will provide that the Courts of the State of Nevada will be the exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees.

Our amended and restated certificate of incorporation and amended and restated bylaws will provide that the State of Nevada is the exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a breach of fiduciary duty, any action asserting a claim against us arising pursuant to Nevada law, our amended and restated certificate of incorporation, or our amended and restated bylaws, or any action asserting a claim against us that is governed by the internal affairs doctrine. This provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage such lawsuits against us and our directors, officers, and other employees. Alternatively, if a court were to find this provision in our amended and restated certificate of incorporation and amended and restated bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business, financial condition, and results of operations.

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Anti-takeover provisions in our certificate of incorporation and amended and restated bylaws and Nevada law could discourage a takeover.

Our amended and restated certificate of incorporation and amended and restated bylaws, as adopted in connection with this offering, may contain provisions that might enable our management to resist a takeover. These provisions include:

•	authorizing the issuance of “blank check” preferred stock that could be issued by our board of directors to increase the number of outstanding shares and thwart a takeover attempt;
•	advance notice requirements applicable to stockholders for matters to be brought before a meeting of stockholders and requirements as to the form and content of a stockholder’s notice;
•	a supermajority stockholder vote requirement for amending certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws;
•	the inability of our stockholders to act by written consent;
•	a requirement that the authorized number of directors may be changed only by resolution of the board of directors;
•

allowing all vacancies, including newly created directorships, to be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum, except as otherwise required by law;

•	limiting the forum for certain litigation against us to Nevada; and
•	limiting the persons that can call special meetings of our stockholders to our board of directors or the chairperson of our board of directors.

These provisions might discourage, delay, or prevent a change in control of our company or a change in our board of directors or management. The existence of these provisions could adversely affect the voting power of holders of Class A common stock and limit the price that investors might be willing to pay in the future for shares of our Class A common stock.

Compliance with changing corporate governance regulations and public disclosures may result in additional risks and exposures.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and new regulations from the SEC, have created uncertainty for public companies such as ours. These laws, regulations, and standards are subject to varying interpretations in many cases, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. As a result, our efforts to comply with evolving laws, regulations, and standards have resulted in, and are likely to continue to result in, increased expense and significant management time and attention.

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Adverse litigation judgments or settlements resulting from legal proceedings in which we may be involved could expose us to monetary damages or limit our ability to operate our business.

We may in the future become involved in private actions, collective actions, investigations and various other legal proceedings by customers, employees, suppliers, competitors, government agencies or others. The results of any such litigation, investigations and other legal proceedings are inherently unpredictable and expensive. Any claims against us, whether meritorious or not, could be time-consuming, result in costly litigation, damage our reputation, require significant amounts of management time, and divert significant resources. If any of these legal proceedings were to be determined adversely to us, or we were to enter into a settlement arrangement, we could be exposed to monetary damages or limits on our ability to operate our business, which could have an adverse effect on our business, financial condition, and operating results.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, requires the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because the majority of our directors are not independent directors, we do not currently have independent audit or compensation committees. As a result, the directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes- Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

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Voting power is highly concentrated in one stockholder .

Katarina Maloney LLC currently beneficially owns approximately 100% of our outstanding Series A Preferred Stock, which entitles her to 90.01% of the voting power. Such concentrated control of the Company may adversely affect the price of our common stock. A stockholder that acquires common stock will not have an effective voice in the management of the Company.

General Risk Statement.

Based on all of the foregoing, we believe it is possible for future revenue, expenses, and operating results to vary significantly from quarter to quarter and year to year. As a result, quarter-to-quarter and year-to-year comparisons of operating results are not necessarily meaningful or indicative of future performance. Furthermore, we believe that it is possible that in any given quarter or fiscal year our operating results could differ from the expectations of public market analysts or investors. In such event or in the event that adverse conditions prevail, or are perceived to prevail, with respect to our business or generally, the market price of our Common Stock would likely decline.

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USE OF PROCEEDS

We will not receive any proceeds from the disposition or resale of the shares of common stock by the Selling Shareholders or their transferees.

DETERMINATION OF OFFERING PRICE

The offering price for the shares in this offering was arbitrarily determined. In determining the initial public offering price of the shares of common stock, we considered several factors including the following:

•	Our business structure and operations;

•	Prevailing market conditions, including the history and prospects for our industry;

•	Our future prospects and the experience of our management; and

•	Our capital structure.

Therefore, a future public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION

The shares registered under this registration statement are not being offered for purchase.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is currently no public trading market for our common stock and no such market may ever develop. While we intend to seek, and obtain quotation of our common stock for trading on the OTC Markets, there is no assurance that our application will be approved. An application for quotation on the OTC Markets must be submitted by one or more market makers who:

•	are approved by FINRA;

•	who agree to sponsor the security; and

•	who demonstrate compliance with SEC Rule 15(c)2-11 before initiating a quote in a security on the OTC Markets

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In order for a security to be eligible for quotation by a market maker on the OTC Markets, the Company will be required to meet a ($0.01) bid price test, provide information based upon their reporting standard (SEC Reporting, Bank Reporting, or International Reporting), and submit an annual OTC Markets Certification signed by our Chief Executive Officer or Chief Financial Officer. Our Chief Financial Officer is Ali Nasir.

We intend to cause a market maker to submit an application for quotation to the OTC Markets upon the effectiveness of this registration statement. However, we can provide no assurance that our common stock will be traded on the OTC Markets or, if traded, that a public market will materialize.

Holders

As of the date of this prospectus, there were 61 holders of record of our common stock.

Reports

Upon the effectiveness of the registration statement of which this prospectus is a part, we will be subject to certain reporting requirements and will file with the SEC annual reports including annual financial statements, certified by our independent accountants, and unaudited quarterly financial statements in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC’s website, www.sec.gov.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Transhare Corporation. Transhare’s telephone number is (303) 662-5616.

Financial Statements

Our consolidated financial statements are included in this prospectus, beginning on page F-1.

DESCRIPTION OF BUSINESS

Organization

We incorporated in the State of Nevada on December 3, 2020. Our principal business address is 8268 Clairemont Mesa Blvd #302, San Diego, CA 92111.

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The Company was incorporated in the State of Nevada on December 3, 2020 under the name MCNB Holding Corporation. The Company originally began operations with the inception of Mathco Health Corporation on September 10, 2015. Mathco Health Corporation, a Delaware corporation, was engaged in the business of wholesale and retail CBD distribution and production. On December 31, 2019, Mathco Health Corporation entered into an asset purchase agreement with MCNB USA, a Delaware corporation, a company incorporated on November 14, 2019. Pursuant to an asset purchase agreement, MCNB USA purchased all of Mathco’s rights and assets in exchange for 702 shares of MCNB USA.

MCNB Holding Corporation was formed to acquire the assets of MCNB USA and expand into the psilocybin market. MCNB USA, with 940 common shares outstanding, was acquired by MCNB Holding Corporation via reverse triangular merger on July 21, 2022. In connection with the merger, each outstanding share of MCNB USA was converted into 100,000 shares of MNCB Holding Corporation’s common stock. The conversion process took place retroactively.

Effective as of April 15, 2021, the Company formed two subsidiaries: Canna Minds, Inc., a Nevada corporation, and Mind Therapeutics, Inc., a Nevada corporation. From their inception to present, there has not been any activity from Mind Therapeutics or Canna Minds.

Business

Our mission is to lead the industry in bringing CBD based products to the marketplace. We are passionate about the incredible health benefits derived from the hemp plant, and with recent advances in separating the most medically active (and non-psychoactive) component of hemp, there has never been a better time to produce and distribute our CBD products to the world. We strive to educate the world on the benefits of CBD and pave the way for its widespread use in the health, cosmetics, and veterinary industries.

In addition to treating the body through our proprietary CBD products, we are committed to treating the mind. We are a mental health care company dedicated to accelerating patient access to evidence-based innovation in mental health. We are motivated by the need to find better ways to help and empower people suffering with mental health challenges who are not helped by existing treatments, and are pioneering the development of a new model of psychedelic therapy.

We plan to begin with developing treatments based on THC, psilocybin/mushrooms, DMT/ayahuasca, MDMA, ketamine, organic opiates, and LSD with continued vertical integration of the supply chain learned from the established CBD core business. We plan to incorporate a biometrics and app line of technology to be integrated with our product use and a brain clinical and research division. With a team of demonstrated industry experts, we are working towards the goal of producing our first clinical candidate by the end of the year to begin clinical trials.

CBD

We are a cutting-edge wellness hemp-derived cannabidiol (CBD), consumer product development company. We are in the early stage of manufacturing, distributing, and marketing a diverse line of consumer products infused with 100% organic CBD. We have a proprietary, trademarked line of products including CBD isolate powder, CBD capsules, CBD oil, CBD oral spray, CBD topicals, sublingual drops, pet health CBD, and pet CBD treats markets through our retail brands Hemp Health and Pharma Hemp Complex.

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We have developed a revolutionary organic topical CBD infused moisturizing salve enriched with high potency CBD that serves as the flagship item for the Pharma Hemp brand. The organic CBD-infused skin care market in the United States is in its early stages; we believe that there are currently no major competitors in the category. We see an opportunity to become the leading manufacturer of organic CBD-infused skin care products. Although we recognize the cosmetics industry as an important section of our customer base, we have historically focused marketing efforts on establishing a presence for our products in a more clinical setting, selling our products in the offices of neurologists, veterinarians, holistic medicine and supplement stores, and compound pharmacies. We anticipate these settings to figure prominently in the future of Pharma CBD as we intend to expand our footing in the alternative healthcare market. We plan to include chiropractors, naturopaths, acupuncturists, and osteopaths in our network of customers and distributors as the demand for our product continues to escalate.

We test our products each time they are manufactured to ensure safety and quality. Pharma Lab SD, a third-party lab specializing in CBD testing evaluates all our products for safety and purity.

Currently, consumers lack reliable resources to help them understand the benefits of CBD and choose the right formulations and products based on their specific needs. We expect to continually update and expand our corporate website and further refine our online retail strategies on an ongoing basis. We anticipate that each brand will have its own front-facing website dedicated to retail sales and brand specific information. For example, many of the products discussed above are sold exclusively on the Hemp Health website at www.hemphealthone.com. As we expand our brands, we anticipate utilizing the same strategy and dedicating a new e-commerce website to each brand moving forward. We are also building a website dedicated to servicing our wholesale and larger distributor clients. This website will have more information about each product and provide a central location for larger retailers to find more in-depth information about all our brands in one place.

In addition to our retail line, we sell wholesale CBD oils and isolate and fulfill many white label contracts. With continued vertical integration of the supply chain and expanded white labeling learned from the established core business, we plan to expand our intellectual property, product lines, and customer base.

Psychedelic Therapy

Over the years working with CBD, we have come to recognize the incredible benefits of naturally derived products and their application in improving physical health and wellness. Knowing the power of naturally derived products for treating the body, we felt the need to develop products and treatments that not only treat the body but the mind.

Major Depressive Disorder (“MDD”) is currently at an all-time high, with more than 320 million people suffering its debilitating effects. The economic burden of MDD in the United States alone, accounting for comorbid physical and psychiatric conditions, is estimated to be over $200 billion per year. Treatment Resistant Depression (“TRD”) a condition affecting the approximately 100 million patients worldwide who are not helped after two or more existing depression treatments, has even greater economic and societal cost than non-TRD MDD. Direct medical costs for TRD patients are estimated to be two to three times higher than for non-TRD MDD patients, caused by, among other factors, increased rates of hospitalization and longer average hospital stays. In addition, there is approximately a seven-fold increase in suicide rate for TRD patients compared with non-TRD MDD patients.

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Patients suffering with depression are treated through a variety of approaches, each of which can have significant shortcomings in certain subsets of patients. Most pharmacotherapies for depression employ the same mechanism of action, targeting the modulation of the brain’s neurotransmitter levels, and have exhibited limited efficacy in a significant portion of patients and can result in high relapse rates. Despite the range of treatments and therapies available for depression, patients suffering with TRD continue to be underserved, prolonging a significant health, social and economic burden. We believe patients suffering with TRD need a paradigm-shifting treatment that can deliver rapid and sustained relief of their depression. We hope to provide that revolutionary treatment our psychedelic therapy development business. In addition to treating MDD, we are optimistic that our treatments will successful in treating other physical and mental conditions including anxiety, bipolar disorder, PTSD, sleep disorders, autoimmune modulation, ADHD, schizophrenia, chronic pain, addiction, neurodegenerative conditions, and cancer.

Though only in its fledglings stages we plan to explore the therapeutic potential of natural psychoactive and psychedelics including THC, psilocybin/mushrooms, DMT/ayahuasca, MDMA, ketamine, organic opiates, and LSD. We are approaching therapy development in two channels (i) “trip” based doses and (ii) micro dosing, in combination with our core product-high quality CBD variations. We plan to differentiate through conducting, funding, and donating product to aggressive and wide-ranging clinical studies on the wellness and performance brain effects of these substances, their combinations, and their effects on common and devastating medical brain conditions in addition to MDD and TRD such as end of life, dementia, PTSD, grieving, anxiety, chronic pain, and suicide, which is a current and ongoing issue. Our therapies will even have applications on promoting self-esteem and self-actualization.

Even without full drug-level validation, more study of the general electrical and cellular mechanisms of psychedelics beyond the current serotonin receptor model will foster more adoption by practitioners and lawmakers who currently spurn psychedelic treatment out of the fear of the unknown and stories of trips gone wrong. Further, public relations will be favorable through research and donation of product to clinical trials, both internal and external, to these populations, partly through a nonprofit arm. We see a large opportunity with GABA and dopamine metabolism as well as inflammatory modeling, Brain derived growth factor BDNF and human growth hormone induction and antiaging chemistry.

We have assembled a team of medical professionals and experts in the field of neuro-medicine, psychedelic treatment, neuro-engineering, and brain chemistry to design therapies that we will test in partnership with other public and private researchers conducting clinical trials.

Notable team members include: Dr. Rogene M. Eichler West, PhD, QEEGD a clinical neuroscientist, scientist, educator, and technologist. Xenia Kachur, a biomedical engineer and biohacker. Yuri Kropotov PhD, a Russian neuroscientist specializing in brainwave research. Bernard Wandernoth PhD, a signals engineer and creator of the HBI brain wave database and the Bee medic EEG and ERP hardware and software systems.  William Shaw PhD, a renowned toxicologist. Michael Pierce DC, DACNB, FACFN, a chiropractic neurologist.

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Mood Bars Clinics

The Company plans to launch Mood Bar Clinics, which is a massage envy franchise with a focus on mental health and brain-biohacking. Some of the income that is generated through the sale of our CBD products will be used to fund the research for the Mood Bar project. Specifically, the Company will engage in clinical studies during which we will conduct brain scans using Quantitative Electroencephalography and Event-Related Potential biotechnology to track scientifically the changes in brain function due to various interventions such as neurofeedback and medication. The clinical trials will be designed to identify the efficacious micro dosing and trip dosing of psychedelics, hemp, cannabis, and other supplements for a given individual using brain wave and biometrics data. The explicit goal of the immediate research is to obtain approval on novel drugs in the cannabis space and one in the psilocybin space. The results of our clinical research will help us understand exactly how a brain reacts during stress, pain, and mental disorders in order to develop scientifically proven therapies for mental conditions.

Once we have completed clinical trials, we plan to open a brick and mortar Mood Bar clinic in every major metropolitan area in the Unites States. Additionally, Mood Bar Clinics will offer branded merchandise with nootropics, CBD and other supplements. The Mood Bar clinics will generate revenue from session treatments and biohacking tools, branded Mood bar product sales, Mood pills, and supplements including current CBD sales.

Shared Resources that support our Businesses

Intellectual Property

We may rely on a combination of patent, trademark, copyright, and trade secret laws in the United States as well as confidentiality procedures and contractual provisions to protect our proprietary technology, databases, and our brand.

We have a policy of requiring key employees and consultants to execute confidentiality agreements upon the commencement of an employment or consulting relationship with us. Our employee agreements also require relevant employees to assign to us all rights to any inventions made or conceived during their employment with us. In addition, we have a policy of requiring individuals and entities with which we discuss potential business relationships to sign non-disclosure agreements. Our agreements with clients include confidentiality and non-disclosure provisions.

Raw Materials

We obtain raw materials from a variety of vendors. There are times when the lead times on delivery can fluctuate, which may cause us to incur varying delays in our manufacturing times. As we grow, we hope to be able to forecast and manage growth to try and ensure we have adequate inventory on hand to meet demand.

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Our Market Opportunity

The market for hemp, and for products based on extracts of hemp, is expected to grow substantially over the coming years. It is estimated by BDS Analytics and ArcView Market Research that the collective market for CBD sales in the U.S. will surpass $20 billion by 2024 and that there will be a compound annual growth rate of 49 percent by 2024 across all distribution channels. We see great potential to grow and generate revenues in this expanding market.

The psychedelic drugs market is projected to grow at a CAGR of 16.3% over the next eight years to reach $6.85 billion by 2027, according to Data Bridge Market Research. The key factors that will fuel this growth include the increasing prevalence of MDD and other mental health disorders in the US and growing acceptance of psychedelic drugs for the treatment of depression by the medical community and regulators. Like the CBD industry, we see incredible potential to grow and generate revenues in this emerging and expanding market.

Our Growth Strategy

We plan to seek acquisition opportunities in the branded consumer products space, including but not limited to other CBD therapeutic brands and skin care brands that can be manufactured, marketed, and distributed under our existing brand names. We may market such products as they are currently composed or may seek to modify product formulas. Currently, we have no tentative or firm agreements in place to acquire any other entities.

We view our expansion into the psychedelic therapy market as a natural evolution for our company. As these therapies are in the earliest stages of development, we plan to leverage our experience and passion to become a key player in the psychedelic therapy industry.

Marketing

We believe in a multifaceted approach to marketing. We focus our marketing efforts in the following areas:

Trade Shows: We attend and participate in several trade shows annually including CBD, supplement, holistic health, and emerging therapies.

Trade Magazines: We promote our Pharma CBD products in several industry publications including B2B Wholesale Magazine, ERB Magazine, and Cannabis Now Magazine. We believe this exposure is critical for brand recognition and development and are eager to participate in future branding building opportunities.

Internet: Our CBD products are sold online through www.hemphealthinc.com and we are actively working with seoinc.com for search engine optimization to ensure that Hemp Health is consistently appearing in CBD searches on the internet. Our promotional firm has also secured significant exposure for Hemp Health on Yahoo.com Health and Cashinbiz.com

Additionally, we retain the services of the marketing agency Cardinalli, that manages our brand and images, press releases, and is fundamental in our marketing strategy.

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We also intend to use the following advertising methods:

Word of mouth: The advent of social media means that word travels faster than ever before between family members, peers, and colleagues who are pleased with their experiences with a business. We will actively cultivate this effective and inexpensive resource to generate interest in its products. Word of mouth remains among the most trusted forms of advertising: 84% of consumers around the world say they trust earned advertising, such as word of mouth or recommendations from friends and family, above all other forms of advertising.

Promotions: We will enhance its exposure among members of the public and incentivize customers by providing a range of promotional opportunities. This may include periodic, limited-time specials, referral rewards, and loyalty programs to encourage repeat customers.

Print media: We will place ads in print publications. These advertisements will communicate key value propositions of the business and will also include any limited-time discounts or other incentives. Target publications will include Forbes, Entrepreneur, the New York Times, Reuters, Yahoo, the Wall Street Journal, Inc., Business Insider, Huffington Post, and The Verge.

Internet advertising: We currently are and will continue to use a combination of internet advertising methods including Pay-per-Click, Google AdWords, Tags, and banner ads as well as search engine optimization of its website. We may also initiate contact with Groupon and LivingSocial to design promotions for interested consumers looking for affordable deals online.

Blogging: We will operate regularly updated blogs on our websites that features information about current health and sustainability initiatives, corporate culture, current events, and industry trends. We will place special emphasis on creating search engine optimized, sharable, and engaging content that spurs engagement from readers while also communicating our core values.

Social Media: We will develop a distinctive and authentic presence on social media sites including Facebook, Instagram, and Twitter, and may also place advertisements on these sites. Customers can “like” or “follow” our feed to gain access to special discounts or promotions. Additionally, we regularly monitor and interact with consumers and followers through social media. About 72% of all internet users are active on social networks, while 89% of all Millennial consumers are active social network users. Almost half of all Americans report that Facebook is their primary influencer of purchase, while 63% of Millennials report using social media to stay updated on the activity of their favorite brands.

As part of our social media marketing strategy will create a series of banner ads to attract attention from members on social media. Social media is an effective way to benefit from word of mouth online and generate public interest and brand recognition Advertising on social media is considered one of the most lucrative ways to generate return on investment (ROI) because, per a BI Intelligence report, “Social is now the top internet activity: Americans spend more time on social media than any other major internet activity, including email.”

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Sales and Distribution

The market, customers, and distribution methods for hemp-based CBD products are large and diverse. These markets range from hemp-based bio plastics to textiles. This is an ever-evolving distribution system that today includes early adopter retailers, e-commerce entities, and product development companies that use our CBD oil and powder to develop consumer products for distribution. There are only a few outlets in mainstream commercial and retail stores that currently stock and sell our products. However, we believe that as awareness and interest grow in holistic environmentally-friendly products derived from hemp, the industry will adapt its current product lines to integrate CBD or replace harmful components in their existing products with hemp-derived CBD.

Our target customers are first and foremost end consumers via e-commerce sales, direct-to-consumer health and wellness stores, collectives, professional offices, cooperatives, affiliate sales, and master distributors. Secondarily, we are targeting manufactures of products that can readily replace their current raw base materials for our organic superior base materials, making the products more environmentally friendly and sustainable. Next, we will target national and regional broker networks and major distribution companies who have preexisting relationships with major retail chain stores. In addition, we are directly pursuing distribution opportunities with national retailers. As we continue to develop our business, these markets may change, be re-prioritized or eliminated as management responds to consumer and regulatory developments.

Competition

CBD

The CBD-based consumer product industry is highly fragmented with numerous companies, consisting of publicly and privately-owned companies, including Canna Vest Corp., Cannabis Science, Vape Holding, Hemp Life Today, Cannabinol, Alternate Vape CBD, Tasty Hemp Oil, and Cibaderm. Many of these companies are larger, better-funded, and have more market recognition. There is a possibility of a larger company trying to acquire many of the smaller companies in the industry, especially if regulatory uncertainties decrease. Many of our current and potential competitors have longer operating histories, significantly greater financial, marketing, and other resources than we do not possess.

 We believe that competitors that offer CBD formulations similar to our products are at least one year behind with respect to the refinement of their product, production, and presence. While all industry participants are similar in what they are delivering in terms of CBD oils and capsules, Hemp Health’s CBD product line stands out for two main reasons:

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Quality: We are committed to delivering the best CBD possible, using organic, non-GMO sources that are from crops without pesticides or fertilizers. Hemp Health’s CBD is routinely lab tested by third-party analysis to ensure that we are delivering a superior product.

Innovation: We continues to develop new products that go beyond the traditional oils and capsules offered by competitors. As of this filing, we have 92 separate products. We have pioneered a revolutionary CBD-enhanced salve which serves as the flagship item in our skin care line. We have also developed and are continuing to perfect a pet line of CBD supplements for individual and veterinary use. Following FDA guidelines, we are actively researching and developing new supplement formulations designed to address wellness and health conditions through the power of CBD.

Competitors may include major pharmaceutical and biotechnology companies and public and private research institutions. Our management cannot be certain that we will be able to compete against current or future competitors or that competitive pressure will not seriously harm our business prospects. These competitors may be able to react to market changes, respond more rapidly to new regulations or allocate greater resources to the development and promotion of their products than we can.

Given the rapid changes affecting the global, national, and regional economies in general and cannabis-related medical research and development, we may not be able to create and maintain a competitive advantage in the marketplace. Time-to-market is an important factor in our industry and our success will depend on our ability to develop innovative products accepted by customers as safe and effective.

Our success will also depend on our ability to respond quickly to, among other things, changes in the economy, market conditions, and competitive pressures. Any failure to anticipate or respond adequately to such changes could have a material effect on our financial condition, operating results, liquidity, cash flow and our operational performance.

Psychedelic Therapy

The pharmaceutical and psychedelic industry is intensely competitive and subject to rapid and significant technological change. Our competitors include multinational pharmaceutical companies, universities, and other research institutions. We also face competition from 501(c)(3) non-profit medical research organizations, including the Usona Institute. Such non-profits may be willing to provide psilocybin-based products at cost or for free, undermining our potential market for our therapies. In addition, a number of for-profit biotechnology companies or institutions are specifically pursuing the development of psychedelic therapies to treat mental health illnesses, including TRD. In addition, an increasing number of companies are stepping up their efforts in discovery of new psychedelic compounds. It is also probable that the number of companies seeking to develop psychedelic products and therapies for the treatment of mental health illnesses, such as depression, will increase.

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We also face competition from major pharmaceutical, biopharmaceutical, and biotechnology companies who have developed or are developing psychedelic based therapies for the treatment of MDD and TRD. There are a number of companies that currently market and sell products or therapies, or are pursuing the development of products or therapies, for the treatment of depression. Many of these pharmaceutical, biopharmaceutical and biotechnology competitors have established markets for their therapies and have substantially greater financial, technical, human, and other resources than we do and may be better equipped to develop, manufacture and market superior products or therapies. In addition, many of these competitors have significantly greater experience than we have in undertaking nonclinical studies and human clinical trials of new therapeutic substances and in obtaining regulatory approvals of human therapeutic products. As a result, our competitors may succeed in obtaining FDA, EMA or MHRA approval for alternative or superior products. In addition, many competitors have greater name recognition and more extensive collaborative relationships. Smaller and earlier-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large, established companies.

The field in which we operate is characterized by a growing and shifting understanding of disease biology, changing technologies, and strong intellectual property barriers to entry, and many companies are involved in the creation, development and commercialization of novel therapeutics and technology platforms. Our competitors may develop therapies that are more effective, more convenient, more widely used and less costly or have a better safety profile than our therapies and these competitors may also be more successful than we are in manufacturing and marketing their therapies. Competing alternative therapies or technology platforms may gain faster or greater market acceptance than our therapies or technology platforms and medical advances or rapid technological development by competitors may result in our therapeutic candidates or technology platforms becoming non-competitive or obsolete before we are able to recover our research and development and commercialization expenses. If we are unable to compete effectively against these companies, then we may not be able to commercialize therapeutic candidates or achieve a competitive position in the market. This would materially and adversely affect our ability to generate revenue. Our competitors also compete with us in recruiting and retaining qualified scientific, management and commercial personnel, establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, our programs.

Government Regulations

CBD

Since 1937, Cannabis sativa L. has been a federally regulated Schedule I drug under the Controlled Substances Act, 21 U.S.C. § 811 (the “CSA”), regulated by the Drug Enforcement Agency (the “DEA”).

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It was not until 2014 when a distinction between the use of Cannabis sativa L. for medical, recreational, and industrial purposes was made via Section 7606 of the Agricultural Act of 2014, which cleared a legal path for industrial hemp to be grown in three limited circumstances, 1) by researchers at an institute of higher education, 2) by state departments of agriculture, or 3) by farmers participating in a research program permitted and overseen by a state department of agriculture.

In 2016, the DEA, U.S. Department of Agriculture, and the FDA issued a joint statement detailing the guidelines for growth of industrial hemp as part of state-sanctioned research programs. Those guidelines state that hemp can only be sold in states with pilot programs, plants and seeds can only cross state lines as part of permitted state research programs, and seeds can only be imported by individuals registered with the DEA.

We believe the recent passage of the Farm Bill will allow us to expand our marketplace opportunities. On December 20, 2018, President Donald J. Trump signed into law the Agriculture Improvement Act of 2018, otherwise known as the “Farm Bill.” Prior to its passage, hemp, a member of the cannabis family, and hemp-derived CBD were classified as a Schedule I controlled substances, and so were deemed to be illegal under the CSA. With the passage of the Farm Bill, hemp cultivation is broadly permitted. The Farm Bill explicitly allows the transfer of hemp-derived products across state lines for commercial or other purposes. It also puts no restrictions on the sale, transport, or possession of hemp-derived products, so long as those items are produced in a manner consistent with the law.

Under Section 10113 of the Farm Bill, hemp cannot contain more than 0.3 percent THC. THC refers to the chemical compound found in cannabis that produces the psychoactive “high” associated with cannabis. Any cannabis plant that contains more than 0.3 percent THC would be considered non-hemp cannabis—or marijuana—under federal law and would thus face no legal protection under this new legislation and would be an illegal Schedule 1 drug under the CSA.

Additionally, there will be significant, shared state-federal regulatory power over hemp cultivation and production. Under Section 10113 of the Farm Bill, state departments of agriculture must consult with the state’s governor and chief law enforcement officer to devise a plan that must be submitted to the Secretary of the United States Department of Agriculture or USDA. A state’s plan to license and regulate hemp can only commence once the Secretary of USDA approves that state’s plan. In states opting not to devise a hemp regulatory program, USDA will construct a regulatory program under which hemp cultivators in those states must apply for licenses and comply with a federally run program. This system of shared regulatory programming like those in other policy areas such as health insurance marketplaces under the Affordable Care Act, or workplace safety plans under Occupational Health and Safety Act—both of which had federally-run systems for states opting not to set up their own systems.

The Farm Bill outlines actions considered as violations of federal hemp law (including such activities as cultivating without a license or producing cannabis with more than 0.3% THC). The Farm Bill details possible punishments for such violations, pathways for violators to become compliant, and even which activities qualify as felonies under the law, such as repeated offenses.

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One of the goals of the Agricultural Act of 2014 was to generate and protect research into hemp. The Farm Bill continues this effort. Section 7605 re-extends the protections for hemp research and the conditions under which such research may be conducted. Further, section 7501 of the Farm Bill extends hemp research by including hemp under the Critical Agricultural Materials Act. This provision recognizes the importance, diversity, and opportunity of the plant and the products that can be derived from it, but also recognizes that there is still a lot to learn about hemp and its products from commercial and market perspectives.

The FDA is generally responsible for protecting the public health by ensuring the safety, efficacy, and security of (1) prescription and over the counter drugs; (2) biologics including vaccines, blood & blood products, and cellular and gene therapies; (3) foodstuffs including dietary supplements, bottled water, and baby formula; and, (4) medical devices including heart pacemakers, surgical implants, prosthetics, and dental devices.

Regarding its regulation of drugs, the FDA process requires a review that begins with the filing of an investigational new drug (IND) application, with follow-on clinical studies and clinical trials that the FDA uses to determine whether a drug is safe and effective, and therefore subject to approval for human use by the FDA.

Aside from the FDA’s mandate to regulate drugs, the FDA also regulates dietary supplement products and dietary ingredients under the Dietary Supplement Health and Education Act of 1994. This law prohibits manufacturers and distributors of dietary supplements and dietary ingredients from marketing products that are adulterated or misbranded. This means that these firms are responsible for evaluating the safety and labeling of their products before marketing to ensure that they meet all the requirements of the law and FDA regulations, including, but not limited to the following labeling requirements: (1) identifying the supplement; (2) nutrition labeling; (3) ingredient labeling; (4) claims; and, (5) daily use information.

As of the date hereof, our products containing CBD derived from industrial hemp are not marketed or sold using claims that their use is a safe and effective treatment for any medical condition subject to the FDA’s jurisdiction.

The FDA has concluded that products containing cannabis or industrial hemp derived CBD are excluded from the dietary supplement definition under sections 201(ff)(3)(B)(i) and (ii) of the U.S. Food, Drug & Cosmetic Act, respectively. The FDA’s position is that products containing cannabis, CBD or derivatives are Schedule 1 drugs under the Controlled Substances Act, and so are illegal. We do not market or sell products containing CBD derived from industrial hemp as dietary supplements. However, at some indeterminate future time, the FDA may choose to generally change its position concerning products containing hemp derived CBD, and may choose to enact regulations that are applicable to such products. In this event, our products containing CBD may be subject to regulation.

Our products contain controlled substances as defined in the Controlled Substances Act (CSA). Controlled substances that are pharmaceutical products are subject to a high degree of regulation under the CSA, which establishes, among other things, certain registration, manufacturing quotas, security, recordkeeping, reporting, import, export, and other requirements administered by the DEA.

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Despite recent approvals by the FDA and DEA for a newly approved medication which contains cannabidiol (CBD), the scheduling of these substances, many of which are beyond our control, could jeopardize our ability to obtain regulatory approval for and successfully market our products. Any such setback in our pursuit of regulatory approval would have a material adverse effect on our business and prospects.

Psychedelic Therapy

The FDA and other regulatory authorities at federal, state, and local levels, as well as in foreign countries, extensively regulate, among other things, the research, development, testing, manufacture, quality control, import, export, safety, effectiveness, labeling, packaging, storage, distribution, recordkeeping, approval, advertising, promotion, marketing, post-approval monitoring and post-approval reporting of drugs. We, along with our vendors, contract research organizations and contract manufacturers, will be required to navigate the various preclinical, clinical, manufacturing, and commercial approval requirements of the governing regulatory agencies of the countries in which we wish to conduct studies or seek approval of our product candidates. The process of obtaining regulatory approvals of drugs and ensuring subsequent compliance with appropriate federal, state, local and foreign statutes and regulations requires the expenditure of substantial time and financial resources.

In the United States, the FDA regulates drug products under the Federal Food, Drug, and Cosmetic Act, or FDCA, as amended, its implementing regulations and other laws. If we fail to comply with applicable FDA or other requirements at any time with respect to product development, clinical testing, approval, or any other legal requirements relating to product manufacture, processing, handling, storage, quality control, safety, marketing, advertising, promotion, packaging, labeling, export, import, distribution, or sale, we may become subject to administrative or judicial sanctions or other legal consequences. These sanctions or consequences could include, among other things, the FDA’s refusal to approve pending applications, issuance of clinical holds for ongoing studies, suspension or revocation of approved applications, warning or untitled letters, product withdrawals or recalls, product seizures, relabeling or repackaging, total or partial suspensions of manufacturing or distribution, injunctions, fines, civil penalties, or criminal prosecution.

The process required by the FDA before our product candidates are approved as drugs for therapeutic indications and may be marketed in the United States generally involves the following:

•	Completion of extensive preclinical studies in accordance with applicable regulations, including studies conducted in accordance with good laboratory practice, or GLP, requirements;

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Completion of the manufacture, under current Good Manufacturing Practices, or cGMP, conditions, of the drug substance and drug product that the sponsor intends to use in human clinical trials along with required analytical and stability testing;

•	Submission to the FDA of an investigational new drug application, or IND, which must become effective before clinical trials may begin;

•	Approval by an institutional review board, or IRB, or independent ethics committee at each clinical trial site before each trial may be initiated;

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Performance of adequate and well-controlled clinical trials in accordance with applicable IND regulations, good clinical practice, or GCP, requirements and other clinical trial-related regulations to establish the safety and efficacy of the investigational product for each proposed indication;

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•	Submission to the FDA of a New Drug Application, or NDA;

•	Payment of user fees for FDA review of the NDA;

•	A determination by the FDA within 60 days of its receipt of an NDA, to accept the filing for review;

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Satisfactory completion of one or more FDA pre-approval inspections of the manufacturing facility or facilities where the drug will be produced to assess compliance with cGMP requirements to assure that the facilities, methods, and controls are adequate to preserve the drug’s identity, strength, quality, and purity;

•	Potentially, satisfactory completion of FDA audit of the clinical trial sites that generated the data in support of the NDA; and

•	FDA review and approval of the NDA, including consideration of the views of any FDA advisory committee, prior to any commercial marketing or sale of the drug in the United States.

Preclinical Studies and Clinical Trials for Drugs

Before testing any drug in humans, the product candidate must undergo rigorous preclinical testing. Preclinical studies include laboratory evaluations of drug chemistry, formulation, and stability, as well as in vitro and animal studies to assess safety and in some cases to establish the rationale for therapeutic use. The conduct of preclinical studies is subject to federal and state regulation, including GLP requirements for safety/toxicology studies. The results of the preclinical studies, together with manufacturing information and analytical data, must be submitted to the FDA as part of an IND. An IND is a request for authorization from the FDA to administer an investigational product to humans and must become effective before clinical trials may begin. Some long-term preclinical testing may continue after the IND is submitted. The IND automatically becomes effective 30 days after receipt by the FDA, unless the FDA, within the 30-day time period, raises concerns or questions about the conduct of the clinical trial, including concerns that human research subjects will be exposed to unreasonable health risks, and imposes a full or partial clinical hold. FDA must notify the sponsor of the grounds for the hold and any identified deficiencies must be resolved before the clinical trial can begin. Submission of an IND may result in the FDA not allowing clinical trials to commence or not allowing clinical trials to commence on the terms originally specified in the IND. A clinical hold can also be imposed once a trial has already begun, thereby halting the trial until the deficiencies articulated by FDA are corrected.

The clinical stage of development involves the administration of the product candidate to healthy volunteers or patients under the supervision of qualified investigators, who generally are physicians not employed by or under the trial sponsor’s control, in accordance with GCP requirements, which include the requirements that all research subjects provide their informed consent for their participation in any clinical trial. Clinical trials are conducted under protocols detailing, among other things, the objectives of the clinical trial, administration procedures, subject selection and exclusion criteria and the parameters and criteria to be used in monitoring safety and evaluating effectiveness. Each protocol, and any subsequent amendments to the protocol, must be submitted to the FDA as part of the IND. Furthermore, each clinical trial must be reviewed and approved by an IRB for each institution at which the clinical trial will be conducted to ensure that the risks to individuals participating in the clinical trials are minimized and are reasonable compared to the anticipated benefits. The IRB also approves the informed consent form that must be provided to each clinical trial subject or his or her legal representative and must monitor the clinical trial until completed. The FDA, the IRB, or the sponsor may suspend or discontinue a clinical trial at any time on various grounds, including a finding that the subjects are being exposed to an unacceptable health risk. There also are requirements governing the reporting of ongoing clinical trials and completed clinical trials to public registries. Information about clinical trials, including results for clinical trials other than Phase I investigations, must be submitted within specific timeframes for publication on www.ClinicalTrials.gov, a clinical trials database maintained by the National Institutes of Health.

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Clinical trials to evaluate therapeutic indications to support NDAs for marketing approval are typically conducted in three sequential phases, which may overlap.

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Phase I—Phase I clinical trials involve initial introduction of the investigational product into healthy human volunteers or patients with the target disease or condition. These studies are typically designed to test the safety, dosage tolerance, absorption, metabolism, and distribution of the investigational product in humans, excretion, the side effects associated with increasing doses, and, if possible, to gain early evidence of effectiveness.

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Phase II—Phase II clinical trials typically involve administration of the investigational product to a limited patient population with a specified disease or condition to evaluate the drug’s potential efficacy, to determine the optimal dosages and administration schedule and to identify possible adverse side effects and safety risks.

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Phase III—Phase III clinical trials typically involve administration of the investigational product to an expanded patient population to further evaluate dosage, to provide statistically significant evidence of clinical efficacy and to further test for safety, generally at multiple geographically dispersed clinical trial sites. These clinical trials are intended to establish the overall risk/benefit ratio of the investigational product and to provide an adequate basis for product approval and physician labeling.

Post-approval trials, sometimes referred to as Phase IV clinical trials or post-marketing studies, may be conducted after initial marketing approval. These trials are used to gain additional experience from the treatment of patients in the intended therapeutic indication and are commonly intended to generate additional safety data regarding use of the product in a clinical setting. In certain instances, the FDA may mandate the performance of Phase IV clinical trials as a condition of NDA approval.

Progress reports detailing the results of the clinical trials, among other information, must be submitted at least annually to the FDA. Written IND safety reports must be submitted to the FDA and the investigators fifteen days after the trial sponsor determines the information qualifies for reporting for serious and unexpected suspected adverse events, findings from other studies or animal or in vitro testing that suggest a significant risk for human volunteers and any clinically important increase in the rate of a serious suspected adverse reaction over that listed in the protocol or investigator brochure. The sponsor must also notify the FDA of any unexpected fatal or life-threatening suspected adverse reaction as soon as possible but in no case later than seven calendar days after the sponsor’s initial receipt of the information.

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Concurrent with clinical trials, companies usually complete additional animal studies and must also develop additional information about the chemistry and physical characteristics of the product candidate and finalize a process for manufacturing the drug product in commercial quantities in accordance with cGMP requirements. The manufacturing process must be capable of consistently producing quality batches of the product candidate and manufacturers must develop, among other things, methods for testing the identity, strength, quality, and purity of the final drug product. In addition, appropriate packaging must be selected and tested, and stability studies must be conducted to demonstrate that the product candidate does not undergo unacceptable deterioration over its shelf life.

US Marketing Approval for Drugs

Assuming successful completion of the required clinical testing, the results of the preclinical studies and clinical trials, together with detailed information relating to the product’s chemistry, manufacture, controls, and proposed labeling, among other things, are submitted to the FDA as part of an NDA package requesting approval to market the product for one or more indications. An NDA is a request for approval to market a new drug for one or more specified indications and must contain proof of the drug’s safety and efficacy for the requested indications. The marketing application is required to include both negative and ambiguous results of preclinical studies and clinical trials, as well as positive findings. Data may come from company-sponsored clinical trials intended to test the safety and efficacy of a product’s use or from a number of alternative sources, including studies initiated by investigators. To support marketing approval, the data submitted must be sufficient in quality and quantity to establish the safety and efficacy of the investigational product to the satisfaction of the FDA. FDA must approve an NDA before a drug may be marketed in the United States.

The FDA reviews all submitted NDAs before it accepts them for filing and may request additional information rather than accepting the NDA for filing. The FDA must decide on accepting an NDA for filing within 60 days of receipt, and such decision could include a refusal to file by the FDA. Once the submission is accepted for filing, the FDA begins an in-depth substantive review of the NDA. The FDA reviews an NDA to determine, among other things, whether the drug is safe and effective for the indications sought and whether the facility in which it is manufactured, processed, packaged, or held meets standards designed to assure the product’s continued safety, quality, and purity. Under the goals and policies agreed to by the FDA under the Prescription Drug User Fee Act, or PDUFA, the FDA targets 10 months, from the filing date, in which to complete its initial review of a new molecular entity NDA and respond to the applicant, and six months from the filing date of a new molecular entity NDA for priority review. The FDA does not always meet its PDUFA goal dates for standard or priority NDAs, and the review process is often extended by FDA requests for additional information or clarification.

Further, under PDUFA, as amended, each NDA must be accompanied by a substantial user fee. The FDA adjusts the PDUFA user fees on an annual basis. Fee waivers or reductions are available in certain circumstances, including a waiver of the application fee for the first application filed by a small business. In addition, no user fees are assessed on NDAs for products designated as orphan drugs, unless the product also includes a non-orphan indication.

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The FDA also may require submission of a Risk Evaluation and Mitigation Strategy, or REMS, if it believes that a REMs is necessary to ensure that the benefits of the drug outweigh its risks. A REMS can include use of risk evaluation and mitigation strategies like medication guides, physician communication plans, assessment plans, and/or elements to assure safe use, such as restricted distribution methods, patient registries, or other risk-minimization tools.

The FDA may refer an application for a novel drug to an advisory committee. An advisory committee is a panel of independent experts, including clinicians and other scientific experts, which reviews, evaluates and provides a recommendation as to whether the application should be approved and under what conditions. The FDA is not bound by the recommendations of an advisory committee, but it considers such recommendations carefully when making decisions.

Before approving an NDA, the FDA typically will inspect the facility or facilities where the product is manufactured. The FDA will not approve an application unless it determines that the manufacturing processes and facilities are in compliance with cGMP requirements and are adequate to assure consistent production of the product within required specifications. In addition, before approving an NDA, the FDA may inspect one or more clinical trial sites to assure compliance with GCP and other requirements and the integrity of the clinical data submitted to the FDA.

After evaluating the NDA and all related information, including the advisory committee recommendation, if any, and inspection reports regarding the manufacturing facilities and clinical trial sites, the FDA may issue an approval letter, or, in some cases, a complete response letter. A complete response letter generally contains a statement of specific conditions that must be met in order to secure final approval of the NDA and may require additional clinical or preclinical testing in order for the FDA to reconsider the application. Even with submission of this additional information, the FDA ultimately may decide that the application does not satisfy the regulatory criteria for approval. If and when those conditions have been met to the FDA’s satisfaction, the FDA will typically issue an approval letter. An approval letter authorizes commercial marketing of the drug with specific prescribing information for specific indications.

Even if the FDA approves a product, depending on the specific risks to be addressed it may limit the approved indications for use of the product, require that contraindications, warnings or precautions be included in the product labeling, require that post-approval studies, including Phase IV clinical trials, be conducted to further assess a drug’s safety after approval, require testing and surveillance programs to monitor the product after commercialization, or impose other conditions, including distribution and use restrictions or other risk management mechanisms under a REMS, which can materially affect the potential market and profitability of the product. The FDA may prevent or limit further marketing of a product based on the results of post-marketing studies or surveillance programs. After approval, some types of changes to the approved product, such as adding new indications, manufacturing changes, and additional labeling claims, are subject to further testing requirements and FDA review and approval.

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Expedited Development and Review Programs for Drugs

The FDA maintains several programs intended to facilitate and expedite development and review of new drugs to address unmet medical needs in the treatment of serious or life-threatening diseases or conditions. These programs include Fast Track designation, Breakthrough Therapy designation, Priority Review and Accelerated Approval, and the purpose of these programs is to either expedite the development or review of important new drugs to get them to patients more quickly than standard FDA review timelines typically permit.

A drug is eligible for Fast Track designation if it is intended to treat a serious or life-threatening disease or condition and demonstrates the potential to address unmet medical needs for such disease or condition. Fast Track designation provides increased opportunities for sponsor interactions with the FDA during preclinical and clinical development, in addition to the potential for rolling review once a marketing application is filed. Rolling review means that the agency may review portions of the marketing application before the sponsor submits the complete application. In addition, a drug may be eligible for Breakthrough Therapy designation if it is intended to treat a serious or life-threatening disease or condition and preliminary clinical evidence indicates that the drug may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. Breakthrough Therapy designation provides all the features of Fast Track designation in addition to intensive guidance on an efficient drug development program, and FDA organizational commitment to expedited development, including involvement of senior managers and experienced review staff in a cross-disciplinary review, where appropriate.

Any product submitted to the FDA for approval, including a product with Fast Track or Breakthrough Therapy designation, may also be eligible for additional FDA programs intended to expedite the review and approval process, including Priority Review designation and Accelerated Approval. A product is eligible for Priority Review designation, once an NDA or BLA is submitted, if the drug that is the subject of the marketing application has the potential to provide a significant improvement in safety or effectiveness in the treatment, diagnosis or prevention of a serious disease or condition. Under priority review, the FDA’s goal date to take action on the marketing application is six months compared to ten months for a standard review. Products are eligible for Accelerated Approval if they can be shown to have an effect on a surrogate endpoint that is reasonably likely to predict clinical benefit, or an effect on an intermediate clinical endpoint that can be measured earlier than an effect on irreversible morbidity or mortality, which is reasonably likely to predict an effect on irreversible morbidity or mortality or other clinical benefit, taking into account the severity, rarity, or prevalence of the condition and the availability or lack of alternative treatments.

Accelerated Approval is usually contingent on a sponsor’s agreement to conduct additional post-approval studies to verify and describe the product’s clinical benefit. The FDA may withdraw approval of a drug or an indication approved under Accelerated Approval if, for example, the confirmatory trial fails to verify the predicted clinical benefit of the product. In addition, the FDA generally requires, as a condition for Accelerated Approval, that all advertising and promotional materials intended for dissemination or publication within 120 days of marketing approval be submitted to the agency for review during the pre-approval review period. After the 120-day period has passed, all advertising and promotional materials must be submitted at least 30 days prior to the intended time of initial dissemination or publication.

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Even if a product qualifies for one or more of these programs, the FDA may later decide that the product no longer meets the conditions for qualification or the time period for FDA review or approval may not be shortened. Furthermore, Fast Track designation, Breakthrough Therapy designation, Priority Review and Accelerated Approval do not change the scientific or medical standards for approval or the quality of evidence necessary to support approval, though they may expedite the development or review process.

Post-Approval Requirements for Drugs

Drugs manufactured or distributed pursuant to FDA approvals are subject to continuing regulation by the FDA, including, among other things, requirements relating to recordkeeping, periodic reporting, product sampling and distribution, reporting of adverse experiences with the product, complying with promotion and advertising requirements, which include restrictions on promoting products for unapproved uses or patient populations (known as “off-label use”) and limitations on industry-sponsored scientific and educational activities. Although physicians may prescribe legally available products for off-label uses, manufacturers may not market or promote such uses. The FDA and other agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses, and a company that is found to have improperly promoted off-label uses may be subject to significant liability, including investigation by federal and state authorities. Prescription drug promotional materials must be submitted to the FDA in conjunction with their first use or first publication. Further, if there are any modifications to the drug, including changes in indications, labeling or manufacturing processes or facilities, the applicant may be required to submit and obtain FDA approval of a new NDA or NDA supplement, which may require the development of additional data or preclinical studies and clinical trials.

The FDA may impose a number of post-approval requirements as a condition of approval of an NDA. For example, the FDA may require post-market testing, including Phase IV clinical trials, and surveillance to further assess and monitor the product’s safety and effectiveness after commercialization. In addition, drug manufacturers and their subcontractors involved in the manufacture and distribution of approved drugs are required to register their establishments with the FDA and certain state agencies and are subject to periodic unannounced inspections by the FDA and certain state agencies for compliance with ongoing regulatory requirements, including cGMPs, which impose certain procedural and documentation requirements. Failure to comply with statutory and regulatory requirements may subject a manufacturer to legal or regulatory action, such as warning letters, suspension of manufacturing, product seizures, injunctions, civil penalties, or criminal prosecution. There is also a continuing, annual prescription drug product program user fee.

Later discovery of previously unknown problems with a product, including adverse events of unanticipated severity or frequency, or with manufacturing processes, or failure to comply with regulatory requirements, may result in revisions to the approved labeling to add new safety information, requirements for post-market studies or clinical trials to assess new safety risks, or imposition of distribution or other restrictions under a REMS. Other potential consequences include, among other things:

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•	Restrictions on the marketing or manufacturing of the product, complete withdrawal of the product from the market or product recalls;
•	The issuance of safety alerts, Dear Healthcare Provider letters, press releases or other communications containing warnings or other safety information about the product;
•	Fines, warning letters or holds on post-approval clinical trials;
•	Refusal of the FDA to approve applications or supplements to approved applications, or suspension or revocation of product approvals;
•	Product seizure or detention, or refusal to permit the import or export of products;
•	Injunctions or the imposition of civil or criminal penalties; and
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Consent decrees, corporate integrity agreements, debarment, or exclusion from federal healthcare programs; or mandated modification of promotional materials and labeling and issuance of corrective information.

Controlled Substances

The federal Controlled Substances Act of 1970, or CSA, and its implementing regulations establish a “closed system” of regulations for controlled substances. The CSA imposes registration, security, recordkeeping and reporting, storage, manufacturing, distribution, importation, and other requirements under the oversight of the DEA. The DEA is the federal agency responsible for regulating controlled substances, and requires those individuals or entities that manufacture, import, export, distribute, research, or dispense controlled substances to comply with the regulatory requirements in order to prevent the diversion of controlled substances to illicit channels of commerce.

The DEA categorizes controlled substances into one of five schedules — Schedule I, II, III, IV or V — with varying qualifications for listing in each schedule. Schedule I substances by definition have a high potential for abuse, have no currently accepted medical use in treatment in the United States and lack accepted safety for use under medical supervision. Pharmaceutical products having a currently accepted medical use that are otherwise approved for marketing may be listed as Schedule II, III, IV or V substances, with Schedule II substances presenting the highest potential for abuse and physical or psychological dependence, and Schedule V substances presenting the lowest relative potential for abuse and dependence. COMP360, if approved in the United States, will require scheduling by the DEA before it can be marketed.

Facilities that manufacture, distribute, import, or export any controlled substance must register annually with the DEA. The DEA registration is specific to the particular location, activity(ies) and controlled substance schedule(s).

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The DEA inspects all manufacturing facilities to review security, recordkeeping, reporting and handling prior to issuing a controlled substance registration. The specific security requirements vary by the type of business activity and the schedule and quantity of controlled substances handled. The most stringent requirements apply to manufacturers of Schedule I and Schedule II substances. Required security measures commonly include background checks on employees and physical control of controlled substances through storage in approved vaults, safes, and cages, and through use of alarm systems and surveillance cameras. Once registered, manufacturing facilities must maintain records documenting the manufacture, receipt, and distribution of all controlled substances. Manufacturers must submit periodic reports to the DEA of the distribution of Schedule I and II controlled substances, Schedule III narcotic substances, and other designated substances. Registrants must also report any controlled substance thefts or significant losses, and must obtain authorization to destroy or dispose of controlled substances. Imports of Schedule I and II controlled substances for commercial purposes are generally restricted to substances not already available from a domestic supplier or where there is not adequate competition among domestic suppliers. In addition to an importer or exporter registration, importers and exporters must obtain a permit for every import or export of a Schedule I and II substance or Schedule III, IV and V narcotic, and submit import or export declarations for Schedule III, IV and V non-narcotics. In some cases, Schedule III non-narcotic substances may be subject to the import/export permit requirement, if necessary, to ensure that the United States complies with its obligations under international drug control treaties.

Patents and Trademarks

Application	Mark	Filing Date	Country
87073322	PHARMA HEMP COMLEX PREMIUM QUALITY	June 16, 2016	USA

Employees

Our team has extensive experience in the CBD industry and with CBD-based products in addition to a very strong track record of value creation. As of September 2022, we have 4 fulltime employees including our executives, CEO Katarina Maloney and CFO Ali Nasir. We also employ 2 part-time employees and several consultants.

Property

Our office is located at 8268 Clairemont Mesa Blvd #302, San Diego, CA 92111. Our warehouse is located in close proximity to our office.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to our business. These matters may include product liability, intellectual property, employment, personal injury cause by our employees, and other general claims. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following plan of operations and discussion and analysis of financial condition and results to operations provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

BUSINESS OVERVIEW

We are in the business of developing, producing, marketing, and selling high quality natural and organic CBD products. We sell to numerous consumer markets including the nutraceutical, cosmetic, and pet care sectors. We seek to take advantage of an emerging worldwide trend to re-energize the production of industrial hemp and promote its many benefits. We provide multiple high-quality CBD products in a variety of forms including capsules, sublingual sprays, topical salves, suppositories, powder, refined oil, and pet treats. We pride ourselves on using only high quality natural and organic ingredients and are committed to delivering the highest-quality line of CBD products to the market.

We have developed a revolutionary organic topical CBD infused moisturizing salve enriched with high potency CBD that serves as the flagship item for the Pharma Hemp brand. The organic CBD-infused skin care market in the United States is in its early stages; we believe that there are currently no major competitors in the category. We see an opportunity to become the leading manufacturer of organic CBD-infused skin care products. Although we recognize the cosmetics industry as an important section of our customer base, we have historically focused marketing efforts on establishing a presence for our products in a more clinical setting, selling our products in the offices of neurologists, veterinarians, holistic medicine and supplement stores, and compound pharmacies. We anticipate these settings to figure prominently as we intend to expand our footing in the alternative healthcare market. We plan to include chiropractors, naturopaths, acupuncturists, and osteopaths in our network of customers and distributors as the demand for our product continues to escalate.

In addition to treating the body through our proprietary CBD products, we are committed to treating the mind. We are a mental health care company dedicated to accelerating patient access to evidence-based innovation in mental health. We are motivated by the need to find better ways to help and empower people suffering with mental health challenges who are not helped by existing treatments. To that end, we are pioneering the development of a new model of psychedelic therapy. With a team of respected experts, we are working to develop and bring to market psychedelic therapies to treat debilitating mental and physical health conditions.

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Major Depressive Disorder (“MDD”) is currently at an all-time high, with more than 320 million people suffering its debilitating effects. The economic burden of MDD in the United States alone, accounting for comorbid physical and psychiatric conditions, is estimated to be over $200 billion per year. Treatment Resistant Depression (“TRD”) a condition affecting the approximately 100 million patients worldwide who are not helped after two or more existing depression treatments, has even greater economic and societal cost than non-TRD MDD. Direct medical costs for TRD patients are estimated to be two to three times higher than for non-TRD MDD patients, caused by, among other factors, increased rates of hospitalization and longer average hospital stays. In addition, there is approximately a seven-fold increase in suicide rate for TRD patients compared with non-TRD MDD patients.

Patients suffering with depression are treated through a variety of approaches, each of which can have significant shortcomings in certain subsets of patients. Most pharmacotherapies for depression employ the same mechanism of action, targeting the modulation of the brain’s neurotransmitter levels, and have exhibited limited efficacy in a significant portion of patients and can result in high relapse rates. Despite the range of treatments and therapies available for depression, patients suffering with TRD continue to be underserved, prolonging a significant health, social and economic burden. We believe patients suffering with TRD need a paradigm-shifting treatment that can deliver rapid and sustained relief of their depression. We hope to provide that revolutionary treatment our psychedelic therapy development business. In addition to treating MDD, we are optimistic that our treatments will successful in treating other physical and mental conditions including anxiety, bipolar disorder, PTSD, sleep disorders, autoimmune modulation, ADHD, schizophrenia, chronic pain, addiction, neurodegenerative conditions, and cancer.

Though only in its fledglings stages we plan to explore the therapeutic potential of natural psychoactive and psychedelics including THC, psilocybin/mushrooms, DMT/ayahuasca, MDMA, ketamine, organic opiates, and LSD. We are approaching therapy development in two channels (i) “trip” based doses and (ii) micro dosing, in combination with our core product-high quality CBD variations. We plan to differentiate through conducting, funding, and donating product to aggressive and wide-ranging clinical studies on the wellness and performance brain effects of these substances, their combinations, and their effects on common and devastating medical brain conditions in addition to MDD and TRD such as end of life, dementia, PTSD, grieving, anxiety, chronic pain, and suicide, which is a current and ongoing issue. Our therapies will even have applications on promoting self-esteem and self-actualization.

The Company also plans to launch Mood Bar Clinics, which is a massage envy franchise with a focus on mental health and brain-biohacking. Some of the income that is generated through the sale of our CBD products will be used to fund the research for the Mood Bar project. Specifically, the Company will engage in clinical studies during which we will conduct brain scans using Quantitative Electroencephalography and Event-Related Potential biotechnology to track scientifically the changes in brain function due to various interventions such as neurofeedback and medication. The clinical trials will be designed to identify the efficacious micro dosing and trip dosing of psychedelics, hemp, cannabis, and other supplements for a given individual using brain wave and biometrics data. The explicit goal of the immediate research is to obtain approval on novel drugs in the cannabis space and one in the psilocybin space. The results of our clinical research will help us understand exactly how a brain reacts during stress, pain, and mental disorders in order to develop scientifically proven therapies for mental conditions.

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Once we have completed clinical trials, we plan to open a brick and mortar Mood Bar clinic in every major metropolitan area in the Unites States. Additionally, Mood Bar Clinics will offer branded merchandise with nootropics, CBD and other supplements. The Mood Bar clinics will generate revenue from session treatments and biohacking tools, branded Mood bar product sales, Mood pills, and supplements including current CBD sales.

PLAN OF OPERATIONS

During 2023 , we expect to take steps to increase our brand recognition, online presence, and e-commerce capabilities. Additionally, we anticipate rapidly expanding our dedication to developing psychedelic therapies. In furtherance of these goals, we anticipate taking the following actions:

•	Engage professional marketing and e-commerce agents (Go Be Rewarded and Cardinalli) to advise us on social media, marketing, and advertising campaigns.
•	Negotiate with our current manufacturer to lower our costs by 10%-20% of the previously agreed cost to increase margins translating into greater net profits.
•

Continue assembling a team of experts in of neuro-medicine, psychedelic treatment, neuro-engineering, and brain chemistry to begin designing psychedelic therapies to treat mental and physical health conditions.

RESULTS OF OPERATIONS

Comparison of Results of Operations for the Nine Months Ended September 30, 2022 and 2021

	Nine Months ended
	September 30,	September 30,
	2022	2021
Revenue	$240,130	$328,081
Cost of goods sold	(144,740)	(213,999)
Gross profit	95,390	114,082
Operating Expenses
General and administrative	(220,341)	(473,201)
Total operating expenses	(220,341)	(473,201)
Net Other Income (loss)	(43,994)	108,148
Net (loss) income	$(168,945)	$(250,971)

During the nine months ended September 30, 2022, we had revenue of $240,130, net loss of $168,945, and gross profits of $95,390. During the nine months ended September 30, 2021, we had revenue of $328,081 , net loss of $250,971, and gross profits of $114,082 .

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Operating Expenses

During the nine months September 30, 2022, operating expenses decreased to $220,341 as compared with $473,201 for the nine months ended September 30, 2021.  This decrease was driven primarily by a decrease in administrative expenses, such as salaries and professional fees.

Other Income and Expenses

For the nine months ended September 30, 2022 and September 30, 2021, other income decreased from $108,148 to $(43,994). This decrease was driven primarily by an increase in interest expense and a decrease in forgiveness of debt.

Comparison of Results of Operations for the Year Ended December 31, 2021 and December 31, 2020.

	Year ended
	December 31,	December 31,
	2021	2020
Sales	398,431	695,325
Cost of goods sold	285,285	565,884
Gross profit	113,146	129,441
Operating Expenses
General and administrative	(694,077)	(20,718,439)
Total Operating Expenses	(694,077)	(20,718,439)
Other income (expense), net	246,900	(70,712)
Net loss	$(334,031)	$(20,659,710)

During the year ended December 31, 2021, we had sales of $398,431, net loss of $334,031, and gross profits of $113,146. During the year ended December 31, 2020, we had sales of $695,325, net loss of $20,659,710, and gross profits of $129,441.

Operating Expenses

For the years ended December 31, 2021 and December 31, 2020, operating expenses decreased from $20,718,439 to $694,077. This decrease was driven by a reduction in general and administrative expenses. Administrative expenses include all other costs which support the Company’s operations but are not included as a cost of sales. These primarily consist of payroll, facility costs such as rent and utilities, selling expenses such as commissions and advertising, amortization of intangible assets, depreciation, and other administrative costs including professional fees and costs associated with non-cash stock compensation. Advertising costs are expensed as incurred.

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Other Income and Expenses

For the years ended December 31, 2021 and December 31, 2020, other income increased from $(70,712) to $246,900. This increase was driven by a decrease in interest expenses and increase in forgiveness of debt.

LIQUIDITY AND CAPITAL RESOURCES

Overview

Although we have recognized substantial revenue from our core CBD operations, we have incurred operating losses and negative cash flows from our operations since our inception. We also have not yet commercialized any product from our planned psychedelic operations, and we do not expect to generate revenue from sales of that product for several years, if at all. Since our inception through September 2022, we have funded our operations through proceeds from the sale of stock, shares issued for services, and Federal CARES Act Loans. As of September 30, 2022, we had $143,121 in cash and cash equivalents and accumulated deficit of $22,147,413. We expect our existing cash and cash equivalents, together with other sources of capital from financing activities mentioned below, to enable us to fund our operating expenses and capital expenditure requirements until additional capital is raised. We have based these estimates on assumptions that may prove to be imprecise, and we could utilize our available capital resources sooner than we expect.

Funding Requirements

Our primary use of cash is to fund operating expenses, primarily consisting of payroll, rent, marketing, and professional fees. Because of the numerous risks and uncertainties associated the CBD and psychedelic industries and our related businesses, we are unable to estimate the exact amount of our operating capital requirements. Our future funding requirements will depend on many factors, including, but not limited to:

•	Overall growth of hemp CBD market

•	Research and development costs related to the development of psychedelic therapeutics clinical trials

•	Regulatory and statutory developments regarding the legalization and commercialization of the psychedelic industry in the United States

•	Compensation expenses related to our growing platform

We currently have no credit facility or committed sources of capital. Until such time, if ever, as we can generate incur operating gains and positive cash flows from operations, we expect to finance our operations through a combination of equity offerings, debt financings, collaborations, strategic alliances and marketing, distribution or licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, ownership interests will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of common stockholders. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making acquisitions or capital expenditures or declaring dividends. If we are unable to raise additional funds through equity or debt financings or other arrangements when needed, we may be required to delay, limit, reduce or terminate the implementation of our business plans.

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Cash Flows for the Nine Months Ended September 30, 2022 and September 30, 2021

	Nine months ended September 30,
(in thousands)	2022	2021
Cash used in operating activities	$(27,044)	$(141,989)
Cash used in investing activities	-	(469)
Cash provided by financing activities	(8,777)	127,625
Net increase in cash and cash equivalents	$(35,821)	$(14,833)

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Operating Activities

During the nine months ended September 30, 2022, we used $27,044 for operating activities. Cash used in operating activities reflected our net loss of $168,945, offset by noncash charges and changes to operating assets and liabilities of $141,901, which was driven by inventory adjustments and accounts payable. Our inventory consists of finished goods, including CBD oils, palms, and salves, raw materials, and packaging. The primary use of cash was to pay our prepaid expenses. Prepaid expenses consist primarily of prepaid insurance premiums.

During the nine months ended September 30, 2021, we used $141,989 of cash in operating activities. Cash used in operating activities reflected our net loss of $250,971, offset by noncash charges and changes to operating assets and liabilities of $ 108,982, which was driven by accounts payable. The primary use of cash was to fund our operations related to lease liability. The Company had an operating lease for approximately 80,164 square feet of warehouse and office space in Carlsbad, California. The initial term of this lease was from April 1, 2019 through June 30, 2024. In September 2021, this lease was cancelled, and the Company now leases its office and warehouse facilities under a month to month agreement.

Investing Activities

During the nine months ended September 30, 2022, we used $0 for investing activities. During the nine months ended September 30, 2021, we used $469 for investing activities, driven by the purchase of fixed assets.

Financing Activities

During the nine months ended September 30, 2022, we used $8,777 in cash for financing activities, driven primarily by the repayment of debt. During the nine months ended September 30, 2021, financing activities provided $127,625, driven by proceeds from loans. The Company received a loan payable to Bank of America dated February 19, 2021 pursuant to the Paycheck Protection Program (the “PPP Loan 2”) established under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) in the principal amount of $154,745. The term of the loan is two years, and the annual interest rate is 1%. Under the terms of the CARES Act, PPP Loan recipients can apply for, and be granted forgiveness for, all or a portion of loans granted under the Paycheck Protection Program. Effective October 29, 2021, the entire principal amount due under this loan of $154,745 was forgiven and the Company recorded a gain on forgiveness of debt in the amount of $154,745 during the year ended December 31, 2021.

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Cash Flows for the Years Ended December 31, 2021 and December 31, 2020

	Year ended December 31,
(in thousands)	2021	2020
Cash used in operating activities	$(158,591)	$(156,052)
Cash used in investing activities	(572)	(14,428)
Cash provided by financing activities	120,201	359,161
Net decrease in cash and cash equivalents	$(38,962)	$188,681

Operating Activities

During the year ended December 31, 2021, we used $158,591 of cash in operating activities. Cash used in operating activities reflected our net loss of $334,031, offset by noncash charges and changes to operating assets and liabilities of $175,440, which was driven by increased inventory and accounts payable. Our inventory consists of finished goods, including CBD oils, palms, and salves, raw materials, and packaging. The primary use of cash was to fund our operations related to lease liability. The Company had an operating lease for approximately 80,164 square feet of warehouse and office space in Carlsbad, California. The initial term of this lease was from April 1, 2019 through March 31, 2024. In September 2021, this lease was cancelled, and the Company now leases its office and warehouse facilities under a month to month agreement.

During the year ended December 31, 2020, we used $156,052 in operating activities. Cash used in operating activities reflected our net loss of $20,659,710, offset by noncash charges and changes to operating assets and liabilities of $20,503,658, which was driven by inventory adjustments and accounts payable. Our inventory consists of finished goods, including CBD oils, palms, and salves, raw materials, and packaging. The primary use of cash was to fund our operations related to lease liability. The Company had an operating lease for approximately 80,164 square feet of warehouse and office space in Carlsbad, California. The initial term of this lease was from April 1, 2019 through March 31, 2024. In September 2021, this lease was cancelled, and the Company now leases its office and warehouse facilities under a month to month agreement.

Investing Activities

During the year ended December 31, 2021, we used $572 for investing activities, driven by the purchase of fixed assets. During the year ended December 31, 2020, we used $14,428 for investing activities, driven by the purchase of fixed assets.

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Financing Activities

During the year ended December 31, 2021, financing activities provided $120,201, driven by proceeds from loans. The Company received a loan payable to Bank of America dated February 19, 2021 pursuant to the Paycheck Protection Program (the “PPP Loan 2”) established under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) in the principal amount of $154,745. The term of the loan is two years, and the annual interest rate is 1%. Under the terms of the CARES Act, PPP Loan recipients can apply for, and be granted forgiveness for, all or a portion of loans granted under the Paycheck Protection Program. Effective October 29, 2021, the entire principal amount due under this loan of $154,745 was forgiven and the Company recorded a gain on forgiveness of debt in the amount of $154,745 during the year ended December 31, 2021. During the year ended December 31, 2020, financing activities provided $359,161, driven primarily by restricted cash received from financing agreements. Restricted cash consists of an escrow account containing funds received from investors to be used for expenses related to the Company becoming a publicly traded company.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Estimates may include those pertaining to accruals and going concern assumption assessment. Actual results could materially differ from those estimates.

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Fair Value Measurements and Fair Value of Financial Instruments

We follow paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in generally accepted accounting principles (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of our financial assets and liabilities, such as cash, prepaid professional fees, and accrued expenses, approximate their fair values because of the short maturity of these instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (FASB) or other standard setting bodies that are adopted by the company as of the specified effective date. Unless otherwise discussed, we believe that recently issued accounting pronouncements adopted do not have a material impact on its financial position or results of operations.

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Going Concern

Our consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The consolidated financial statements do not include any adjustment relating to recoverability and classification of recorded amounts of assets and liabilities that might be necessary should our company be unable to continue as a going concern.

We are attempting to generate sufficient revenue; however, our cash position may not be sufficient to support our daily operations. While we believe in the viability of our strategy to generate sufficient revenues and in our ability to raise additional funds, there can be no assurances to that effect. The ability of our company to continue as a going concern is dependent upon our ability to further implement our business plan, generate sufficient revenue and in our ability to raise additional funds.

While our consolidated financial statements have been prepared on the basis of accounting principles applicable to a going concern, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business, adverse conditions could cast doubt upon the validity of this assumption. At September 30, 2022 the Company has a working capital deficit in the amount of $1,069,962, and has incurred losses since inception resulting in an accumulated deficit of $22,147,413. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for one year from the issuance of the audited financial statements.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Contractual Obligations

Note payable to American Express in the original amount of $50,000 (the “American Express Note”). Principal payments of $1,782, including interest at the rate of 17% are due monthly through December 1, 2021. During the nine months ended September 30, 2022, the Company made payments of principal and interest in the amounts of $0 and $0, respectively; and during the nine months ended September 30, 2021, the Company made payments of principal and interest in the amounts of $13,186 and $2,164, respectively.

Credibly Receivables Purchase Agreement (the “Credibly Agreement”), dated August 23, 2019. Pursuant to the Credibly Agreement, the Company received the amount of $94,800 from Credibly, in exchange for 9% of future receivables up to the amount of $129,876. The term of the Credibly Agreement is for one year and will automatically renew yearly until all outstanding obligations to Credibly have been paid in full. During the nine months ended September 30, 2022, the Company made payments of $0 and interest of $677; and during the nine months ended September 30, 2021, the Company made payments of $19,394 and interest of $19,054.

Loan payable to Bank of America dated May 1, 2020 pursuant to the Paycheck Protection Program  (the “PPP Loan 1”) established under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) in the principal amount of $148,868. The term of the loan is two years, and the annual interest rate is 1%. Under the terms of the CARES Act, PPP Loan recipients can apply for, and be granted forgiveness for, all or a portion of loans granted under the Paycheck Protection Program. During the year ended December 31, 2021, the Company accrued interest in the amount of $330. Effective March 18, 2021, the entire principal amount due under this loan of $148,868 and accrued interest of $1,309 was forgiven. The Company recorded a gain on forgiveness of debt in the amount of $150,177 during the year ended December 31, 2021.

Loan payable to Bank of America dated February 19, 2021 pursuant to the Paycheck Protection Program (the “PPP Loan 2”) established under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) in the principal amount of $154,745. The term of the loan is two years, and the annual interest rate is 1%. Under the terms of the CARES Act, PPP Loan recipients can apply for, and be granted forgiveness for, all or a portion of loans granted under the Paycheck Protection Program. Effective October 29, 2021, the entire principal amount due under this loan of $154,745 was forgiven and the Company recorded a gain on forgiveness of debt in the amount of $154,745 during the year ended December 31, 2021.

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On July 21, 2020, the Company entered into the SAFE Transaction with three investors (the “SAFE Investors”).  The SAFE transaction consists of a stock purchase agreement and simple agreement for future equity. A single agreement was entered into which consisted of the following terms:

•	In exchange for $299,000 the Company agreed to issue to the SAFE Investors common shares or membership interests in the Company equal to an aggregate 23.75% of all membership interests or common shares outstanding on a fully diluted basis (“Purchased Shares”).
•	The funding is to be used only for purchasing a public company to complete a going public transaction (the “Transaction”) for the Company through a reverse merger/share exchange process into a public company (“Pubco”).
•	The SAFE Investor’s ownership interest in Pubco is subject to anti-dilution provisions such that the SAFE Investors shall receive additional shares in any dilution event including dividends, stock splits, merger, consolidation, asset sales, issuance of shares, etc.
•	The SAFE Investors received a put option for the payment of $1,000. If any government agency proceeds with an action that challenges the going public transaction that is not cured to the reasonable satisfaction of the Investors, the Company shall refund the Investors $299,000. In this event, any shares issued to the Investors shall be automatically cancelled.
•	The Company was obligated to use the funds for the process of completing the Transaction.
•	The $300,000 cash contribution by the Investors shall be repaid upon capital raises after the Transaction or by MCNB, payable in tranches as follows: (i) $100,000 when $1,500,000 is raised; (ii) an additional $100,000 when $3,000,000 is raised; (iii) the final $100,000 when $5,000,000.
•	If the Transaction is aborted or fails at any time, the Company shall return the $300,000 to the Investors. If the failure is due to actions or inactions of the Company, the Company shall pay the Investors an additional $20,000. Upon this condition, the equity issued to the Investors shall be cancelled.

MANAGEMENT

Members of our Board of Directors are elected by the stockholders to a term of one year and serve until their successors are elected and qualified. Our officers are appointed by our Board to a term of one year and serve until their successors are duly appointed and qualified, or until the officer is removed from office. Our Board has no nominating, audit, or compensation committees.

Name	Age	Position
Katarina Maloney	41	President, Chief Executive Officer, Chairman of the Board
Ali Nasir	37	Chief Financial Officer, Treasurer, Secretary, Director
Michael Pierce	49	Chief Strategy Officer, Director of Science

Background Information about our Officers and Directors.

Katarina Maloney. Ms. Katarina Maloney is the President, Chief Executive Officer, and Chairman of the Board of MCNB Holding Corporation. Ms. Maloney has 15 years of experience in branding, marketing, and sales and has worked with leading companies such as Searchfit Inc., Live Customer, Inc and Rightway Gate Inc. Ms. Maloney’s dedication to success is paralleled only by her drive to create a collaborative environment where her employees feel valued and respected, and under the guidance of her extensive management and leadership skills, this has become a culture that defines MCNB. Ms. Maloney holds a Bachelor’s Degree from Constantine the Philosopher University in European Studies (Political Science) and Foreign Languages.

Ali Nasir. Mr. Ali Nasir is the Chief Financial Officer, Treasurer, and Secretary of the Board of MCNB Holding Corporation. As CFO, he is responsible for and oversees the company’s accounting and finance department. Ali has over 10 years of experience working as an Accountant, Accounting Supervisor, and Financial controller in several different industries including Construction, Telecom, Retail and the Food and Service industries. He attended the University of California Santa Barbara where he graduated with a Bachelor of Arts degree in Business Economics and Accounting.

Michael Pierce. Dr. Michael Pierce is the Chief Strategy Officer and Director of Science of MCNB Holding Corporation. Dr. Michael Pierce has nearly twenty years of experience as a medical provider specializing in neurology, clinical neurochemistry, and functional endocrinology. He holds Bachelor of Science and post-doctorate in Neurology from Carrick Institute of Clinical Neuroscience.

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Involvement in Certain Legal Proceedings

A former executive officer of an MCNB subsidiary was convicted in January 2020 of distributing wholesale quantities of synthetic cannabinoids. Our CEO Katarina Maloney served as the President of the subsidiary at the time of the distribution but was not implicated in the criminal activity. No investigation or charges have been brought against Ms. Maloney or the subsidiary.

Corporate Governance

Our Board has not established any committees, including an audit committee, a compensation committee or a nominating committee, or any committee performing a similar function. The functions of those committees are currently being undertaken by our Board. Because we do not have any independent directors, our Board believes that the establishment of committees of our Board would not provide any benefits to our company and could be considered more form than substance.

We do not have a policy regarding the consideration of any director candidates that may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our officers and directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our sole officer and director has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors.

Given our relative size and lack of directors’ and officers’ insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all current members of our Board will participate in the consideration of director nominees.

As with most small, early-stage companies until such time as we further develop our business, achieve a stronger revenue base, and have sufficient working capital to purchase directors’ and officers’ insurance, we do not have any immediate prospects to attract independent directors. When we are able to expand our Board to include one or more independent directors, we intend to establish an audit committee of our Board of Directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert. Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include “independent” directors, nor are we required to establish or maintain an audit committee or other committee of our Board.

Code of Ethics

In the near future, we expect to adopt a code of business conduct and ethics that applies to all of our employees, officers, and directors, including those officers responsible for financial reporting.

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EXECUTIVE COMPENSATION

The following table sets forth information concerning all compensation paid or awarded by us to Ms. Katarina Maloney, our President and Chief Executive Officer, during the indicated fiscal year.

2020 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Total ($)
Katarina Maloney, CEO	2020	110,051	—	—	110,051
Ali Nasir, CFO	2020	30/hour		$175,000	$175,000
Michael Pierce	2020			$37,800	$37,800

Narrative Disclosure to 2020 Summary Compensation Table

Ms. Maloney’s salary for 2020 was $110,051. Her gross salary was fixed each pay period at the amount of $4,584 per paycheck.

There are no compensatory plans or arrangements, including payments to be received from us with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement, or other termination of employment with our company, or our subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of our company.

2021 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Total ($)
Katarina Maloney, CEO	2021	0	—	—	0
Ali Nasir, CFO	2021	0	—	—	0
Michael Pierce	2021	0	—	—	0

Narrative Disclosure to 2021 Summary Compensation Table

None of our executives were paid during the 2021 fiscal year. Payments are being postponed until the Company receives funding.

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding equity awards as of the time of this of this registration statement.

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Long-Term Incentive Plans

There are no arrangements or plans in which we would provide pension, retirement or similar benefits for directors or executive officers

Compensation Committee

We currently do not have a compensation committee of our Board of Directors. The Board as a whole determines executive compensation.

Compensation of Directors

Our directors do not receive separate compensation for their service on our Board of Directors. Our Board has the authority to fix the compensation of directors. We do not intend to pay employee directors a separate fee for their services. No compensation was paid to our sole director for her service as a director during the years ended December 31, 2021 or 2020.

Director Independence

Our securities will be quoted on the OTC Markets Group, which does not have any director independence requirements.  We evaluate independence by the standards for director independence established by applicable laws, rules, and listing standards including, without limitation, the standards for independent directors established by The New York Stock Exchange, Inc., the NASDAQ National Market, and the Securities and Exchange Commission.

Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director’s immediate family has received more than $120,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director’s immediate family is an executive officer of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during the past three years, exceeds the greater of $1,000,000 or two percent of that other company’s consolidated gross revenues.  Based on these standards, we have determined that our sole director is not an independent director.

121

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this memorandum, the number of shares of common stock and preferred stock owned of record and beneficially by executive officers, directors, persons who hold 5% or more of our outstanding common stock, and by all officers and directors as a group:

Title of Class	Name and Address	Number of Shares Owned Beneficially	Percent of Class
Preferred Shares	KATARINA K. MALONEY 9229 REGENTS RD, L404 LA JOLLA CA 92037	10,000,000	100%
Common Stock	CALIBIOSCIENCEMT LLC (OWNED BY KATARINA MALONEY) 10161 E PEAKVIEW AVENUE ENGLEWOOD CO 80111	56,414,550	56.41%
Common Stock	DARK ALPHA CAPITAL LLC 8 THE GREEN, SUITE 4000 DOVER DE 19901	9,999,999	9.99%
Common Stock	JAMES BRADLEY 1832 CARVERS BAY RUN FT. WAYNE IN 46845	15,250,000	15.2%
Common Stock	ALI NASIR 2071 BRAVADO STREET VISTA CA 92081	50,000.05%
Common Stock	KATARINA K. MALONEY 9229 REGENTS RD, L404 LA JOLLA CA 92037	3,963,125	3.9%
Common Stock	MICHAEL PIERCE 10161 E PEAKVIEW AVENUE ENGLEWOOD CO 80111	3,000,000	3%
Common Stock	All directors and officers as a group (3 persons)	7,010,000	7.01%

PRINCIPAL AND SELLING STOCKHOLDERS

The following table shows the ownership of our common stock (1) immediately prior to and (2) as adjusted to give effect to this offering by (a) all persons known by us to beneficially own more than 5% of our common stock, (b) each present director, (c) the named executive officers, (d) all executive officers and directors as a group as of the date of this prospectus and (e) any additional selling stockholders.

We have based our calculation of the percentage of beneficial ownership prior to this offering on 100,000,000 shares of our common stock outstanding as of September 30, 2022. We have based our calculation of the percentage of beneficial ownership after this offering on 100,000,000 shares of our common stock outstanding immediately after the completion of this offering.

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MCNB Holding Corporation Common Stock

	SHARES BENEFICIALLY OWNED BEFORE OFFERING			SHARES BENEFICIALLY OWNED AFTER OFFERING
	NUMBER OF SHARES	PERCENTAGE	SHARES OFFERED	PERCENTAGE AFTER OFFERING
STOCKHOLDERS
CaliBioscienceMT LLC	56,414,550	56.41%	20,000,000	31.26%
Dark Alpha Capital LLC	9,999,999	9.99%	9,999,999	0.00%
James Bradley	15,250,000	15.25%	15,250,000	0.00%

Note: Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options, warrants and convertible debentures currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of our common stock, and could be materially less or more than the number estimated in the table

List of Selling Security Holders of MCNB Holding Corporation Common Stock

Name of Security Holder	Shares Owned Prior to Offering	Shares Offered	Shares Owned after Offering	Percentage of Shares Owned After Offering
Alena Scepkova	4,000	4,000	-	-
Allan Mamjkagh	620	620	-	-
Annie Roylance	1,240	1,240	-	-
Cameron Erickson	3,125	3,125	-	-
CaliBioscienceMT LLC	56,414,550	20,000,000	36,414,550	36.41%
Carson Cassel Jr	2,480	2,480	-	-
Charles Peterson	1,250	1,250	-	-
Daria Tatarnikova	10,000	10,000	-	-
Dark Alpha Capital LLC	9,999,999	9,999,999	-	-
David Comins	30,000	30,000	-	-
Derrick Thomann	506,250	506,250	-	-
Diane Jackson	6,250	6,250	-	-
Dominic LaSpino	200	200	-	-
Gary Mortensen	3,740	3,740	-	-
Gentry Tyler Cole	130,000	130,000	-	-
Glenn Mortensen	1,240	1,240	-	-
Harold Reid	6,250	6,250	-	-
Heidi Broadhead	620	620	-	-

123

Ivan Kalnovic	50,000	50,000	-	-
James Bradley	15,250,000	15,250,000	-	-
Joann Rowley	3,931,250	3,931,250	-	-
John T Lisenby III	1,000	1,000	-	-
Johnny Harris	620	620	-	-
Johnny Nguyen	70,000	70,000	-	-
Karen and Martin Dattel	33,334	33,334	-	-
Katarina K. Maloney	3,963,125	3,963,125	-	-
Ken Hartung	620	620	-	-
Larry Chenault	250,000	250,000	-	-
Lisa Whytock	2,000	2,000	-	-
Liz Rienzie	1,250	1,250	-	-
Mae Williams	1,250	1,250	-	-
Marián Dzíbela and Eva Dzíbelová	1,800,000	1,800,000	-	-
Marie Mortensen	620	620	-	-
Mario Louka	31,250	31,250	-	-
Martin Kuhls	1,250	1,250	-	-
Matthew Mortensen	620	620	-	-
Maurice P Sherman	66,667	66,667	-	-
Michael Pierce	3,000,000	3,000,000	-	-
Michele Evans	620	620	-	-
Michelle Park	8,095	8,095	-	-
Milonie Park Taylor	3,125	3,125	-	-
Raymond Tyrell Jr	6,250	6,250	-	-
Rogene West	1,000,000	1,000,000	-	-
Scott Park II	620	620	-	-
Shirley Mortensen	620	620	-	-
Svetlana Reile	30,000	30,000	-	-

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Disclosure of Positions, Offices, or Other Material Relationships between Selling Security Holders and Registrant or any Predecessors or Affiliates within Past Three Years

The following selling security holders are currently on the Board of Directors of MCNB Holding Corporation: Katarina Maloney, and Michael Pierce

The following selling security holders are former employees of MCNB Holding Corporation, its affiliates, or predecessors: None

The following selling security holders are current employees of MCNB or its affiliates: Chris Medley, Peter Solis, Richard Solis, and Katarina Maloney

The following selling security holders are former contractors of MCNB Holding Corporation, its affiliates, or predecessors: None

The following selling security holders are current contractors of MCNB Holding Corporation or its affiliates: CaliBioscienceMT LLC, Marián Dzíbela, and Eva Dzíbelová

PLAN OF DISTRIBUTION

The Selling Shareholders, may, from time to time, sell any or all of its shares of our common stock on otcmarkets.com or any other stock exchange, market, or trading facility on which the shares of our common stock are traded, or in private transactions. These sales may be at fixed prices, prevailing market prices at the time of sale, at varying prices, or at negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

•	Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchases;

•	Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	Privately negotiated transactions;

•	Broker-dealers may agree with the Selling Stockholder to see a specified number of such shares at a stipulated price per share; or

•	A combination of any such methods of sale.

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Additionally, broker-dealers engaged by the Selling Security Holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commissions in compliance with FINRA Rule 2440; and in the case of a principal transaction, a mark-up or mark-down in compliance with FINRA IM-2440. Broker-dealers may agree with the selling stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in one or more transactions (which may involve crosses and block transactions and which may involve sales to and through other broker- dealers, including transactions of the nature described above and pursuant to the one or more of the methods described above) at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above. To the extent required under the Securities Act, an amendment to this prospectus or a supplemental prospectus will be filed, disclosing:

•	the name of any such broker-dealers;

•	the number of shares involved;

•	the price at which such shares are to be sold;

•	the commission paid or discounts or concessions allowed to such broker-dealers, where applicable;

•	that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

•	other facts material to the transaction.

At any time, a particular offer of the shares of common stock is made by the selling stockholder, a revised prospectus or prospectus supplement, if required, will be distributed. Such prospectus supplement or post-effective amendment will be filed with the Commission to reflect the disclosure of any required additional information with respect to the distribution of the shares of common stock. We may suspend the sale of shares by the selling stockholder pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information

126

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our authorized share capital consists of (i) 750,000,000 shares of common stock, par value $0.00001 per share, and 10,000,000 preferred shares, par value $0.00001 per share.

Common Stock

The shareholders of our common stock currently have: (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so. Please refer to the Company’s Articles of Incorporation, bylaws, and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

If we liquidate or dissolve our business, the shareholders of our common stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

In July 2020 the Company issued an aggregate of 23,750,000 shares of common stock to the SAFE investors pursuant to the SAFE transaction. The Company credited the amount of $238 and $136,762 to common stock and membership interests, respectively. (See Note 13)

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our Board and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Transhare Corporation. Transhare’s telephone number is (303) 662-5616.

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Series “A” Preferred Stock

We have issued 10,000,000 as “Series A Preferred Stock,” par value $0.00001. The Series “A” Preferred Stock carries the following rights and preferences. The Series A Preferred Shares are not being registered in this offering.

Dividends

Series A Preferred Stock is not eligible for receipt of dividends.

Voting Rights

Holders of the Series Preferred Stock, with such votes to be counted together with all other share of capital stock having general voting powers and not separately as a class, shall have the right to vote in an amount equal to ninety point zero one percent (90.01%) of the total vote with respect to any and all matters presented to the stockholder’s of the company for their action or consideration.

Redemptive Rights

The Series A Preferred Stock shall not be redeemable.

Conversion Rights

The Series A Preferred Stock is not convertible into any other class of preferred stock or common stock.

Liquidation Preferences

The holders of the Series A Preferred Stock shall not be entitled to any liquidation preference.

LEGAL MATTERS

The validity of the securities offered by this prospectus was passed upon for us by William Hart, Esq., Hart & Hart LLC, 1624 N Washington St Denver, CO 80203.

EXPERTS

Our balance sheets as of December 31, 2021 and 2020, and the related statements of operations, stockholders’ deficit and cash flows for the years ended December 31, 2021 and 2020, included in this prospectus have been audited by M&K CPAS, PLLC independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

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DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by Nevada law, our amended and restated articles of incorporation, as amended, and our amended and restated bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC the registration statement on Form S-1 under the Securities Act for the securities offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

The registration statement on Form S-1, of which this prospectus forms a part, including exhibits, is available at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with, or furnish to, the SEC at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call (202) 551-8090 for further information on the operations of the public reference facilities.

The financial statements included in this prospectus and the registration statement have been audited by M&K CPAS, PLLC, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

129

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of MCNB Holding Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of MCNB Holding Corporation (the Company) as of December 31, 2021 and 2020, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2021, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

F-2

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

As discussed in Note 13 to the financial statements, the Company had a going concern due to a continual net loss, stockholders’ deficiency and cash used in operations.

Auditing management’s evaluation of a going concern can be a significant judgment given the fact that the Company uses management estimates on future revenues and expenses which are not able to be substantiated.

To evaluate the appropriateness of the going concern, we examined and evaluate the financial information that was the initial cause along with management’s plans to mitigate the going concern and management’s disclosure on going concern.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2021.

Houston, TX
August 16, 2022

F-3

MCNB Holding Corporation

Consolidated Balance Sheets

As Of December 31, 2021 and December 31, 2020

	December 31, 2021	December 31, 2020

ASSETS
Current assets
Cash	$5,631	$12,158
Cash restricted	161,565	194,000
Inventory	361,505	474,437
Accounts receivable	10,590	6,269
Other receivables	-	-
Prepaid expenses and other current assets	77,528	106,716
Total Current Assets	616,819	793,580

Fixed Assets	40,662	57,986
Other assets	765	467,298
Total non-current assets	41,427	525,284

Total assets	658,246	1,318,864

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	603,962	550,090
Accounts payable – related party	100,000	60,000
Accrued liabilities	7,998	16,794
Accrued interest	186,212	150,770
Notes Payable	447,788	719,509
Lease liability – current portion	-	137,146
Deferred revenue	122,079	31,890
Total Current Liabilities	1,528,039	1,666,199

Lease liability – operating leases, non-current	-	315,427
Other liability – SAFE agreement – related party	163,000	163,000
Total Liabilities	1,691,039	2,144,626

Stockholders’ deficit
Common stock, $0.00001 par value, 750,000,000 shares authorized, 100,000,000, and 98,750,000 shares issued and outstanding as of December 31, 2021, and December 31 2020, respectively	1,000	988
Common stock - Membership interests	136,762	136,762
Preferred stock, 50,000,000 shares authorized, $0.00001 par value; 10,000,000 shares designated Series A; 10,000,000 and 0 shares issued and outstanding at December 31, 2021 and December 31 2020, respectively	100	-
Stock payable	157,500	157,500
Additional paid-in capital	20,650,313	20,523,425
Accumulated deficit	(21,978,468)	(21,644,437)
Total stockholders’ deficit	(1,032,793)	(825,762)
Total liabilities and stockholders’ deficit	$658,246	$1,318,864

The accompanying notes form an integral part of these financial statements.

F-4

MCNB Holding Corporation Consolidated Statements of Operations For the Years Ended December 31, 2021 and December 31, 2020

	December 31, 2021	December 31, 2020

Revenue	$398,431	$695,325
Cost of goods sold	(285,285)	(565,884)
Gross profit	113,146	129,441

Operating expenses
General & administrative expenses	(694,077)	(20,718,439)

Total operating expenses	(694,077)	(20,718,439)

Net Operating Income	(580,931)	(20,588,998)

Other income (Expense)
Interest expense	(58,022)	(70,712)
Other Income	304,922	-
Total other income (expense)	246,900	(70,712)

Income before provision for income taxes	(334,031)	(20,659,710)

Provision for income taxes	-	-
Net loss	$(334,031)	$(20,659,710)
Basic and Diluted Loss per Share	$(0.00)	$(0.33)
Weighted Average Common Shares – Basic and Dilated	99,050,685	62,399,364

The accompanying notes form an integral part of these financial statements.

F-5

MCNB HOLDING CORPORATION

Consolidated Statement of Stockholders’ Deficit

For the Years Ended December 31, 2021 and 2020

									Total
	Common Stock		Series A Preferred Stock				Additional		Stockholder's
					Member	Stock	Paid-In	Accumulated	Equity
	Shares	Amount	Shares	Amount	Interest	Payable	Capital	Deficit	(Deficit)

Balance, December 31, 2019	13,785,451	$138	-	$-	-	-	$701,595	$(984,727)	$(282,994)
					-
Stock issued in financing agreement	23,750,000	238	-	-	136,762	-	-	-	137,000
Shares issued for services	61,214,549	612	-	-	-	157,500	19,821,830	-	19,979,942
Net loss for the year ended December 31, 2020	-	-	-	-	-	-	-	(20,659,710)	(20,659,710)
Balance, December 31, 2020	98,750,000	$988	-	$-	$136,762	$157,500	$20,523,425	$(21,644,437)	$(825,762)

Preferred Stock Series A issued for cash	-	-	10,000,000	100	-	-	1,900	-	2,000
Common stock issued for cash	250,000	2	-	-	-	-	24,998	-	25,000
Shares issued for services	1,000,000	10	-	-	-	-	99,990	-	100,000
Net loss for the year ended December 31, 2021	-	-	-	-	-	-	-	(334,031)	(334,031)
Balance, December 31, 2021	100,000,000	$1,000	10,000,000	$100	$136,762	$157,500	$20,650,313	$(21,978,468)	$(1,032,793)

The accompanying notes form an integral part of these financial statements.

F-6

 MCNB Holding Corporation

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2021 and December 31, 2020

	For the	For the
	Year Ended	Year Ended
	December 31,	December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(334,031)	$(20,659,710)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:

Depreciation expense	17,896	17,582
Amortization of right of use asset	452,573	135,308
Gain on forgiveness of debt	(304,922)	-
Stock based compensation	100,000	19,979,942

Changes in assets and liabilities:
Accounts receivable	(4,321)	3,910
Inventory	112,932	183,489
Prepaid Expenses	29,188	(42,325)
Deposits	13,960	-
Other current assets	-	(743)
Accrued expenses	26,646	40,058
Accounts payable	93,872	290,702
Deferred revenue	90,189	31,043
Lease liability	(452,573)	(135,308)
Net cash provided by (used in) operating activities	(158,591)	(156,052)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	(572)	(14,428)
Net cash provided by (used in) financing activities	(572)	(14,428)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loans	154,745	152,682
Cash received from notes payable - related party	17,744	-
Proceeds from stock issued in SAFE agreement	-	300,000
Proceeds from sale of common stock	25,000	-
Repayment of debt	(60,209)	(30,714)
Repayment of related party debt	(17,080)	(62,807)

Net cash provided by (used in) financing activities	120,201	359,161

Net Increase (Decrease) in cash and cash equivalents	(38,962)	188,681

Cash and restricted cash at beginning of period	206,158	17,477

Cash and restricted cash at end of period	$167,196	$206,158

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$-	$-
Income taxes paid	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Series A Preferred Stock issued for reduction in note payable to related party	$2,000	$-

The accompanying notes form an integral part of these financial statements.

F-7

MCNB HOLDING CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND DECEMBER 31, 2020

1. Business Organization and Nature of Operations

Background and Corporate Structure

MCNB Holding Corporation (“MCNB Holding”, or the “Company”) was incorporated in the State of Nevada on December 3, 2020 and is headquartered in San Diego, California. The Company is a natural and organic ingredient-based cosmetics and well-being products retailer, specializing in CBD products. The Company is also in the early stages of expanding into psychedelic therapies for the treatment of mental health issues.

The Company was incorporated in the State of Nevada on December 3, 2020 under the name MCNB Holding Corporation. The Company originally began operations with the inception of Mathco Health Corporation on September 10, 2015. Mathco Health Corporation, a Delaware corporation, was engaged in the business of wholesale and retail CBD distribution and production. On December 31, 2019, Mathco Health Corporation entered into an asset purchase agreement with MCNB USA, a Delaware corporation, a company incorporated on November 14, 2019. Pursuant to an asset purchase agreement, MCNB USA purchased all of Mathco’s rights and assets in exchange for 702.0001 shares of MCNB USA.

MCNB Holding Corporation was formed to acquire the assets of MCNB USA and expand into the psilocybin market. MCNB USA, with 939.5001 common shares outstanding, was acquired by MCNB Holding Corporation via reverse triangular merger on July 21, 2022. In connection with the merger, each outstanding share of MCNB USA was converted into 100,000 shares of MNCB Holding Corporation’s common stock.

Effective as of April 15, 2021, the Company formed two subsidiaries: Canna Minds, Inc., a Nevada corporation, and Mind Therapeutics, Inc., a Nevada corporation. From their inception to present, there has not been any activity from Mind Therapeutics or Canna Minds.

Company Description

The company is in the business of developing, producing, marketing, and selling high-quality consumer products containing the hemp plant extract, Cannabidiol (“CBD”). The company sells to numerous consumer markets including the nutraceutical, cosmetic, and pet care sectors. The company seeks to take advantage of an emerging worldwide trend to re-energize the production of industrial hemp and promote its many benefits.

We provide multiple high-quality CBD products in a variety of forms. From capsules and sublingual sprays to topical salves and highly refined hemp oils, we are committed to delivering the highest-quality line of CBD products to ensure customers consistently experience the results they expect. In addition to our retail products, we provide white label service to a number of large domestic and international retailers.

F-8

Beyond our existing product line, we are committed to innovation and are constantly working to develop exciting new products to expand the market and bring new CBD delivery systems to customers. The market for hemp-derived products is expected to increase exponentially over the next five years. With our high-quality products and industry experience, we are well positioned to be a dominant player in the CBD industry.

MCNB Holding invests in innovative technologies, legal medical cannabis products, CBD, and psychedelic to provide alternative care to consumers.

The Company studies the treatment of mental health medical conditions with brain wave and biometrics data clinical trials using micro dosing and trip dosing of psychedelics, hemp, and cannabis. This is important to progress clinical research to understand exactly how a brain reacts during stress, pain, and mental disorder with a goal to develop scientifically proven therapies for mental conditions.

We concentrate on anxiety, depression, addiction, and PTSD with the growing mental health crisis.

Psychedelic Therapy

As an ever-evolving business, we are expanding into the psychedelic therapy space. We plan to begin with developing treatments based on THC, psilocybin/mushrooms, DMT/ayahuasca, MDMA, ketamine, organic opiates, and LSD with continued vertical integration of the supply chain learned from the established CBD core business.

The Company plans to launch Mood Bar Clinics, which is a massage envy franchise with a focus on mental health and brain-biohacking. Some of the income that is generated through the sale of our CBD products will be used to fund the research for the Mood Bar project. Specifically, the Company will engage in clinical studies during which we will conduct brain scans using Quantitative Electroencephalography and Event-Related Potential biotechnology to track scientifically the changes in brain function due to various interventions such as neurofeedback and medication. The clinical trials will be designed to identify the efficacious micro dosing and trip dosing of psychedelics, hemp, cannabis, and other supplements for a given individual using brain wave and biometrics data. The explicit goal of the immediate research is to obtain approval on novel drugs in the cannabis space and one in the psilocybin space. The results of our clinical research will help us understand exactly how a brain reacts during stress, pain, and mental disorders in order to develop scientifically proven therapies for mental conditions.

F-9

2. Financial Condition and Going Concern

While these consolidated financial statements have been prepared on the basis of accounting principles applicable to a going concern, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business, adverse conditions could cast doubt upon the validity of this assumption. At December 31, 2021 the Company had a working capital deficit in the amount of $872,619 and has incurred losses since inception resulting in an accumulated deficit of $21,978,468. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for one year from the issuance of the audited financial statements.

Through December 31, 2021, the Company has raised gross proceeds in the amount of $330,204 from loans and an additional $300,000 from the sale of a Simple Agreement for Future Equity (the “Safe Agreement”).  In order to meet its corporate and administrative expenses for the coming year, the Company will be required to raise funds through additional financing. Although the Company has been successful in raising funds, there is no certainty that the Company will be successful in the future.

If the going concern assumption was not appropriate for these financial statements, then adjustments might be necessary to the carrying values of assets and liabilities, the reported loss and the balance sheet classifications used. These adjustments could be material. The accompanying financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

3.  Summary of Significant Accounting Policies

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in US dollars. The Company has adopted a fiscal year end of December 31st.

Principals of Consolidation

The accompanying consolidated financial statements include the accounts of MCNB Holding and its majority-controlled subsidiaries MCNB USA, Mind Therapeutics, and Canna Minds. From their inception to present, there has not been any activity from Mind Therapeutics or Canna Minds. All material intercompany transactions have been eliminated upon consolidation of these entities.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-10

Cash and Cash Equivalents

For purposes of the statement of cash flows, cash and cash equivalents includes demand deposits, saving accounts and money market accounts. The Company considers all highly liquid debt instruments with maturities of three months or less when purchased to be cash and cash equivalents. The Company had cash, cash equivalents, and restricted cash of $167,196 and $206,158 as of December 31, 2021 and 2020, respectively.

Restricted Cash

Restricted cash consists of an escrow account containing funds received from investors to be used for expenses related to the Company becoming a publicly traded company. As of December 31, 2021 and 2020, restricted cash amounts were $161,565 and $194,000, respectively.

Allowance for Doubtful Accounts

The Company evaluates the collectability of its accounts receivable considering a combination of factors. In circumstances where it is aware of a specific customer’s inability to meet its financial obligations to it, the Company records a specific reserve for bad debts against amounts due in order to reduce the net recognized receivable to the amount it reasonably believes will be collected. For all other customers, the Company recognizes reserves for bad debts based on past write-off experience and the length of time the receivables are past due. The Company had $3,140 and $5,688 in bad debt expense during the years ended December 31, 2021 and 2020, respectively.

Inventory

Inventories are stated at the lower of cost or market. Cost is determined using a perpetual inventory system whereby costs are determined by acquisition costs of individual items included in inventory. Market is determined based on net realizable value. Appropriate consideration is given to obsolescence, excessive levels, deterioration, and other factors in evaluating net realizable values. Our inventory consists of finished goods, including CBD oils, palms, and salves, raw materials, and packaging.

Property, Plant, and Equipment

Property, plant and equipment is recorded at the lower of cost or estimated net recoverable amount. Property acquired in a business combination is recorded at estimated initial fair value. Property, plant, and equipment are depreciated using the straight-line method based on the lesser of the estimated useful lives of the assets or the lease term based upon the following life expectancy:

Years
Computers and office equipment	5
Furniture & fixtures	7
Vehicles	5
Leasehold improvements	Term of lease

F-11

Comprehensive Income

ASC 220-10-15 “Reporting Comprehensive Income,” establishes standards for reporting and displaying of comprehensive income, its components and accumulated balances.  Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners.  Among other disclosures, ASC 220-10-15 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.  The Company does not have any items of comprehensive income in any of the periods presented.

Concentrations of Credit Risk

The Company maintains its cash in bank deposit accounts and other accounts, the balances of which at times may be uninsured or exceed federally insured limits. From time to time, some of the Company’s funds are also held by escrow agents; these funds may not be federally insured. The Company continually monitors its banking relationships and consequently has not experienced any losses in such accounts.

Advertising and Marketing Costs

All costs associated with advertising and promoting products are expensed as incurred. Total recognized advertising and marketing expenses were $20,210 and $25,677 for the years ended December 31, 2021 and 2020, respectively.

Research and Development

Research and development expenses are charged to operations as incurred. The Company incurred research and development costs of $0 for the years ended December 31, 2021 and 2020.

Fair Value of Financial Instruments

Pursuant to Accounting Standards Codification (“ASC”) No. 825 - Financial Instruments, the Company is required to estimate the fair value of all financial instruments included on its balance sheets. The carrying amounts of the Company’s cash and cash equivalents, notes receivable, convertible notes payable, accounts payable and accrued expenses, none of which is held for trading, approximate their estimated fair values due to the short-term maturities of those financial instruments.

A three-tier fair value hierarchy is used to prioritize the inputs in measuring fair value as follows:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable, either directly or indirectly.

Level 3 - Significant unobservable inputs that cannot be corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

Simple Agreement for Future Equity—SAFE

The Company accounts for SAFEs at fair value in accordance with ASC 480. The SAFEs are subject to revaluation at the end of each reporting period, with changes in fair value recognized in the accompanying combined consolidated statements of operations (see Note 13).

F-12

Net Loss per Common Share

The Company computes net loss per share under Accounting Standards Codification subtopic 260-10, Earnings Per Share (“ASC 260-10”). Basic net income (loss) per common share is computed by dividing net loss by the weighted average number of shares of common stock. Diluted net loss per share is computed using the weighted average number of common and common stock equivalent shares outstanding during the period. There is no effect on diluted loss per share since there are no common stock equivalents outstanding as of December 31, 2021.

Revenue Recognition

The Company recognizes revenue when delivery of goods has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is reasonably assured.

Effective June 1, 2018, the Company adopted ASC 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from commercial sales of products by applying the following steps: (1) identifying the contract with a customer; (2) identifying the performance obligations in the contract; (3) determining the transaction price; (4) allocating the transaction price to each performance obligation in the contract; and (5) recognizing revenue when each performance obligation is satisfied. For the comparative periods, revenue has not been adjusted and continues to be reported under ASC 605 — Revenue Recognition. Under ASC 605, revenue is recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the performance of the service has been rendered to a customer or delivery has occurred; (3) the amount of fee to be paid by a customer is fixed and determinable; and (4) the collectability of the fee is reasonably assured. There was no impact on the Company’s financial statements as a result of adopting Topic 606 for the years ended December 31, 2021 and 2020.

Cost of Goods Sold

Cost of goods sold includes all costs which are directly related to the generation of revenue. These costs primarily include inventory, production labor, packaging, shipping, warehouse tools, equipment, and expenses, as well as inventory overhead and quality control inspection.

Selling, general, and administrative expenses

Selling, general, and administrative expenses include all other costs which support the Company’s operations but are not included as a cost of sales. These primarily consist of payroll, facility costs such as rent and utilities, selling expenses such as commissions and advertising, amortization of intangible assets, depreciation, and other administrative costs including professional fees and costs associated with non-cash stock compensation. Advertising costs are expensed as incurred.

F-13

Deferred Revenue

Certain customer arrangements in the Company’s business result in deferred revenues when cash payments are received in advance of performance. The Company records a liability for advance payments as cash is received, and the liability is reduced when the product is delivered. As of December 31, 2021 and 2020 deferred revenues were $122,079 and $31,890, respectively.

Leases

The Company accounts for leases in accordance with Financial Accounting Standards Board (“FASB”) ASC 842, “Leases”. The Company determines if an arrangement is a lease at inception. Operating lease right-of-use assets (“ROU assets”) and short-term and long-term lease liabilities are included on the face of the consolidated balance sheet. Finance lease ROU assets are presented within other assets, and finance lease liabilities are presented within current and long-term liabilities.

ROU assets represent the right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of the Company’s leases do not provide an implicit rate, the Company uses an incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The operating lease ROU asset also excludes lease incentives. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. The Company has lease agreements with lease and non-lease components, which are accounted for as a single lease component. For lease agreements with terms less than 12 months, the Company has elected the short-term lease measurement and recognition exemption, and it recognizes such lease payments on a straight-line basis over the lease term.  The Company has no long-term leases in effect at December 31, 2021.

Stock Based Compensation

We recognize the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the consolidated financial statements over the period during which employees are required to provide services. Share-based compensation cost for stock options are estimated at the grant date based on each option’s fair-value as calculated by the Black-Scholes-Merton (“BSM”) option-pricing model. Share-based compensation arrangements may include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.

Equity instruments issued to those other than employees are recognized pursuant to FASB issued ASU 2018-07, Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. This ASU relates to the accounting for non-employee share-based payments. The amendment in this update expands the scope of Topic 718 to include all share-based payment transactions in which a grantor acquired goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The ASU excludes share-based payment awards that relate to: (1) financing to the issuer; or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under Topic 606, Revenue from Contracts from Customers. The share-based payments are to be measured at grant-date fair value of the equity instruments that the entity is obligated to issue when the goods or service has been delivered or rendered and all other conditions necessary to earn the right to benefit from the equity instruments have been satisfied.

F-14

Comprehensive Income

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive income and its components in the consolidated financial statements. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other consolidated financial statements. As of December 31, 2021 and December 31, 2020, the Company reported no comprehensive income or loss.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that includes the enactment date.

Related Parties

The Company follows the ASC 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

F-15

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the consolidated financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitments and Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims brought to such legal counsel’s attention as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements.  If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Recently Issued Accounting Pronouncements

In December 2019, the FASB issued ASU No. 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. The Company adopted this standard effective January 1, 2021; the adoption of this standard did not have a material impact on our consolidated financial statements and related disclosures.

F-16

In August 2020, the FASB issued ASU 2020-06, “Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40)”. This ASU reduces the number of accounting models for convertible debt instruments and convertible Preferred Stock. As well as amend the guidance for the derivatives scope exception for contracts in an entity’s own equity to reduce form-over-substance-based accounting conclusions. In addition, this ASU improves and amends the related EPS guidance. This standard was effective for us on January 1, 2021, including interim periods within such fiscal year. Adoption is either a modified retrospective method or a fully retrospective method of transition. The adoption of this standard did not have a material effect on our consolidated financial statements.

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (“ASU 2018-13”), which eliminates, adds and modifies certain disclosure requirements for fair value measurements. The amendment is effective for interim and annual reporting periods beginning after December 15, 2019. The adoption of this standard did not have a material effect on our consolidated financial statements.

In November 2018, the FASB issued ASU No. 2018-18, Collaborative Arrangements (“ASU 2018-18”), which clarifies the interaction between ASC 808, Collaborative Arrangements and ASC 606, Revenue from Contracts with Customers. Certain transactions between participants in a collaborative arrangement should be accounted for under ASC 606 when the counterparty is a customer. In addition, ASU 2018-18 precludes an entity from presenting consideration from a transaction in a collaborative arrangement as revenue if the counterparty is not a customer for that transaction. ASU 2018-18 should be applied retrospectively to the date of initial application of ASC 606. This guidance was effective for us beginning January 1, 2020. The adoption of this standard did not have a material effect on our consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes: Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which eliminates certain exceptions related to the approach for intraperiod tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. The new guidance also simplifies aspects of the accounting for franchise taxes and enacted changes in tax laws or rates and clarifies the accounting for transactions that result in a step-up in the tax basis of goodwill. The standard is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2020, with early adoption permitted. Adoption of the standard requires certain changes to be made prospectively, with some changes to be made retrospectively. This guidance was effective for us beginning January 1, 2021. The adoption of this standard did not have a material effect on our consolidated financial statements.

Management does not believe that any other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the accompanying consolidated financial statements.

Accounting Standards Issued, Not Adopted

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments – Credit Losses: Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). This ASU requires measurement and recognition of expected credit losses for financial assets. ASU 2016-13 also requires new disclosures for financial assets measured at amortized cost, loans and available-for-sale debt securities. ASU 2016-13 is effective for the Company beginning January 1, 2023. Entities will apply the standard's provisions as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is adopted. The Company is currently evaluating the potential effect of this standard on its consolidated financial statements. The Company does not expect this standard to have a material impact on its consolidated financial statements.

F-17

There are other various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company's financial position, results of operations or cash flows.

The Company evaluates events that have occurred after the balance sheet date but before the consolidated financial statements are issued.  Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the consolidated financial statements, except as disclosed below.

4. Fair value measurements

The following tables present information about the Company’s financial instruments measured at fair value on a recurring basis and indicate the level of the fair value hierarchy used to determine such fair values:

December 31, 2021	Level 1	Level 2	Level 3	Total
SAFEs	$—	$—	$163,000	$163,000

	$—	$—	$163,000	$163,000

December 31, 2020	Level 1	Level 2	Level 3	Total
SAFEs	—	—	163,000	163,000

	$—	$—	$163,000	$163,000

The value for the SAFE balances are based on significant inputs not observable in the market, which represents a Level 3 measurement within the fair value hierarchy.

During the years ended December 31, 2021 and 2020, there were no transfers between Level 1, Level 2 and Level 3.

5. Accounts Receivable

Accounts receivable was $10,590 and $6,269 at December 31, 2021 and 2020, respectively. The Company had bad debt expense of $3,140 and $5,688 during the years year ended December 31, 2021 and 2020, respectively.

6. Inventory

Inventory, consisting of material, overhead, labor, and manufacturing overhead, is stated at the lower of cost (first-in, first-out) or market, and consists of the following:

	December 31,	December 31,
	2021	2020
Raw materials	$163,583	$130,444
Finished goods	121,341	249,424
Packaging	96,541	94,569
Shrinkage reserve	(19,960)	-
Total	$361,505	$474,437

7. Prepaid expenses and other current assets

Prepaid expenses and other current assets consisted of the following at December 31, 2021 and 2020:

	December 31,	December 31,
	2021	2020
Deposits and retainers	$34,801	52,360
Prepaid expenses	42,727	54,356
Total	$77,528	$106,716

F-18

Deposits consist of amounts paid in advance for the acquisition of inventory. Prepaid expenses consist primarily of prepaid insurance premiums.

8. Property, plant, and equipment

Property, plant and equipment consisted of the following at December 31, 2021 and 2020:

	December 31,	December 31,
	2021	2020
Computer equipment	$20,669	$20,669
Machinery & equipment	30,081	29,613
Furniture	54,265	54,265
Leasehold improvements	11,067	11,067
Vehicles	-	2,043
Less: accumulated depreciation	(75,420)	(59,671)
Property and equipment, net	$40,662	$57,986

The Company made payments in the amounts of $572 and $14,428 for property and equipment during the years ended December 31, 2021 and 2020, respectively.

Depreciation expense totaled $17,896 and $17,592 for the years ended December 31, 2021 and 2020, respectively.

9. Accrued Liabilities

Accrued liabilities consist of the following:

	December 31,	December 31,
	2021	2020
Payroll and related	$7,998	13,053
Sales taxes	-	3,741
Total	$7,998	$16,794

10. Right of use assets and lease liabilities – operating lease

The Company had an operating lease for approximately 80,164 square feet of warehouse and office space in Carlsbad, California. The initial term of this lease was from April 1, 2019 through March 31, 2024. In September 2021, this lease was cancelled, and the Company now leases its office and warehouse facilities under a month-to-month agreement.

F-19

The Company’s lease expense for the years ended December 31, 2021 and December 31, 2020 was comprised entirely of operating leases and amounted to $102,241 and $160,247, respectively. The Company’s ROU asset amortization for the years ended December 31, 2021 and December 31, 2020 was $452,573 and $135,308, respectively. The difference between the lease expense and the associated ROU asset amortization consists of interest.

Right of use assets – operating leases are summarized below:

	December 31, 2021	December 31, 2020
Office and warehouse	$-	$452,573
Right to use assets, net	$-	$452,573

Operating lease liabilities are summarized below:

	December 31, 2021	December 31, 2020
Office and warehouse	$-	$452,573
Lease liability	$-	$452,573
Less: current portion	-	(137,146)
Lease liability, non-current	$-	$315,427

11. Notes and loans payable

	December 31, 2021	December 31, 2020

Note payable to ClassicPlan Premium Financing, Inc. for the financing of general liability insurance (the “ClassicPlan Note”) in the original amount of $3,422 dated October 27, 2020 and due August 27, 2021. Principal payments of $376 plus interest at the rate of 15% are due monthly. During the year ended December 31, 2021, the Company made payments of principal and interest on this note in the amounts of $2,661 and $0, respectively; during the year ended December 31, 2020, the Company made payments of principal and interest on this note in the amounts of $2,661 and $76, respectively.	$-	$2,661

Formula Funding Future Receivables Sale and Purchase Agreement (the “Formula Funding Agreement”), dated November 27, 2019. Pursuant to the Formula Funding Agreement, the Company received the amount of $55,000 from Formula Funding, in exchange for 8% of each and every sum from future sales up to the amount of $80,850. The term of the Formula Funding Agreement does not have a fixed duration; the Formula Funding Agreement will expire when all sums due to Formula Funding have been paid. The Company made payments under the Formula Funding Agreement of $23,533 and $9,354 during the years ended December 31, 2021 and 2020, respectively.

	14,256	37,789

Note payable to American Express in the original amount of $50,000 (the “American Express Note”). Principal payments of $1,782, including interest at the rate of 17% are due monthly through December 1, 2021. During the year ended December 31, 2021, the Company made payments of principal and interest on this note in the amounts of $14,620 and $1,852, respectively; during the year ended December 31, 2020, the Company made payments of principal and interest on this note in the amounts of $9,310 and $4,348, respectively.	10,901	25,521

F-20

Credibly Receivables Purchase Agreement (the “Credibly Agreement”), dated August 23, 2019. Pursuant to the Credibly Agreement, the Company received the amount of $94,800 from Credibly, in exchange for 9% of future receivables up to the amount of $129,876. The term of the Credibly Agreement is for one year and will automatically renew yearly until all outstanding obligations to Credibly have been paid in full. The Company made payments under the Credibly Agreement of $19,394 and $13,745 during the years ended December 31, 2021 and 2020, respectively.	34,998	54,392

Loan payable to Bank of America dated May 1, 2020 pursuant to the Paycheck Protection Program (the “PPP Loan 1”) established under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) in the principal amount of $148,868. The term of the loan is two years, and the annual interest rate is 1%. Under the terms of the CARES Act, PPP Loan recipients can apply for, and be granted forgiveness for, all or a portion of loans granted under the Paycheck Protection Program. During the year ended December 31, 2021 and 2020, the Company accrued interest in the amount of $330 and $979, respectively. Effective March 18, 2021, the entire principal amount due under this loan of $148,868 and accrued interest of $1,309 was forgiven. The Company recorded a gain on forgiveness of debt in the amount of $150,177 during the year ended December 31, 2021.

	-	148,868

Loan payable to Bank of America dated February 19, 2021 pursuant to the Paycheck Protection Program (the “PPP Loan 2”) established under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) in the principal amount of $154,745. The term of the loan is two years, and the annual interest rate is 1%. Under the terms of the CARES Act, PPP Loan recipients can apply for, and be granted forgiveness for, all or a portion of loans granted under the Paycheck Protection Program. Effective October 29, 2021, the entire principal amount due under this loan of $154,745 was forgiven and the Company recorded a gain on forgiveness of debt in the amount of $154,745 during the year ended December 31, 2021.

	-	-

Total	$60,155	$269,231

Current portion	$60,155	$269,231
Long-term maturities	-	-
Total	$60,155	$269,231

12. Notes and loans payable – related parties

	December 31, 2021	December 31, 2020

Note payable to Katarina Maloney, the Company’s Chief Executive Officer, (the “Maloney Note”) dated October 22, 2017, in the original amount of $411,174, bearing an interest rate of 8% per year and due on demand. Borrowings in the amount of $17,744 and $0 were made on the Maloney Note during the years ended December 31, 2021 and 2020, respectively; principal payments of $18,388 and $18,416 were made on this note during the years ended December 31, 2021 and 2020, respectively. During the year ended December 31, 2021, principal was also decreased by $2,000 as payment for 10,000,000 shares of Series A Preferred Stock issued to Ms. Maloney. Interest in the amount of $31,166 and $31,463 was accrued on this note during the years ended December 31, 2021 and 2020, respectively.

	$389,569	$392,214

Note payable to Katarina Maloney, a related party, (the “Maloney Note”) dated October 22, 2017, in the original amount of $100,000, bearing an interest rate of 8% per year and due on demand. Principal payments of $0 and $41,936 were made on this note during the years ended December 31, 2021 and 2020, respectively; interest in the amount of $4,645 and $4,658 was accrued on this note during the years ended December 31, 2021 and 2020, respectively.	58,064	58,064

Total	$447,633	$450,278

Current portion	$447,633	$450,278
Long-term maturities	-	-
Total	$447,633	$450,278

F-21

13. Simple Agreement for Future Equity—SAFE

On July 21, 2020, the Company entered into the SAFE Transaction with three investors (the “SAFE Investors”).  The SAFE transaction consists of a stock purchase agreement and simple agreement for future equity. A single agreement was entered into which consisted of the following terms:

•	In exchange for $299,000 the Company agreed to issue to the SAFE Investors common shares or membership interests in the Company equal to an aggregate 23.75% of all membership interests or common shares outstanding on a fully diluted basis (“Purchased Shares”).
•	The funding is to be used only for purchasing a public company to complete a going public transaction (the “Transaction”) for the Company through a reverse merger/share exchange process into a public company (“Pubco”).
•	The SAFE Investor’s ownership interest in Pubco is subject to anti-dilution provisions such that the SAFE Investors shall receive additional shares in any dilution event including dividends, stock splits, merger, consolidation, asset sales, issuance of shares, etc.
•	The SAFE Investors received a put option for the payment of $1,000. If any government agency proceeds with an action that challenges the going public transaction that is not cured to the reasonable satisfaction of the Investors, the Company shall refund the Investors $299,000. In this event, any shares issued to the Investors shall be automatically cancelled.
•	The Company was obligated to use the funds for the process of completing the Transaction.
•	The $300,000 cash contribution by the Investors shall be repaid upon capital raises after the Transaction or by MCNB, payable in tranches as follows: (i) $100,000 when $1,500,000 is raised; (ii) an additional $100,000 when $3,000,000 is raised; (iii) the final $100,000 when $5,000,000.
•	If the Transaction is aborted or fails at any time, the Company shall return the $300,000 to the Investors. If the failure is due to actions or inactions of the Company, the Company shall pay the Investors an additional $20,000. Upon this condition, the equity issued to the Investors shall be cancelled.

To determine how to account for the issuance of the Shares and Promissory Note entered into on July 21, 2020, we reviewed the following authoritative accounting literature:

1. Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) 470, Debt (“ASC 470”)

2. FASB ASC 480, Distinguishing Liabilities from Equity (“ASC 480”)

3. FASC ASC 815, Derivative and Hedging (“ASC 815”)

Based on the terms of the transaction, we considered this as two related transactions consisting of an equity and debt securities:

(1) The issuance of an equity interest in MCNB would be registered as part of the PubCo transaction (“Equity Investment” or “Purchased Shares”); and (2) A non-interest bearing promissory note due upon future financing, with a put option (“Debt Investment” or “Promissory Note”).

Valuation of the Equity Investment

We utilized a market approach to determine the enterprise value of the Company, and reduced this value by a discount for lack of marketability. The fair value of the purchased shares under this approach was determined to be $137,000.

Valuation of the Other Liability Investment

The fair value of the Other Liability was valued using a Probability–Weighted Expected Return Method since they consider the effects of the liquidation preferences and the liquidation time frame. The scenarios which we applied a Probability–Weighted Expected Return Method (PWERM) included the following Liquidity events:

A: The transaction to IPO fails and the note becomes due and payable. This scenario was estimated to occur 15% of the time. Under this scenario, the company is expected to be insolvent and the return to the note holder is expected to be zero.

B: The put option is exercised by the Investors. This scenario was estimated to occur 5% of the time. Under this scenario, the company is expected to be distressed and the return to the note holder is expected to be zero.

C: The IPO transaction is completed. This scenario is estimated to occur 80% of the time. Under this scenario, the company is expected to pay the note as capital is raised

The fair value of the other liability under this approach was determined to be $163,000.

F-22

14. Stockholders’ equity

Common stock

The Company has authorized 750,000,000 shares of common stock, $0.00001 par value. The Company had 100,000,000 and 98,750,000 shares of common stock issued and outstanding at December 31, 2021 and 2020, respectively.

Common stock transactions during the year ended December 31, 2021

During the year ended December 31, 2021, the Company issued 1,000,000 shares of common stock for services, at a fair value of $100,000 ($0.01 per share).

During the year ended December 31, 2021, the Company sold 250,000 shares of common stock for gross proceeds of $25,000 ($0.10 per share).

Common stock transactions during the year ended December 31, 2020

During the year ended December 31, 2020, the Company issued 56,414,550 shares of common stock for services to a related party, at a fair value of $19,745,093 ($0.35 per share).

During the year ended December 31, 2020, the Company issued 4,749,999 shares of common stock for services, at a fair value of $59,850 ($0.0126 per share).

On May 6, 2020, the Company committed to issue 500,000 shares of common stock with fair value of $175,000 to an employee pursuant to an employment agreement.  The Company issued 50,000 of these shares on May 6, 2020, and credited the amount of $1 and $17,500 to common stock and additional paid-in capital, respectively; the value of the 450,000 unissued shares was credited to stock payable in the amount of $157,500, based on a price per share of $0.35.

In July 2020 the Company issued an aggregate of 23,750,000 shares of common stock to the SAFE investors pursuant to the SAFE transaction. The Company credited the amount of $238 and $136,762 to common stock and membership interests, respectively.

On July 21, 2020, the Company entered into the SAFE Transaction with three investors (the “SAFE Investors”) (see note 11).  The SAFE transaction consists of a stock purchase agreement and simple agreement for future equity. A single agreement was entered into which consisted of the following terms:

F-23

•

In exchange for $299,000 the Company agreed to issue to the SAFE Investors common shares or membership interests in the Company equal to an aggregate 23.75% of all membership interests or common shares outstanding on a fully diluted basis (“Purchased Shares”).

•	The funding is to be used only for purchasing a public company to complete a going public transaction (the “Transaction”) for the Company.
•

The SAFE Investor’s ownership interest in Pubco is subject to anti-dilution provisions such that the SAFE Investors shall receive additional shares in any dilution event including dividends, stock splits, merger, consolidation, asset sales, issuance of shares, etc.

•

The SAFE Investors received a put option for the payment of $1,000. If any government agency proceeds with an action that challenges the going public transaction that is not cured to the reasonable satisfaction of the Investors, the Company shall refund the Investors $299,000. In this event, any shares issued to the Investors shall be automatically cancelled.

•	The Company was obligated to use the funds for the process of completing the Transaction.
•

The $300,000 cash contribution by the Investors shall be repaid upon capital raises after the Transaction or by MCNB, payable in tranches as follows: (i) $100,000 when $1,500,000 is raised; (ii) an additional $100,000 when $3,000,000 is raised; (iii) the final $100,000 when $5,000,000 is raised.

•

If the Transaction is aborted or fails at any time, the Company shall return the $300,000 to the Investors. If the failure is due to actions or inactions of the Company, the Company shall pay the Investors an additional $20,000. Upon this condition, the equity issued to the Investors shall be cancelled.

To determine how to account for the issuance of the Shares and Promissory Note entered into on July 21, 2020, we reviewed the following authoritative accounting literature:

1. Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) 470, Debt (“ASC 470”)

2. FASB ASC 480, Distinguishing Liabilities from Equity (“ASC 480”)

3. FASC ASC 815, Derivative and Hedging (“ASC 815”)

Based on the terms of the transaction, we considered this as two related transactions consisting of an equity and debt securities:

(1) The issuance of an equity interest in MCNB would be registered as part of the PubCo transaction (“Equity Investment” or “Purchased Shares”); and (2) A non-interest bearing promissory note due upon future financing, with a put option (“Debt Investment” or “Promissory Note”).

F-24

Valuation of the Equity Investment

We utilized a market approach to determine the enterprise value of the Company, and reduced this value by a discount for lack of marketability. The fair value of the purchased shares under this approach was determined to be $137,000.

Valuation of the Debt Investment

The fair value of the Debt Instrument was valued using a Probability–Weighted Expected Return Method since they consider the effects of the liquidation preferences and the liquidation time frame. The scenarios which we applied a Probability–Weighted Expected Return Method (PWERM) included the following Liquidity events:

A: The transaction to IPO fails and the note becomes due and payable. This scenario was estimated to occur 15% of the time. Under this scenario, the company is expected to be insolvent and the return to the note holder is expected to be zero.

B: The put option is exercised by the Investors. This scenario was estimated to occur 5% of the time. Under this scenario, the company is expected to be distressed and the return to the note holder is expected to be zero.

C: The IPO transaction is completed. This scenario is estimated to occur 80% of the time. Under this scenario, the company is expected to pay the note as capital is raised

The fair value of the debt instrument under this approach was determined to be $163,000.

Preferred Stock

The Company is authorized to issue 50,000,000 shares of Preferred stock, par value $0.00001.  The Company has designated 10,000,000 shares of preferred stock as Series A. The Series A Preferred Stock has voting rights in an amount equal to 90.01% of the total vote with respect to any and all matters presented to the stockholders. The Series A Preferred Stockholders also are entitled to elect all of the Company’s directors and remove from office such directors.

Preferred stock transactions during the year ended December 31, 2021

On December 7, 2021, the Company issued 10,000,000 shares of Series A Preferred stock to its Chief Executive Officer for cash of $2,000. This amount was deducted from the note payable due to the Chief Executive Officer.

Preferred stock transactions during the year ended December 31, 2020

None.

15. Income taxes

The Company accounts for income taxes under FASB ASC 740-10, which provides for an asset and liability approach of accounting for income taxes. Under this approach, deferred tax assets and liabilities are recognized based on anticipated future tax consequences, using currently enacted tax laws, attributed to temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts calculated for income tax purposes.

F-25

The provision (benefit) for income taxes for the years ended December 31, 2021 and 2020 consist of the following:

	2021	2020

Current	$-	$-
Deferred	-	-
Total	$-	$-

Deferred income taxes reflect the tax impact of temporary differences between the amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws and regulations.  The tax effects of the temporary differences that give rise to the Company’s estimated deferred tax assets and liabilities are as follows:

	Year Ended December 31,
	2021	2020
Federal and state statutory tax	27.6%	27.6%
Net operating loss carryforward	$358,000	$294,000
Valuation allowance for deferred tax assets	(358,000)	(294,000)
Deferred tax assets	$-	$-

The total net operating loss carryforward at December 31, 2021 was $1,295,663.

Deferred income tax assets result primarily from an accumulation of net operating loss carryforwards for income tax purposes with a valuation allowance applied against the carryforwards for book purposes.  These net operating losses will expire in various years through 2037.

The provision (benefit) for income taxes for the period from inception to December 31, 2021 consist of the following:

F-26

December 31, 2021

Current	$-
Deferred	-
Total	$-

The provision (benefit) for income taxes differs from the amount of income tax determined by applying the applicable statutory income tax rate of 27.6% for the years ended December 31, 2021 and 2020 to the loss before taxes as a result of the following differences:

	December 31,
	2021	2020
Loss before income taxes	$(220,185)	$(670,683)
Statutory tax rate	27.6%	27.6%
Total benefit at statutory tax rate	(60,771)	(185,109)
Change in valuation allowance	60,771	185,109
Income tax expense	$-	$-

16. Related party transactions

On July 21, 2020, the Company entered into the SAFE Transaction with three investors (the “SAFE Investors”). A single agreement was entered into; one of the SAFE Investors is a related party. The SAFE transaction consists of a stock purchase agreement and simple agreement for future equity (see Note 13).

As of December 31, 2021 and 2020, the Company has accounts payable due to a related party in the amount of $100,000 and $60,000, respectively; for consulting expenses related to the Company going public. These amounts are included in accounts payable on the Company’s balance sheet.

17. Subsequent events

On December 6, 2020, the Company agreed to acquire MCNB USA Corporation, which took place by way of a reverse triangular merger. In connection with the merger, each outstanding share of MCNB USA was converted into 100,000 shares of MNCB Holding Corporation’s common stock. The merger was finalized on July 21, 2022. This conversion process took place retroactively.

F-27

MCNB HOLDING CORPORATION

CONSOLIDATED BALANCE SHEETS

	September 30, 2022	December 31, 2021

ASSETS

Current assets
Cash and cash equivalents	$2,338	$5,631
Cash restricted	129,037	161,565
Accounts receivable	957	10,590
Inventory, net	283,056	361,505
Prepaid expenses and other current assets	14,746	77,528
Total Current Assets	430,134	616,819

Property, plant, and equipment	30,459	40,662
Other assets	765	765
Total non-current assets	31,224	41,427
Total assets	$461,358	$658,246

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$659,262	$603,962
Accounts payable – related party	96,100	100,000
Accrued liabilities	5,480	7,998
Accrued interest – current portion	26,872	24,688
Accrued interest RP	184,234	161,524
Deferred revenue	124,492	122,079
Notes payable, current portion	51,378	60,155
Notes payable – related party, current portion	352,278	447,633
Total current liabilities	1,500,096	1,528,039
Long term liabilities
Other liability - SAFE agreement – related party	163,000	163,000
Total non-current liabilities	163,000	163,000
Total liabilities	1,663,096	1,691,039

Stockholders' equity
Common stock, $0.00001 par value, 750,000,000 shares authorized, 100,000,000 shares issued and outstanding as of September 30, 2022 and December 31, 2021	1,000	1,000
Common stock - Membership interests	136,762	136,762
Preferred stock, 50,000,000 shares authorized, $0.00001 par value; 10,000,000 shares designated Series A; 10,000,000 shares issued and outstanding at September 30, 2022 and December 31, 2021	100	100
Stock payable	157,500	157,500
Additional paid-in capital	20,650,313	20,650,313
Retained Earnings	(22,147,413)	(21,978,468)
Total stockholders' equity	(1,201,738)	(1,032,793)
Total liabilities and stockholders' equity	$461,358	$658,246

The accompanying notes form an integral part of these financial statements.

F-28

MCNB HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the	For the
	Nine Months Ended	Nine Months Ended
	September 30,	September 30,
	2022	2021

Revenue	$240,130	$328,081
Cost of goods sold	(144,740)	(213,999)
Gross profit	95,390	114,082

Operating expenses:
General and administrative	(220,341)	(473,201)

Total operating expenses	(220,341)	(473,201)

Net Operating Income (Loss)	(124,951)	(359,119)

Other income (expense):
Interest expense	(43,994)	(43,206)
Gain on forgiveness of debt	-	150,177
Other non-operating income	-	1,177
Total other income (expense)	(43,994)	108,148

Income before provision for income taxes	(168,945)	(250,971)

Provision for income taxes	-	-

Net income (loss)	$(168,945)	$(250,971)

Net income (loss) per share - basic and diluted	$(0.00)	$(0.00)

Weighted average shares outstanding - basic and diluted	100,000,000	98,750,000

The accompanying notes form an integral part of these financial statements.

F-29

MCNB HOLDING CORPORATION

CONSOLIDATED STATEMENT OF STOCKHOLDERS ’ DEFICIENCY

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021

(UNAUDITED)

									Total
							Additional		Stockholder's
	Common Stock		Series A Preferred Stock		Member	Stock	Paid-In	Accumulated	Equity
	Shares	Amount	Shares	Amount	Interest	Payable	Capital	Deficit	(Deficit)

Balance, December 31, 2020	98,750,000	$988	-	$-	$136,762	$157,500	$20,523,425	$(21,644,437)	$(825,762)
					-
Net loss for the three months ended March 31, 2021	-	-	-	-	-	-	-	(63,172)	(63,172)
Balance, March 31, 2021	98,750,000	$988	-	$-	$136,762	$157,500	$20,523,425	$(21,707,609)	$(888,934)
Net loss for the three months ended June 30, 2021	-	-	-	-	-	-	-	(128,988)	(128,988)
Balance, June 30, 2021	98,750,000	$988	$-	$-	$136,762	$157,500	$20,523,425	$(21,836,595)	$(1,017,920)
Common stock issued for cash	250,000	2	-	-	-	-	24,998	-	25,000
Net loss for the three months ended September 30, 2021	-	-	-	-	-	-	-	(58,813)	(58,813)
Balance, September 30, 2021	99,000,000	$990	-	$-	$136,762	$157,500	$20,548,423	$(21,895,408)	$(1,051,733)
Balance, December 31, 2021	100,000,000	$1,000	10,000,000	$100	$136,762	$157,500	$20,650,313	$(21,978,468)	$(1,032,793)
Net loss for the three months ended March 31, 2022	-	-	-	-	-	-	-	(103,274)	(103,274
Balance, March 31, 2022	100,000,000	$1,000	10,000,000	$100	$136,762	$157,500	$20,650,313	$(22,081,742)	$(1,136,067)
Net loss for the three months ended June 30, 2022	-	-	-	-	-	-	-	(79,787)	(79,787)
Balance, June 30, 2022	100,000,000	$1,000	$10,000,000	$100	$136,762	$157,500	$20,650,313	$(22,161,529)	$(1,215,854)
Net income for the three months ended September 30, 2022	-	-	-	-	-	-	14,113	14,116	14,116
Balance, September 30, 2022	100,000,000	$1,000	$10,000,000	$100	$136,762	$157,500	$20,650,313	$(22,147,413)	$(1,201,738)

The accompanying notes form an integral part of these financial statements.

F-30

MCNB HOLDING CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the	For the
	Nine Months Ended	Nine Months Ended
	September 30,	September 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(168,945)	$(250,971)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation expense	10,203	14,235
Gain on forgiveness of debt	-	(150,177)
Changes in assets and liabilities:
Accounts receivable	9,633	(13,830)
Inventory	78,449	(31,685)
Prepaid Expenses	62,782	16,310
Right to use asset	-	102,686
Other assets	-	(13,839)
Accrued expenses	(2,518)	837
Accounts payable	(43,955)	181,235
Deferred revenue	2,413	93,612
Accrued interest	2,184	(14,229)
Accrued interest, related party	22,710	26,513
Lease liability	-	(102,686)
Net cash provided by (used in) operating activities	(27,044)	(141,989)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	-	(469)
Net cash provided by (used in) financing activities	-	(469)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	-	25,000
Proceeds from loans	-	154,744
Repayment of debt	(8,777)	(52,119)

Net cash provided by (used in) financing activities	(8,777)	127,625

Net Increase (Decrease) in cash and cash equivalents	(35,821)	(14,833)

Cash and restricted cash at beginning of period	167,196	206,158

Cash and restricted cash at end of period	$131,375	$191,325

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$-	$-
Income taxes paid	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Related party debt settled with accounts payable	$95,355	$-

The accompanying notes form an integral part of these financial statements.

F-31

MCNB HOLDING CORPORATION

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022 AND SEPTEMBER 30, 2021

1. Business Organization and Nature of Operations

Background and Corporate Structure

The Company was incorporated in the State of Nevada on December 3, 2020. However, the origins of the Company can be traced back to September 10, 2015 with the inception of Mathco Health Corporation . Mathco Health Corporation, a Delaware corporation, was engaged in the business of wholesale and retail CBD distribution and production. On December 31, 2019, Mathco Health Corporation entered into an asset purchase agreement with MCNB USA, a Delaware corporation . MCNB USA was formed on November 14, 2019. Pursuant to the asset purchase agreement, MCNB USA purchased all of Mathco’s rights and assets , in exchange for 702.0001 restricted shares of MCNB

USA’s common stock. On December 6, 2020, the Company agreed to acquire MCNB USA Corporation, which took place by way of a triangular merger. In connection with the merger, each outstanding share of MCNB USA was converted into 100,000 shares of MNCB Holding Corporation’s common stock. The merger was finalized on July 15, 2022.

Effective as of April 15, 2021, the Company , along with Labyrinth Sphere, Inc., a Nevada corporation, formed two subsidiaries: Canna Minds, Inc., a Nevada corporation, and Mind Therapeutics, Inc., a Nevada corporation.

Company Description

The company is in the business of developing, producing, marketing, and selling high-quality consumer products containing the hemp plant extract, Cannabidiol (“CBD”). The company sells to numerous consumer markets including the nutraceutical, cosmetic, and pet care sectors. The company seeks to take advantage of an emerging worldwide trend to re-energize the production of industrial hemp and promote its many benefits.

We provide multiple high-quality CBD products in a variety of forms. From capsules and sublingual sprays to topical salves and highly refined hemp oils, we are committed to delivering the highest-quality line of CBD products to ensure customers consistently experience the results they expect. In addition to our retail products, we provide white label service to a number of large domestic and international retailers.

Beyond our existing product line, we are committed to innovation and are constantly working to develop exciting new products to expand the market and bring new CBD delivery systems to customers. The market for hemp-derived products is expected to increase exponentially over the next five years. With our high-quality products and industry experience, we are well positioned to be a dominant player in the CBD industry.

MCNB Holding invests in innovative technologies, legal medical cannabis products, CBD, and psychedelic to provide alternative care to consumers.

F-32

The Company studies the treatment of mental health medical conditions with brain wave and biometrics data clinical trials using micro dosing and trip dosing of psychedelics, hemp, and cannabis. This is important to progress clinical research to understand exactly how a brain reacts during stress, pain, and mental disorder with a goal to develop scientifically proven therapies for mental conditions.

We concentrate on anxiety, depression, addiction, and PTSD with the growing mental health crisis.

Psychedelic Therapy

As an ever-evolving business, we are expanding into the psychedelic therapy space. We plan to begin with developing treatments based on THC, psilocybin/mushrooms, DMT/ayahuasca, MDMA, ketamine, organic opiates, and LSD with continued vertical integration of the supply chain learned from the established CBD core business.

 The Company plans to launch Mood Bar Clinics, which is a massage envy franchise with a focus on mental health and brain-biohacking. Some of the income that is generated through the sale of our CBD products will be used to fund the research for the Mood Bar project. Specifically, the Company will engage in clinical studies during which we will conduct brain scans using Quantitative Electroencephalography and Event-Related Potential biotechnology to track scientifically the changes in brain function due to various interventions such as neurofeedback and medication. The clinical trials will be designed to identify the efficacious micro dosing and trip dosing of psychedelics, hemp, cannabis, and other supplements for a given individual using brain wave and biometrics data. The explicit goal of the immediate research is to obtain approval on novel drugs in the cannabis space and one in the psilocybin space. The results of our clinical research will help us understand exactly how a brain reacts during stress, pain, and mental disorders in order to develop scientifically proven therapies for mental conditions.

2. Financial Condition and Going Concern

While these consolidated financial statements have been prepared on the basis of accounting principles applicable to a going concern, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business, adverse conditions could cast doubt upon the validity of this assumption. At September 30, 2022 the Company has a working capital deficit in the amount of $1,069,962, and has incurred losses since inception resulting in an accumulated deficit of $22,147,413. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for one year from the issuance of the audited financial statements.

Through September 30, 2022, the Company has raised gross proceeds in the amount of $330,204 from loans and an additional $300,000 from the sale of a Simple Agreement for Future Equity (the “Safe Agreement”). In order to meet its corporate and administrative expenses for the coming year, the Company will be required to raise funds through additional financing. Although the Company has been successful in raising funds, there is no certainty that the Company will be successful in the future.

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If the going concern assumption was not appropriate for these financial statements, then adjustments might be necessary to the carrying values of assets and liabilities, the reported loss and the balance sheet classifications used. These adjustments could be material. The accompanying financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

3.  Summary of Significant Accounting Policies

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in US dollars. The Company has adopted a fiscal year end of December 31st.

Principals of Consolidation

The accompanying consolidated financial statements include the accounts of MCNB Holding and its subsidiaries MCNB USA, Mind Therapeutics, and Canna Minds. All material intercompany transactions have been eliminated upon consolidation of these entities.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, cash and cash equivalents includes demand deposits, saving accounts and money market accounts. The Company considers all highly liquid debt instruments with maturities of three months or less when purchased to be cash and cash equivalents. The Company had cash, cash equivalents, and restricted cash of $143,121 and $167,196 as of September 30, 2022 and December 31, 2021, respectively.

Restricted Cash

Restricted cash consists of an escrow account containing funds received from investors to be used for expenses related to the Company becoming a publicly traded company. As of September 30, 2022 and December 31, 2021, restricted cash amounts were $129,037 and $161,565, respectively.

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Allowance for Doubtful Accounts

The Company evaluates the collectability of its accounts receivable considering a combination of factors. In circumstances where it is aware of a specific customer’s inability to meet its financial obligations to it, the Company records a specific reserve for bad debts against amounts due in order to reduce the net recognized receivable to the amount it reasonably believes will be collected. For all other customers, the Company recognizes reserves for bad debts based on past write-off experience and the length of time the receivables are past due. The Company had $725 and $218 in bad debt expense during the nine months ended September 30, 2022 and 2021, respectively.

Inventory

Inventories are stated at the lower of cost or market. Cost is determined using a perpetual inventory system whereby costs are determined by acquisition costs of individual items included in inventory. Market is determined based on net realizable value. Appropriate consideration is given to obsolescence, excessive levels, deterioration, and other factors in evaluating net realizable values. Our inventory consists of finished goods, including CBD oils, palms, and salves, raw materials, and packaging.

Property, Plant, and Equipment

Property, plant and equipment is recorded at the lower of cost or estimated net recoverable amount. Property acquired in a business combination is recorded at estimated initial fair value. Property, plant, and equipment are depreciated using the straight-line method based on the lesser of the estimated useful lives of the assets or the lease term based upon the following life expectancy:

Years
Computers and office equipment	5
Furniture & fixtures	7
Vehicles	5
Leasehold improvements	Term of lease

Comprehensive Income

ASC 220-10-15 “Reporting Comprehensive Income,” establishes standards for reporting and displaying of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, ASC 220-10-15 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.  As of September 30, 2022 and 2021, the Company reported no comprehensive income or loss.

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Concentrations of Credit Risk

The Company maintains its cash in bank deposit accounts and other accounts, the balances of which at times may be uninsured or exceed federally insured limits. From time to time, some of the Company’s funds are also held by escrow agents; these funds may not be federally insured. The Company continually monitors its banking relationships and consequently has not experienced any losses in such accounts.

Advertising and Marketing Costs

All costs associated with advertising and promoting products are expensed as incurred. Total recognized advertising and marketing expenses were $11,752 and $18,328 for the nine months ended September 30, 2022 and 2021, respectively.

Research and Development

Research and development expenses are charged to operations as incurred. The Company incurred research and development costs of $0 for the nine months ended September 30, 2022 and 2021.

Fair Value of Financial Instruments

Pursuant to Accounting Standards Codification (“ASC”) No. 825 - Financial Instruments, the Company is required to estimate the fair value of all financial instruments included on its balance sheets. The carrying amounts of the Company’s cash and cash equivalents, notes receivable, convertible notes payable, accounts payable and accrued expenses, none of which is held for trading, approximate their estimated fair values due to the short-term maturities of those financial instruments.

A three-tier fair value hierarchy is used to prioritize the inputs in measuring fair value as follows:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable, either directly or indirectly.

Level 3 - Significant unobservable inputs that cannot be corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

Simple Agreement for Future Equity—SAFE

The Company accounts for SAFEs at fair value in accordance with ASC 480. The SAFEs are subject to revaluation at the end of each reporting period, with changes in fair value recognized in the accompanying combined consolidated statements of operations (see Note 13).

Net Loss per Common Share

The Company computes net loss per share under Accounting Standards Codification subtopic 260-10, Earnings Per Share (“ASC 260-10”). Basic net income (loss) per common share is computed by dividing net loss by the weighted average number of shares of common stock. Diluted net loss per share is computed using the weighted average number of common and common stock equivalent shares outstanding during the period. There is no effect on diluted loss per share since there are no common stock equivalents outstanding as of September 30, 2022.

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Revenue Recognition

The Company recognizes revenue when delivery of goods has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is reasonably assured.

Effective June 1, 2018, the Company adopted ASC 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from commercial sales of products by applying the following steps: (1) identifying the contract with a customer; (2) identifying the performance obligations in the contract; (3) determining the transaction price; (4) allocating the transaction price to each performance obligation in the contract; and (5) recognizing revenue when each performance obligation is satisfied. For the comparative periods, revenue has not been adjusted and continues to be reported under ASC 605 — Revenue Recognition. Under ASC 605, revenue is recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the performance of the service has been rendered to a customer or delivery has occurred; (3) the amount of fee to be paid by a customer is fixed and determinable; and (4) the collectability of the fee is reasonably assured. There was no impact on the Company’s financial statements as a result of adopting Topic 606 for the nine months ended September 30, 2022.

Cost of Goods Sold

Cost of goods sold includes all costs which are directly related to the generation of revenue. These costs primarily include inventory, production labor, packaging, shipping, warehouse tools, equipment, and expenses, as well as inventory overhead and quality control inspection.

Selling, general, and administrative expenses

Selling, general, and administrative expenses include all other costs which support the Company’s operations but are not included as a cost of sales. These primarily consist of payroll, facility costs such as rent and utilities, selling expenses such as commissions and advertising, amortization of intangible assets, depreciation, and other administrative costs including professional fees and costs associated with non-cash stock compensation. Advertising costs are expensed as incurred.

Deferred Revenue

Certain customer arrangements in the Company’s business result in deferred revenues when cash payments are received in advance of performance. The Company records a liability for advance payments as cash is received, and the liability is reduced when the product is delivered. As of September 30, 2022 and December 31, 2021 deferred revenues were $124,492 and $122,079, respectively.

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Leases

The Company accounts for leases in accordance with Financial Accounting Standards Board (“FASB”) ASC 842, “Leases”. The Company determines if an arrangement is a lease at inception. Operating lease right-of-use assets (“ROU assets”) and short-term and long-term lease liabilities are included on the face of the consolidated balance sheet. Finance lease ROU assets are presented within other assets, and finance lease liabilities are presented within current and long-term liabilities.

ROU assets represent the right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of the Company’s leases do not provide an implicit rate, the Company uses an incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The operating lease ROU asset also excludes lease incentives. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. The Company has lease agreements with lease and non-lease components, which are accounted for as a single lease component. For lease agreements with terms less than 12 months, the Company has elected the short-term lease measurement and recognition exemption, and it recognizes such lease payments on a straight-line basis over the lease term.  The Company has no long term leases in effect at September 30, 2022.

Stock Based Compensation

We recognize the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the consolidated financial statements over the period during which employees are required to provide services. Share-based compensation cost for stock options are estimated at the grant date based on each option’s fair-value as calculated by the Black-Scholes-Merton (“BSM”) option-pricing model. Share-based compensation arrangements may include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.

Equity instruments issued to those other than employees are recognized pursuant to FASB issued ASU 2018-07, Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. This ASU relates to the accounting for non-employee share-based payments. The amendment in this update expands the scope of Topic 718 to include all share-based payment transactions in which a grantor acquired goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The ASU excludes share-based payment awards that relate to: (1) financing to the issuer; or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under Topic 606, Revenue from Contracts from Customers. The share-based payments are to be measured at grant-date fair value of the equity instruments that the entity is obligated to issue when the goods or service has been delivered or rendered and all other conditions necessary to earn the right to benefit from the equity instruments have been satisfied.

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Comprehensive Income

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive income and its components in the consolidated financial statements. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other consolidated financial statements. As of September 30, 2022, the Company reported no comprehensive income or loss.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that includes the enactment date.

Related Parties

The Company follows the ASC 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the consolidated financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

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Commitments and Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims brought to such legal counsel’s attention as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements.  If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Recently Issued Accounting Pronouncements

In December 2019, the FASB issued ASU No. 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. The Company adopted this standard effective January 1, 2021; the adoption of this standard did not have a material impact on our consolidated financial statements and related disclosures.

In August 2020, the FASB issued ASU 2020-06, “Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40)”. This ASU reduces the number of accounting models for convertible debt instruments and convertible Preferred Stock. As well as amend the guidance for the derivatives scope exception for contracts in an entity’s own equity to reduce form-over-substance-based accounting conclusions. In addition, this ASU improves and amends the related EPS guidance. This standard was effective for us on January 1, 2021, including interim periods within such fiscal year. Adoption is either a modified retrospective method or a fully retrospective method of transition. The adoption of this standard did not have a material effect on our consolidated financial statements.

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In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (“ASU 2018-13”), which eliminates, adds and modifies certain disclosure requirements for fair value measurements. The amendment is effective for interim and annual reporting periods beginning after December 15, 2019. The adoption of this standard did not have a material effect on our consolidated financial statements.

In November 2018, the FASB issued ASU No. 2018-18, Collaborative Arrangements (“ASU 2018-18”), which clarifies the interaction between ASC 808, Collaborative Arrangements and ASC 606, Revenue from Contracts with Customers. Certain transactions between participants in a collaborative arrangement should be accounted for under ASC 606 when the counterparty is a customer. In addition, ASU 2018-18 precludes an entity from presenting consideration from a transaction in a collaborative arrangement as revenue if the counterparty is not a customer for that transaction. ASU 2018-18 should be applied retrospectively to the date of initial application of ASC 606. This guidance was effective for us beginning January 1, 2020. The adoption of this standard did not have a material effect on our consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes: Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which eliminates certain exceptions related to the approach for intraperiod tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. The new guidance also simplifies aspects of the accounting for franchise taxes and enacted changes in tax laws or rates and clarifies the accounting for transactions that result in a step-up in the tax basis of goodwill. The standard is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2020, with early adoption permitted. Adoption of the standard requires certain changes to be made prospectively, with some changes to be made retrospectively. This guidance was effective for us beginning January 1, 2021. The adoption of this standard did not have a material effect on our consolidated financial statements.

Management does not believe that any other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the accompanying consolidated financial statements.

Accounting Standards Issued, Not Adopted

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments – Credit Losses: Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). This ASU requires measurement and recognition of expected credit losses for financial assets. ASU 2016-13 also requires new disclosures for financial assets measured at amortized cost, loans and available-for-sale debt securities. ASU 2016-13 is effective for the Company beginning January 1, 2023. Entities will apply the standard's provisions as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is adopted. The Company is currently evaluating the potential effect of this standard on its consolidated financial statements. The Company does not expect this standard to have a material impact on its consolidated financial statements.

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There are other various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company's financial position, results of operations or cash flows.

The Company evaluates events that have occurred after the balance sheet date but before the consolidated financial statements are issued.  Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the consolidated financial statements, except as disclosed below.

4. Fair value measurements

The following tables present information about the Company’s financial instruments measured at fair value on a recurring basis and indicate the level of the fair value hierarchy used to determine such fair values:

September 30,, 2022	Level 1	Level 2	Level 3	Total
SAFEs	$—	$—	$163,000	$163,000

	$—	$—	$163,000	$163,000

December 31, 2021	Level 1	Level 2	Level 3	Total
SAFEs	—	—	163,000	163,000

	$—	$—	$163,000	$163,000

The value for the SAFE balances are based on significant inputs not observable in the market, which represents a Level 3 measurement within the fair value hierarchy.

During the nine months ended September 30, 2022 and the year ended December 31, 2021, there were no transfers between Level 1, Level 2 and Level 3.

5. Accounts Receivable

Accounts receivable was $957 and $10,590 at September 30, 2022 and December 31, 2021, respectively. The Company had bad debt expense of $725 and $218 during the nine months ended September 30, 2022 and 2021, respectively.

For the nine months ended September 30, 2022, The Company had undeposited funds of $11,746.

6. Inventory

Inventory, consisting of material, overhead, labor, and manufacturing overhead, is stated at the lower of cost (first-in, first-out) or market, and consists of the following:

	September 30,	December 31,
	2022	2021
	(unaudited)
Raw materials	$42,893	$163,583
Finished goods	182,422	121,341
Packaging	57,741	96,541
Shrinkage reserve	-	(19,960)
Total	$283,056	$361,505

7. Prepaid expenses and other current assets

Prepaid expenses and other current assets consisted of the following at  September 30, 2022  and December 31, 2021:

	September 30,	December 31,
	2022	2021
	(unaudited)
Deposits and retainers	$3,000	$34,801
Prepaid expenses	-	42,727
Total	$3,000	$77,528

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Deposits consist of amounts paid in advance for the acquisition of inventory. Prepaid expenses consist primarily of prepaid insurance premiums.

8. Property, plant, and equipment

Property, plant and equipment consisted of the following at September 30, 2022 and December 31, 2021:

	September 30,	December 31,
	2022	2021
	(unaudited)
Computer equipment	$20,669	$20,669
Machinery & equipment	30,081	30,081
Furniture	54,265	54,265
Leasehold improvements	11,067	11,067
Less: accumulated depreciation	(85,623)	(75,420)
Property and equipment, net	$30,459	$40,662

The Company made payments in the amounts of $0 and $469 for property and equipment during the nine months ended September 30, 2022 and 2021, respectively.

Depreciation expense totaled $10,203 and $14,235 for the nine months ended September 30, 2022 and 2021, respectively.

9. Accrued Liabilities

Accrued liabilities consist of the following:

	September 30,	December 31,
	2022	2021
	(unaudited)
Payroll and related	$4,853	$7,998
Other accrued expenses	627	-
Total	$5,480	$7,998

10. Leases

The Company had an operating lease for approximately 80,164 square feet of warehouse and office space in Carlsbad, California. The initial term of this lease was from April 1, 2019 through March 31, 2024. In September 2021, this lease was cancelled, and the Company now leases its office and warehouse facilities under a month-to-month agreement.

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11. Notes and loans payable

	September 30, 2022	December 31, 2021
	(unaudited)

Formula Funding Future Receivables Sale and Purchase Agreement (the “Formula Funding Agreement”), dated November 27, 2019. Pursuant to the Formula Funding Agreement, the Company received the amount of $55,000 from Formula Funding, in exchange for 8% of each and every sum from future sales up to the amount of $80,850. The term of the Formula Funding Agreement does not have a fixed duration; the Formula Funding Agreement will expire when all sums due to Formula Funding have been paid. During the nine months ended September 30, 2022, the Company made payments of $8,777 and interest of $540; during the nine months ended September 30, 2021, the Company made payments of $16,878  and interest of $1,631.

	$5,479	$14,256

Note payable to American Express in the original amount of $50,000 (the “American Express Note”). Principal payments of $1,782, including interest at the rate of 17% are due monthly through December 1, 2021. During the nine months ended September 30, 2022, the Company made payments of principal and interest in the amounts of $0 and $0, respectively; and during the nine months ended September 30, 2021, the Company made payments of principal and interest in the amounts of $13,186 and $2,164, respectively.	10,901	10,901

Credibly Receivables Purchase Agreement (the “Credibly Agreement”), dated August 23, 2019. Pursuant to the Credibly Agreement, the Company received the amount of $94,800 from Credibly, in exchange for 9% of future receivables up to the amount of $129,876. The term of the Credibly Agreement is for one year and will automatically renew yearly until all outstanding obligations to Credibly have been paid in full. During the nine months ended September 30, 2022, the Company made payments of $0 and interest of $677; and during the nine months ended September 30, 2021, the Company made payments of $19,394 and interest of $19,054.

	34,998	34,998

Total	$51,378	$60,155

Current portion	$51,378	$60,155
Long-term maturities	-	-
Total	$51,378	$60,155

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12. Notes and loans payable – related parties

	September 30, 2022	December 31, 2021
	(unaudited)

Note payable to Katarina Maloney, the Company’s Chief Executive Officer, (the “Maloney Note”) dated October 22, 2017, in the original amount of $411,174, bearing an interest rate of 8% per year and due on demand. Borrowings in the amount of $0 and $34,983 were made on the Maloney Note during the nine months ended September 30, 2022 and 2021, respectively; principal payments of $95,355 and $43,899 were made on this note during the nine months ended September 30, 2022 and 2021, respectively. During the year ended December 31, 2021, principal was also decreased by $2,000 as payment for 10,000,000 shares of Series A Preferred Stock issued to Ms. Maloney. Interest in the amount of $19,234 and $23,125 was accrued on this note during the nine months ended September 30, 2022 and 2021, respectively.

	$294,214	$389,569

Note payable to VCC Europe , a related party, (the “ VCC Europe Note”) dated October 22, 2017, in the original amount of $100,000, bearing an interest rate of 8% per year and due on demand. Principal payments of $0 were made on this note during the nine months ended September 30, 2022 and 2021; interest in the amount of $3,474 was accrued on this note during the nine months ended September 30, 2022 and 2021.	$58,064	58,064

Total	$352,278	$447,633

Current portion	$352,278	$447,633
Long-term maturities	-	-
Total	$352,278	$447,633

13. Simple Agreement for Future Equity—SAFE

On July 21, 2020, the Company entered into the SAFE Transaction with three investors (the “SAFE Investors”) (see note 14).  The SAFE transaction consists of a stock purchase agreement and simple agreement for future equity. A single agreement was entered into which consisted of the following terms:

On July 21, 2020, the Company entered into the SAFE Transaction with three investors (the “SAFE Investors”) (see note 14).  The SAFE transaction consists of a stock purchase agreement and simple agreement for future equity. A single agreement was entered into which consisted of the following terms:

•	In exchange for $299,000 the Company agreed to issue to the SAFE Investors common shares or membership interests in the Company equal to an aggregate 23.75% of all membership interests or common shares outstanding on a fully diluted basis (“Purchased Shares”).

•	The funding is to be used only for purchasing a public company to complete a going public transaction (the “Transaction”) for the Company through a reverse merger/share exchange process into a public company (“Pubco”).

•	The SAFE Investor’s ownership interest in Pubco is subject to anti-dilution provisions such that the SAFE Investors shall receive additional shares in any dilution event including dividends, stock splits, merger, consolidation, asset sales, issuance of shares, etc.

•	The SAFE Investors received a put option for the payment of $1,000. If any government agency proceeds with an action that challenges the going public transaction that is not cured to the reasonable satisfaction of the Investors, the Company shall refund the Investors $299,000. In this event, any shares issued to the Investors shall be automatically cancelled.

•	The Company was obligated to use the funds for the process of completing the Transaction.

•	The $300,000 cash contribution by the Investors shall be repaid upon capital raises after the Transaction or by MCNB, payable in tranches as follows: (i) $100,000 when $1,500,000 is raised; (ii) an additional $100,000 when $3,000,000 is raised; (iii) the final $100,000 when $5,000,000.

•	If the Transaction is aborted or fails at any time, the Company shall return the $300,000 to the Investors. If the failure is due to actions or inactions of the Company, the Company shall pay the Investors an additional $20,000. Upon this condition, the equity issued to the Investors shall be cancelled.

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To determine how to account for the issuance of the Shares and Promissory Note entered into on July 21, 2020, we reviewed the following authoritative accounting literature:

1. Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) 470, Debt (“ASC 470”)

2. FASB ASC 480, Distinguishing Liabilities from Equity (“ASC 480”)

3. FASC ASC 815, Derivative and Hedging (“ASC 815”)

Based on the terms of the transaction, we considered this as two related transactions consisting of an equity and debt securities:

(1) The issuance of an equity interest in MCNB would be registered as part of the PubCo transaction (“Equity Investment” or “Purchased Shares”); and (2) A non-interest bearing promissory note due upon future financing, with a put option (“Debt Investment” or “Promissory Note”).

Valuation of the Equity Investment

We utilized a market approach to determine the enterprise value of the Company, and reduced this value by a discount for lack of marketability. The fair value of the purchased shares under this approach was determined to be $137,000.

Valuation of the Other Liability Investment

The fair value of the Other Liability was valued using a Probability–Weighted Expected Return Method since they consider the effects of the liquidation preferences and the liquidation time frame. The scenarios which we applied a Probability–Weighted Expected Return Method (PWERM) included the following Liquidity events:

A: The transaction to IPO fails and the note becomes due and payable. This scenario was estimated to occur 15% of the time. Under this scenario, the company is expected to be insolvent and the return to the note holder is expected to be zero.

B: The put option is exercised by the Investors. This scenario was estimated to occur 5% of the time. Under this scenario, the company is expected to be distressed and the return to the note holder is expected to be zero.

C: The IPO transaction is completed. This scenario is estimated to occur 80% of the time. Under this scenario, the company is expected to pay the note as capital is raised

The fair value of the other liability under this approach was determined to be $163,000.

14. Stockholders’ equity

Common stock

The Company has authorized 750,000,000 shares of common stock, $0.00001 par value. The Company had 100,000,000 shares of common stock issued and outstanding at September 30, 2022 and December 31, 2021.

Common stock transactions during the nine months ended September 30, 2022

None.

Common stock transactions during the nine months ended September 30, 2021

F-46

During the nine months ended September 30, 2021, the Company sold 250,000 shares of common stock for gross proceeds of $25,000 ($0.10 per share).

Preferred Stock

The Company is authorized to issue 50,000,000 shares of Preferred stock, par value $0.00001.  The Company has designated 10,000,000 shares of preferred stock as Series A. The Series A Preferred Stock has voting rights in an amount equal to 90.01% of the total vote with respect to any and all matters presented to the stockholders. The Series A Preferred Stockholders also are entitled to elect all of the Company’s directors and remove from office such directors.

Preferred stock transactions during the nine months ended September 30, 2022

None.

Preferred stock transactions during the nine months ended September 30, 2021

None.

15. Related party transactions

On July 21, 2020, the Company entered into the SAFE Transaction with three investors (the “SAFE Investors”). A single agreement was entered into; one of the SAFE Investors is a related party. The SAFE transaction consists of a stock purchase agreement and simple agreement for future equity (see Note 13).

As of September 30, 2022 and December 31, 2021, the Company has accounts payable due to a related party in the amount of $96,100 and $100,000, respectively, for consulting expenses related to the Company going public. These amounts are included in accounts payable on the Company’s balance sheet.

16. Subsequent events

The Company has evaluated events occurring subsequent to September 30, 2022 through the date these financial statements were issued and noted no items requiring disclosure.

On December 31, 2022, VCC Europe Corporation (the “Transferor”) entered into a Transfer of Interest agreement with Katerina Maloney whereby the Transferor’s rights and ownership interest in Promissory Note Number 010720131001 was transferred to Katerina Maloney. As a result, the amount owed on the promissory note, $100,000 plus interest, will be paid to Katerina Maloney in accordance with the terms and conditions of Promissory Note Number 010720131001.

F-47

60,211,450 Shares of Common Stock

MCNB HOLDING CORPORATION

PROSPECTUS

February 14, 2023

Until ____________, 2022, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The table below lists various expenses payable in connection with the sale and distribution of the securities being registered hereby. All the expenses are estimates, except the Securities and Exchange Commission (“SEC”) registration fee. All such expenses will be borne by the Company.

Type	Amount
SEC Registration Fee	$558
Printing and Mailing Costs	0
Legal Fees and Expenses	20,000
Accounting Fees and Expenses	28,000
Total Expenses	$48,558

Item 14. Indemnification of Directors and Officers

Nevada law allows us to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Company, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Our articles of incorporation provide that the Company shall indemnify a director or officer of the Company who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer was a party because the director or officer is or was a director or officer of the Company against reasonable attorney fees and expenses incurred by the director or officer in connection with the proceeding. The Company may indemnify an individual made a party to a proceeding because the individual is or was a director, officer, employee or agent of the Company against liability if authorized in the specific case after determination, in the manner required by the board of directors, that indemnification of the director, officer, employee or agent, as the case may be, is permissible in the circumstances because the director, officer, employee or agent has met the standard of conduct set forth by the board of directors. The indemnification and advancement of attorney fees and expenses for directors, officers, employees and agents of the Company shall apply when such persons are serving at the Company’s request while a director, officer, employee or agent of the Company, as the case may be, as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, whether or not for profit, as well as in their official capacity with the Company. The Company also may pay for or reimburse the reasonable attorney fees and expenses incurred by a director, officer, employee, or agent of the Company who is party to a proceeding in advance of final disposition of the proceeding. The Company also may purchase and maintain insurance on behalf of an individual arising from the individual’s status as a director, officer, employee, or agent of the Company, whether or not the Company would have power to indemnify the individual against the same liability under the law.

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Our bylaws provide that the directors shall cause the Company to indemnify a director or former director of the Company and the directors may cause the Company to indemnify a director or former director of a corporation of which the Company is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually, and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a director of the Company or a director of such corporation, including an action brought by the Company or corporation. Each director of the Company on being elected or appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

In addition, the bylaws provide that the directors may cause the Company to indemnify an officer, employee, or agent of the Company or of a corporation of which the Company is or was a shareholder (notwithstanding that he is also a director), and his or her heirs and personal representatives against all costs, charges and expenses incurred by him or them and resulting from his or her acting as an officer, employee or agent of the Company or corporation. The bylaws also provide that the Company shall indemnify the Secretary or an Assistance Secretary of the Company (if he is not a full-time employee of the Company and notwithstanding that he is also a director), and his or her respective heirs and legal representatives against all costs, charges and expenses incurred by him or them and arising out of the functions assigned to the Secretary by the Corporation Act or these bylaws and each such Secretary and Assistant Secretary, on being appointed is deemed to have contracted with the Company on the terms of the foregoing indemnity.

The bylaws provide that the directors may cause the Company to purchase and maintain insurance for the benefit of a person who is or was serving as a director, officer, employee, or agent of the Company or as a director, officer, employee, or agent of a corporation of which the Company is or was a shareholder and his or her heirs or personal representatives against a liability incurred by him as a director, officer, employee, or agent.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

The following is a summary of transactions by us within the past three years involving sales or our securities that were not registered under the Securities Act.

On December 7, 2021, the Company issued 10,000,000 shares of Series A Preferred Stock to its Chief Executive Officer for cash of $2,000. This amount was deducted from the note payable due to the Chief Executive Officer. As a result of this issuance, Katarina Maloney holds 90.01% of the voting power of the Company’s issued and outstanding shares of capital stock.

On December 27, 2020, the Company issued 1,749,999 shares of common stock to Dark Alpha Capital LLC in exchange for services/consultancy.

On August 9, 2021, the Company issued 250,000 shares of common stock to Beau Hodson in exchange for a paid investment in the Company.

On May 6, 2020, the Company issued 50,000 shares of common stock to Ali Nasir in exchange for employment services.

On September 1, 2020 the Company issued 3,000,000 shares of common stock to Michael Pierce in exchange for consulting services.

On September 1, 2020, the Company issued 1,000,000 shares of common stock to Rogene West in exchange for services/consultancy.

On July 21, 2022, pursuant to a reverse triangular merger with MCNB USA, MCNB Holding issued 93,950,001 shares of its common stock to MCNB USA shareholders. This issuance took place retroactively. As a result, no shares changed hands.

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Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits.

The following exhibits are filed with or incorporated by referenced in this report:

Item No.	Description
3.1	Articles of Incorporation of the registrant dated December 4, 2020
3.2	Bylaws of registrant
5	Opinion of Counsel
10.2	Katarina Maloney Employment Contract
10.3	Ali Nasir Employment Contract
21.1	List of subsidiaries
23.2	Consent of Independent Registered Public Accounting Firm
107	Filing Fee Table

__________________

(b) Financial Statement Schedules.

None.

Item 17. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act “may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(a)	Rule 415 Offering. The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California on February 14, 2023.

MCNB HOLDING CORPORATION

By: /s/ Katarina Maloney
Name: Katarina Maloney
Title: President, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Katarina Maloney Katarina Maloney	President and Chief Executive Officer	February 14, 2023

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